Filed Pursuant to Rule 424(b)(5)
Registration No. 333-218635

PROSPECTUS SUPPLEMENT	Subject to Completion, Preliminary Prospectus
(To prospectus dated June 26, 2017)	Supplement dated September 26, 2019

Shares

Urstadt Biddle Properties Inc.
% Series K Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per share)

Urstadt Biddle Properties Inc. is offering          shares of          % Series K Cumulative Redeemable Preferred Stock, par value $0.01 per share, which we refer to in this prospectus supplement as the Series K Preferred Stock.

Holders of shares of the Series K Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us, out of our funds legally available for the payment of dividends, preferential cumulative dividends payable in cash at the rate per annum of $           per share of the Series K Preferred Stock, which is equivalent to a rate of %           per annum of the $25.00 per share liquidation preference. These dividends are cumulative from, and including, the date of original issue and will be payable in arrears for each quarterly period ending January 31, April 30, July 31 and October 31 on January 31, April 30, July 31 and October 31 of each year, respectively, or, if any such date is not a business day, no later than the next succeeding business day. The first dividend on the Series K Preferred Stock is payable on January 31, 2020, with respect to the period from, and including, the date of original issue of the Series K Preferred Stock to, but excluding, January 31, 2020, in the amount of $           per share. The Series K Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless redeemed or otherwise repurchased by us or converted by the holders in connection with a Change of Control (as defined in this prospectus supplement). The Series K Preferred Stock is not redeemable by us prior to October           , 2024, except under circumstances where it is necessary to preserve our status as a real estate investment trust, or REIT, for U.S. federal income tax purposes and except as described below upon the occurrence of a Change of Control. On and after October           , 2024, we may, at our option, redeem any or all of the Series K Preferred Stock for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends, if any, to but not including the redemption date (subject to the exception described below).

In addition, upon the occurrence of a Change of Control, we may, subject to certain conditions and at our option, redeem the Series K Preferred Stock, in whole or in part, within 120 days after the date of the Change of Control, for a cash redemption price per share of Series K Preferred Stock equal to $25.00 plus all accrued and unpaid dividends thereon (whether or not declared) to, but not including, the redemption date.

Upon the occurrence of a Change of Control, each holder of Series K Preferred Stock will have the right (subject to our election to redeem the Series K Preferred Stock in whole or in part, as described above, prior to the applicable conversion date) to convert all or part of the shares of Series K Preferred Stock held by such holder on the applicable conversion date into a number of shares of our Class A common stock, par value $0.01 per share, for each share of Series K Preferred Stock equal to the lesser of:

●	the quotient obtained by dividing (i) the sum of $25.00 plus the amount of any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the conversion date (unless the applicable conversion date is after a record date set for payment of a dividend on the Series K Preferred Stock and on or prior to the corresponding payment date for such dividend, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Class A Common Share Price (as defined in this prospectus supplement); and

●	, or the Share Cap, subject to certain adjustments;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.

The Series K Preferred Stock has not been rated. No current market exists for the Series K Preferred Stock. We intend to apply to list the Series K Preferred Stock on the New York Stock Exchange, or the NYSE, under the symbol "UBPPRK." If this application is approved, trading of the Series K Preferred Stock on the NYSE is expected to begin within 30 days following initial delivery.

There are restrictions on ownership of the Series K Preferred Stock intended to preserve our qualification as a REIT for federal income tax purposes. See "Description of the Series K Preferred Stock — Restrictions on Ownership and Transfer."

Investing in the Series K Preferred Stock involves risks. You should read the sections titled "Risk Factors" beginning on page S-7 of this prospectus supplement and on page 2 of the accompanying prospectus before buying the Series K Preferred Stock. You should also read carefully the risk factors described in our Annual Report on Form 10-K for the fiscal year ended October 31, 2018, before investing in the Series K Preferred Stock.

	Per Share	Total(1)
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$
____________________

(1)	Assumes no exercise of the underwriters' over-allotment option.

We have granted the underwriters the right to purchase up to          additional shares of Series K Preferred Stock solely to cover over-allotments, if any, on the same terms and conditions set forth above within 30 days of the date of this prospectus supplement. If the underwriters exercise their over-allotment option in full, the total public offering price will be $          , the total underwriting discounts and commissions will be $          and the total proceeds, before expenses, to us will be $          .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of the Series K Preferred Stock on or about October          , 2019, only in book-entry form through the facilities of The Depository Trust Company.

Joint Book-Running Managers

Wells Fargo Securities	BMO Capital Markets

The date of this prospectus supplement is September          , 2019.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with different information. Neither we nor the underwriters are making an offer of the Series K Preferred Stock in any jurisdiction where an offer or sale is not permitted. You should not assume that the information appearing or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates of the prospectus supplement and the accompanying prospectus or the date of the document incorporating by reference such information.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Series K Preferred Stock we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, provides more general information about securities that we may offer from time to time, some of which may not apply to the Series K Preferred Stock we are offering hereby. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. This prospectus supplement adds, updates and changes information contained in the accompanying prospectus. To the extent information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus supplement to the terms "we," "us," "our" and “our company” refer to Urstadt Biddle Properties Inc. and its subsidiaries.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents they incorporate by reference may contain "forward-looking" statements as described in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We generally identify forward-looking statements by the use of such words as "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "seek," "should," "will," or variations of such words or other similar expressions and the negatives of such words.

All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, our intended use of the net proceeds of this offering, dividends and acquisitions (including the amount and nature thereof), business strategies, expansion and growth of our operations, expected leasing results and other such matters, are forward-looking statements. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity or performance. Any or all of our forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference may turn out to be inaccurate. Such statements are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance or achievements, financial and otherwise, may differ materially from the results, performance or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

●	economic and other market conditions, including local real estate and market conditions, that could impact us, our properties or the financial stability of our tenants;
●	financing risks, such as the inability to obtain debt or equity financing on favorable terms, as well as the level and volatility of interest rates;
●	any difficulties in renewing leases, filling vacancies or negotiating improved lease terms;
●	the inability of our properties to generate revenue increases to offset expense increases;
●	environmental risk and regulatory requirements;
●	risks of real estate acquisitions and dispositions (including the failure of transactions to close);
●	risks of operating properties through joint ventures that we do not fully control; and
●	risks related to our status as a REIT, including the application of complex federal income tax regulations that are subject to change.

In addition, we discuss certain factors in our Annual Report on Form 10-K for the fiscal year ended October 31, 2018 under "Item 1A. Risk Factors" and in other reports we have filed with the Securities and Exchange Commission, or the SEC, that could cause future events and actual results, performance or achievements to differ materially from the results, performance or achievements expressed in or implied by the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference.

Any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made, except as may be required to fulfill our obligations under United States securities laws.

ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the Series K Preferred Stock. Before making a decision to invest in the Series K Preferred Stock, you should read this entire prospectus supplement and the accompanying prospectus, including the risks set forth under the caption "Risk Factors" in this prospectus supplement and in the documents incorporated by reference herein, and the information set forth under the caption "Where You Can Find More Information." Unless otherwise indicated, this prospectus supplement does not reflect the exercise of the underwriters' over-allotment option.

Our Business

We are a self-administered REIT which owns and manages income-producing commercial real estate investments. Our sole business is the ownership of real estate investments, which consist principally of investments in income-producing properties, with a concentration in the metropolitan New York tri-state area outside of the City of New York. Our core properties consist principally of neighborhood and community shopping centers. We seek to identify desirable properties for acquisition, which we acquire in the normal course of business. In addition, we regularly review our portfolio and, from time to time, may sell certain of our properties.

We intend to continue to invest substantially all of our assets in income-producing real estate, with an emphasis on neighborhood and community shopping centers, although we will retain the flexibility to invest in other types of real property. While we are not limited to any geographic location, our current strategy is to invest primarily in properties located in the northeastern region of the United States with a concentration in the metropolitan New York tri-state area outside of the City of New York.

As of August 31, 2019, we owned or had an equity interest in 83 properties comprised of neighborhood and community shopping centers, office properties, single tenant retail or restaurant properties and office/retail mixed use properties located in four states located in the northeastern part of the United States, containing a total of 5.3 million square feet of gross leasable area, or GLA.

Company Information

Our principal executive office is located at 321 Railroad Avenue, Greenwich, Connecticut 06830. Our telephone number is (203) 863-8200. Our website is located at www.ubproperties.com. Information contained on our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

Recent Developments

Dividends

On September 4, 2019, we declared quarterly dividends in the amounts of $0.275 for each share of Class A common stock and $0.245 for each share of common stock. The dividends will be paid on October 18, 2019 to holders of record on October 4, 2019. We also declared the regular quarterly dividends on our 6.75% Series G Cumulative Redeemable Preferred Stock, or the Series G Preferred Stock, and our 6.25% Series H Cumulative Redeemable Preferred Stock, or the Series H Preferred Stock. The dividends were declared in the amount of $0.421875 for each share of Series G Preferred Stock and $0.390625 for each share of Series H Preferred Stock and are payable on October 31, 2019 to holders of record on October 29, 2019.

Proposed Redemption of Series G Preferred Stock

As of the date of this prospectus supplement, we have 3,000,000 shares of Series G Preferred Stock outstanding. On and after October 28, 2019, we may, at our option, redeem shares of the Series G Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share plus all accrued and unpaid dividends to, but excluding, the date fixed for redemption. We intend to redeem all of the outstanding shares of our Series G Preferred Stock using a portion of the net proceeds from this offering. We plan to give a notice of redemption to the holders of the Series G Preferred Stock following the closing of this offering. We anticipate that our notice of redemption will provide for a redemption date on or shortly after October 28, 2019.

The Offering

Issuer	Urstadt Biddle Properties Inc., a Maryland corporation.

Securities Offered	shares ( shares if the underwriters exercise their over-allotment option in full) of our % Series K Cumulative Redeemable Preferred Stock.

Dividends

Holders of shares of the Series K Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us, out of our funds legally available for the payment of dividends, preferential cumulative dividends payable in cash at the rate per annum of $           per share of the Series K Preferred Stock, which is equivalent to a rate of           % per annum of the $25.00 per share liquidation preference. These dividends are cumulative from, and including, the date of original issue of the Series K Preferred Stock, which is expected to be October           , 2019, and are payable in arrears for each quarterly period ending January 31, April 30, July 31 and October 31 on January 31, April 30, July 31 and October 31 of each year, respectively, or, if any such date is not a business day, no later than the next succeeding business day. The first dividend on the Series K Preferred Stock is payable on January 31, 2020, with respect to the period from, and including, the date of original issue of the Series K Preferred Stock to, but excluding, January 31, 2020, in the amount of $           per share. Dividends are payable to holders of record as they appear in our stockholder records at the close of business on the applicable record date determined each quarter by our board of directors, which shall not be more than 30 days preceding the applicable dividend payment date.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series K Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders a $25.00 per share liquidation preference, plus an amount equal to any accrued and unpaid dividends to, but excluding, the date of payment (whether or not declared), without interest, before any distribution of assets may be made to holders of our common stock or Class A common stock or any other class or series of our capital stock ranking junior to the Series K Preferred Stock as to liquidation rights.

Optional Redemption

We will not have the right to redeem the Series K Preferred Stock prior to October          , 2024, except under circumstances where it is necessary to preserve our status as a REIT for U.S. federal income tax purposes and except as described below upon the occurrence of a Change of Control. On and after October          , 2024, we may, at our option, redeem shares of the Series K Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share plus all accrued and unpaid dividends to, but excluding, the date fixed for redemption.

Special Optional Redemption	Upon the occurrence of a Change of Control (whether before or after October , 2024), we may, at our option and subject to certain conditions, redeem the Series K Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for a cash redemption price per share of Series K Preferred Stock equal to $25.00 plus all accrued and unpaid dividends thereon (whether or not declared) to, but not including, the redemption date.

A "Change of Control" occurs when, after the Series K Preferred Stock issue date, the following have occurred and are continuing:

●the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, other than Exempted Persons (as defined in "Description of the Series K Preferred Stock — Special Optional Redemption"), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions, of shares of our common stock and Class A common stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our common stock and Class A common stock entitled to vote generally in the election of directors (and such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts ("ADRs") representing such securities) listed or quoted on the NYSE, the NYSE American or the Nasdaq Stock Market, or the NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the NASDAQ.

Shares of Series K Preferred Stock designated for redemption will not be eligible to be converted upon the occurrence of a Change of Control as described below.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of the Series K Preferred Stock will have the right (unless, prior to the applicable conversion date, we provide notice of our election to redeem such shares of Series K Preferred Stock) to convert all or part of the shares of Series K Preferred Stock held by such holder on the applicable conversion date into a number of shares of Class A common stock for each share of Series K Preferred Stock equal to the lesser of:

●the quotient obtained by dividing (i) the sum of $25.00 plus the amount of any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the applicable conversion date (unless the applicable conversion date is after a record date set for payment of a dividend on the Series K Preferred Stock and on or prior to the corresponding dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Class A Common Share Price (as defined below); and

●          , or the Share Cap, subject to adjustments to the Share Cap for any splits, subdivisions or combinations with respect to the Class A common stock;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement. See "Description of the Series K Preferred Stock — Conversion Rights."

The "Class A Common Share Price" for any Change of Control will be (i) the amount of cash consideration per share of Class A common stock, if the consideration to be received in the Change of Control by holders of shares of Class A common stock is solely cash, and (ii) the average of the closing prices per share of the Class A common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of shares of Class A common stock is other than solely cash (including if such holders do not receive consideration).

The consideration that may be received upon conversion of shares of Series K Preferred Stock in the event of a Change of Control may be subject to adjustment and the receipt of alternative consideration if, in connection with the Change of Control, shares of Class A common stock are converted into or exchanged for cash, securities or other property or assets (including any combination thereof), as more fully described under the caption "Description of the Series K Preferred Stock — Conversion Rights."

If we provide proper notice of redemption of shares of Series K Preferred Stock, holders of shares of Series K Preferred Stock called for redemption will not have any right to convert such shares in connection with the Change of Control, and any shares of Series K Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related redemption date instead of converted on the applicable conversion date.

Except as provided above in connection with a Change of Control, or in connection with the restrictions on ownership and transfer of our stock contained in our charter, the Series K Preferred Stock is not convertible into or exchangeable for any other securities or property.

Notwithstanding any other provision of the Series K Preferred Stock, no holder of the Series K Preferred Stock will be entitled to convert such Series K Preferred Stock into shares of Class A common stock to the extent that receipt of such shares of Class A common stock would cause such holder (or any other person) to exceed the restrictions on ownership and transfer of our stock contained in our charter. See "Description of the Series K Preferred Stock — Restrictions on Ownership and Transfer."

No Maturity, Sinking Fund or Mandatory Redemption

The Series K Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Shares of the Series K Preferred Stock will remain outstanding indefinitely unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of the Series K Preferred Stock have conversion rights, such holders decide to convert the Series K Preferred Stock.

Restrictions on Ownership and Transfer

To maintain our qualification as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, we must meet several requirements regarding the number of our stockholders and concentration of ownership of our shares. Our charter contains provisions that restrict the ownership and transfer of our shares to assist us in complying with these Code requirements. We refer to these restrictions as the "ownership limit." The ownership limit provides that, in general, no person may own more than 7.5% of the aggregate value of all outstanding shares of our stock. See "Description of the Series K Preferred Stock — Restrictions on Ownership and Transfer."

Ranking

The Series K Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up (a) senior to our common stock and Class A common stock and to all other equity securities we issue ranking junior to the Series K Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up, including the Series I participating preferred stock, $0.01 par value per share, or the Series I Preferred Stock, if and when issued, and the Series J participating preferred stock, $0.01 par value per share, or the Series J Preferred Stock, if and when issued, (b) on a parity with the Series G Preferred Stock, the Series H Preferred Stock and with all other equity securities we issue the terms of which specifically provide that such equity securities rank on a parity with the Series G Preferred Stock, the Series H Preferred Stock and the Series K Preferred Stock with respect to dividend rights or other rights upon our liquidation, dissolution or winding up, and (c) junior to all of our existing and future indebtedness and any equity securities we may issue in the future the terms of which specifically provide that such equity securities rank senior to the Series K Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up.

Voting Rights

Holders of the Series K Preferred Stock generally do not have any voting rights, except that, whenever dividends on any shares of the Series K Preferred Stock are in arrears for six or more consecutive or non-consecutive quarterly periods, the holders of shares of the Series K Preferred Stock (subject to certain restrictions) will be entitled to vote separately as a class with all other series of our preferred stock ranking on a parity with the Series K Preferred Stock as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable, for the election of a total of two additional directors of our company.

In addition, so long as the Series K Preferred Stock is outstanding, we will not, without the affirmative vote of holders of at least two-thirds of the shares of the Series K Preferred Stock outstanding at the time, voting separately as a class:

●voluntarily terminate or revoke our status as a REIT;

●amend or repeal provisions of our charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any of the rights of holders of the Series K Preferred Stock; or

●authorize, create or increase the authorized number of shares of any class or series or any security convertible into shares of any class or series ranking senior to the Series K Preferred Stock in distribution on liquidation or in payment of dividends;

provided, however, that, in the case of each of the subparagraphs above, no such vote of holders of Series K Preferred Stock will be required if all outstanding shares of Series K Preferred Stock will have been called for redemption and sufficient funds shall have been deposited in trust to effect the redemption or, in the case of a merger or consolidation, the holders of Series K Preferred Stock will receive in the transaction their liquidation preference plus accrued and unpaid dividends.

Information Right

During any period during which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series K Preferred Stock are outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series K Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act (in each case, based on the dates on which we would be required to file such periodic reports if we were an "accelerated filer" within the meaning of the Exchange Act), and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series K Preferred Stock.

Listing

No current market exists for the Series K Preferred Stock. We intend to apply to list the Series K Preferred Stock on the NYSE under the symbol "UBPPRK." If this application is approved, trading of the Series K Preferred Stock on the NYSE is expected to begin within 30 days following initial delivery. We cannot assure you that our listing application will be approved.

Form	The Series K Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, or DTC, except under limited circumstances.

Use of Proceeds

We intend to use a portion of the net proceeds of this offering to fund the redemption of all of the outstanding shares of our Series G Preferred Stock. We intend to use the remaining net proceeds, if any, for other general corporate purposes, which may include the repayment of outstanding indebtedness, the funding of capital improvements to our existing properties and the acquisition of additional properties. Pending the use of the net proceeds as described above, we may use the net proceeds to make investments in short-term income-producing securities that are consistent with our qualification as a REIT. See "Use of Proceeds" in this prospectus supplement.

Risk Factors

You should read the sections entitled "Risk Factors" beginning on page S-7 of this prospectus supplement and on page 2 of the accompanying prospectus, as well as the risk factors described in our Annual Report on Form 10-K for the fiscal year ended October 31, 2018, for certain considerations relevant to investing in the Series K Preferred Stock.

RISK FACTORS

Investing in the Series K Preferred Stock involves risks. You should carefully consider the risks described in our Annual Report on Form 10-K for the fiscal year ended October 31, 2018 and any subsequent Quarterly Reports on Form 10-Q (which reports are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any other prospectus supplement hereto and post-effective amendments thereto before purchasing the Series K Preferred Stock. The risks and uncertainties described below and in the accompanying prospectus and in our annual report are not the only ones facing us. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become important factors that affect us. Please see the sections titled "Where You Can Find More Information" and "Documents Incorporated by Reference."

If any of the risks described in or incorporated into this prospectus supplement or in the accompanying prospectus occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our stock could decline, and you may lose some or all of your investment.

There is no established market for the Series K Preferred Stock, which may negatively affect its value and your ability to transfer and sell your shares.

The Series K Preferred Stock is a new issue of securities and currently no market exists for the Series K Preferred Stock. We intend to file an application to list the Series K Preferred Stock on the NYSE. However, we cannot assure you that the NYSE will approve the listing of the Series K Preferred Stock. Even if so approved, trading of the Series K Preferred Stock on the NYSE is not expected to begin until some time during the 30-day period following the date of the initial issuance of the Series K Preferred Stock and, in any event, a trading market on the NYSE for the Series K Preferred Stock may never develop or, even if one develops, may not be maintained and may not provide you with adequate liquidity. The liquidity of any market for the Series K Preferred Stock that may develop will depend on a number of factors, including prevailing interest rates, the market for similar securities, general economic conditions, the number of holders of the Series K Preferred Stock, the interests of securities dealers in making a market in the Series K Preferred Stock and our financial condition and operating results. As a result, your ability to transfer or sell the Series K Preferred Stock and the amount you receive upon any sale or transfer could be adversely affected.

Your interests could be limited by the issuance of additional preferred stock and by other transactions.

Our charter authorizes us to issue up to 50,000,000 shares of preferred stock in one or more series with such terms and rights as are determined by our board of directors, without stockholder approval. In addition, our board of directors may amend our charter without action by our stockholders to increase or decrease the number of shares of stock of any class that we are authorized to issue. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Series K Preferred Stock is required for us to authorize, create or issue shares of a class or series of preferred stock with rights to distributions or upon liquidation that are senior to the Series K Preferred Stock; however, the terms of the Series K Preferred Stock do not restrict our ability to incur additional indebtedness or issue shares of preferred stock on a parity with the Series K Preferred Stock. The issuance of additional shares of preferred stock that rank on a parity with or senior to the Series K Preferred Stock as to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up would dilute the interest of the holders of Series K Preferred Stock and any such issuance of preferred stock senior to the Series K Preferred Stock or additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series K Preferred Stock. Other than as and to the extent provided for in the Change of Control conversion right described in this prospectus supplement, the Series K Preferred Stock does not contain any provision limiting our ability to incur or afford the holders of the Series K Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all of our assets or business, that might adversely affect the holders of the Series K Preferred Stock, so long as the rights of the holders of the Series K Preferred Stock are not materially and adversely affected. As a result of a merger or other change of control transaction in which we are not the acquiring or surviving entity, to the extent not converted in connection therewith, the Series K Preferred Stock could be exchanged for preferred securities of the acquiring or surviving entity that have rights and preferences substantially similar to those of the Series K Preferred Stock without the consent of the holders of the Series K Preferred Stock. The preferred securities of the acquiring or surviving entity may not be listed or traded on a national securities exchange. Your ability to dispose of unlisted securities may be limited, if you have the ability to dispose of them at all. Furthermore, the acquiring or surviving entity may be highly leveraged and may be unable to pay the dividend on the preferred securities issued in connection with such merger or other change of control transaction.

The Series K Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series K Preferred Stock. One or more rating agencies could, however, independently determine to issue a rating, which, if issued, could adversely affect the market price of the Series K Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series K Preferred Stock, which could adversely impact the market price of the Series K Preferred Stock. Ratings reflect only the views of the rating agency or agencies issuing the ratings, and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in the judgment of its analysts circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series K Preferred Stock.

The Series K Preferred Stock will rank junior to all of our liabilities and will not limit our ability to incur future indebtedness that will rank senior to the Series K Preferred Stock.

The Series K Preferred Stock will rank junior to all of our liabilities. In the event of our bankruptcy, liquidation or winding up, our assets will be available to pay obligations on the Series K Preferred Stock only after all our indebtedness and other liabilities have been paid. In addition, the Series K Preferred Stock will effectively rank junior to all existing and future liabilities of our subsidiaries and any capital stock of our subsidiaries held by others. The rights of holders of the Series K Preferred Stock to participate in the distribution of assets of our subsidiaries will rank junior to the prior claims of each subsidiary's creditors and any such other equity holders. If we are forced to liquidate our assets to pay creditors, we may not have sufficient assets remaining to pay amounts due on any or all of the Series K Preferred Stock then outstanding. We and our subsidiaries may incur substantial amounts of additional debt and other obligations that will rank senior to the Series K Preferred Stock, and the terms of the Series K Preferred Stock will not limit the amount of such debt or other obligations that we may incur, except that we will not be able to issue preferred stock senior to the Series K Preferred Stock without the approval of holders of at least two-thirds of the shares of the Series K Preferred Stock then outstanding.

The change of control conversion feature may not adequately compensate you upon a change of control of our company, and the change of control conversion and redemption features of the Series K Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company.

Upon a Change of Control, holders of the Series K Preferred Stock will have the right (subject to our redemption rights) to convert all or part of their Series K Preferred Stock into shares of Class A common stock (or equivalent value of alternative consideration), and, under these circumstances, we will also have a special optional redemption right to redeem the Series K Preferred Stock. See "Description of the Series K Preferred Stock — Special Optional Redemption" and "—Conversion Rights." Upon such a conversion, holders of Series K Preferred Stock will not be entitled to receive more than            shares of Class A common stock per share of Series K Preferred Stock. If the Class A Common Share Price is less than $            (which is 50% of the per-share closing sale price of the common stock on September           , 2019), subject to adjustment, holders will receive a maximum of            shares of Class A common stock per share of the Series K Preferred Stock, which may result in a holder receiving value that is less than the liquidation preference of its Series K Preferred Stock. In addition, those features of the Series K Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change in control of our company under circumstances that otherwise could provide the holders of shares of Class A common stock and the Series K Preferred Stock with the opportunity to realize a premium over the then current market price or that holders may otherwise believe is in their best interests.

The market price of the Series K Preferred Stock could be substantially affected by various factors.

No current market exists for the Series K Preferred Stock. Although we intend to apply to list the shares of Series K Preferred Stock on the NYSE, an active trading market on the NYSE may not develop or be maintained, in which case the trading prices of the Series K Preferred Stock may be adversely affected. If any trading market does develop or is maintained, shares of the Series K Preferred Stock may trade at prices higher or lower than their initial offering price. The market price of the Series K Preferred Stock will depend on many factors, which may change from time to time, including:

●	prevailing interest rates, increases in which may have an adverse effect on the market price of the Series K Preferred Stock;

●	trading prices of common and preferred equity securities issued by REITs and other real estate companies;

●	the annual yield from distributions on the Series K Preferred Stock as compared to yields on other financial instruments;

●	general economic and financial market conditions;

●	our issuance of additional preferred equity or debt securities; and

●	our financial condition, results of operation and prospects.

As a result of these and other factors, investors who purchase the Series K Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series K Preferred Stock, including decreases unrelated to our operating performance or prospects.

As a holder of Series K Preferred Stock, you will have limited voting rights.

Your voting rights as a holder of Series K Preferred Stock will be limited. Our Class A common stock and our common stock are the only classes of our securities that carry full voting rights. Voting rights for holders of the Series K Preferred Stock exist primarily with respect to the ability to elect two additional directors to our board of directors in the event that six quarterly dividends (whether or not consecutive) payable on the Series K Preferred Stock are in arrears and with respect to voting on amendments to our charter that materially and adversely affect the terms of the Series K Preferred Stock or create additional classes or series of our stock senior to the Series K Preferred Stock with respect to distributions or upon liquidation. Other than the limited circumstances described in this prospectus supplement, holders of the Series K Preferred Stock will not have any voting rights. See "Description of the Series K Preferred Stock — Voting Rights."

If our Class A common stock or our common stock is delisted, your ability to transfer or sell your shares of the Series K Preferred Stock may be limited and the market value of the Series K Preferred Stock will likely be materially adversely affected.

Other than in connection with a Change of Control, the Series K Preferred Stock does not contain provisions that are intended to protect you if our Class A common stock or our common stock is delisted from the NYSE. Since the Series K Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series K Preferred Stock and receive stated dividends on the Series K Preferred Stock when, as and if authorized by our board of directors and paid by us with no assurance as to ever receiving the liquidation value thereof. In addition, if either our Class A common stock or our common stock is delisted from the NYSE, it is likely that the Series K Preferred Stock will be delisted from the NYSE as well. Accordingly, if our Class A common stock or our common stock is delisted from the NYSE, your ability to transfer or sell your shares of the Series K Preferred Stock may be limited and the market value of the Series K Preferred Stock will likely be materially adversely affected.

Our charter and the articles supplementary thereto establishing the terms of the Series K Preferred Stock, or the Articles Supplementary, contain restrictions upon ownership and transfer of the Series K Preferred Stock.

Our charter and the Articles Supplementary contain restrictions on ownership and transfer of the Series K Preferred Stock intended to assist us in maintaining our qualification as a REIT for federal income tax purposes. See "Description of the Series K Preferred Stock — Restrictions on Ownership and Transfer" in this prospectus supplement. You should consider these ownership limitations prior to your purchase of the Series K Preferred Stock. In addition, the Articles Supplementary provide that notwithstanding any other provision of the Series K Preferred Stock, no holder of Series K Preferred Stock will be entitled to convert such stock into our Class A common stock to the extent that receipt of our Class A common stock would cause the holder to exceed the ownership limitations contained in our charter. The restrictions could also have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series K Preferred Stock.

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on the Series K Preferred Stock is limited by the laws of Maryland. Under the Maryland General Corporation Law, or the MGCL, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities except that distributions may be made from net earnings for the current and the preceding fiscal years or net earnings for the preceding eight fiscal quarters. Accordingly, we may not make a distribution on the Series K Preferred Stock if prohibited by the MGCL.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $            million, or approximately $            million if the underwriters exercise their over-allotment option in full.

We intend to use a portion of the net proceeds of this offering to fund the redemption of all of the outstanding shares of our Series G Preferred Stock. We intend to use the remaining net proceeds from this offering, if any, for other general corporate purposes, which may include:

●	the repayment of outstanding indebtedness, including borrowing under our $100 million unsecured credit facility;

●	the funding of capital improvements to our existing properties; and

●	the acquisition of additional properties.

Pending the use of the net proceeds as described above, we may use the net proceeds to make investments in short-term income-producing securities that are consistent with our qualification as a REIT.

DESCRIPTION OF THE SERIES K PREFERRED STOCK

The following description of certain provisions of the Series K Preferred Stock is intended as a summary only, and you should read this description together with the complete text of our charter and the Articles Supplementary. The capitalized terms used but not otherwise defined in this prospectus supplement have the respective meanings given to them in the Articles Supplementary. Our charter and the Articles Supplementary are each incorporated by reference in this prospectus supplement.

General

Under our charter, we are authorized to issue up to 50,000,000 shares of preferred stock. The shares of preferred stock may be issued from time to time in one or more series, without stockholder approval, with such designations, powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, in each case, if any, as are permitted by Maryland law and as our board of directors may determine by approving a supplement to our charter without any further vote or action by our stockholders. In addition, our board of directors may amend our charter without action by our stockholders to increase or decrease the number of shares of stock of any class that we are authorized to issue. For a discussion of our outstanding series of preferred stock, see “Description of Capital Stock— General.”

Maturity

Prior to the completion of this offering, our board of directors will supplement our charter to classify shares of our authorized preferred stock as shares of the Series K Preferred Stock and authorize the issuance thereof. The holders of Series K Preferred Stock will have no preemptive rights with respect to any shares of our stock. The Series K Preferred Stock will not be subject to any sinking fund, and we have no obligation to redeem or retire the Series K Preferred Stock. Unless redeemed or repurchased by us or converted by the holders in connection with a Change of Control, the Series K Preferred Stock will have a perpetual term, with no maturity.

Our charter and the MGCL permit us to further "reopen" this series, without the consent of the holders of the Series K Preferred Stock, in order to issue additional shares of Series K Preferred Stock. Thus, we may in the future issue additional shares of Series K Preferred Stock without your consent. Any additional shares of Series K Preferred Stock will have the same terms as the shares of Series K Preferred Stock issued in this offering. Any additional shares of Series K Preferred Stock will, together with the Series K Preferred Stock being issued in this offering, constitute a single series of our preferred stock.

Ranking

The Series K Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:

●

senior to our common stock and Class A common stock and to all other equity securities we issue ranking junior to the Series K Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up, including the Series I Preferred Stock, if and when issued, and Series J Preferred Stock, if and when issued;

●

on a parity with the Series G Preferred Stock, the Series H Preferred Stock, and with all other equity securities we issue the terms of which specifically provide that such equity securities rank on a parity with the Series K Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; and

●

junior to all of our existing and future indebtedness and to any equity securities that we may issue in the future the terms of which specifically provide that such equity securities rank senior to the Series K Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up.

Dividends

Holders of shares of the Series K Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us, out of our funds legally available for the payment of dividends, preferential cumulative dividends payable in cash at the rate per annum of $              per share of the Series K Preferred Stock (the "Annual Dividend Rate"), which is equivalent to a rate of              % per annum of the $25.00 per share liquidation preference. These dividends are cumulative from, and including, the date of original issue of the Series K Preferred Stock, which is expected to be October           , 2019, and are payable in arrears for each quarterly period ending January 31, April 30, July 31 and October 31 on January 31, April 30, July 31 and October 31 of each year, respectively, or, if any such date is not a business day, no later than the next succeeding business day. The first dividend on the Series K Preferred Stock is payable on January 31, 2020, with respect to the period commencing on, and including, the date of original issue of the Series K Preferred Stock to, but excluding, January 31, 2020, in the amount of $              per share. Thereafter, the amount of dividends payable on each dividend payment date for the Series K Preferred Stock will be computed by dividing the Annual Dividend Rate by four. The amount of any dividend payable on the Series K Preferred Stock with respect to any other period (that is shorter or longer than one full quarterly period), including, without limitation, the dividend for the first dividend period which is payable on January 31, 2020, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record as they appear in our stockholder records at the close of business on the applicable record date determined each quarter by our board of directors, which shall not be more than 30 days preceding the applicable dividend payment date.

We will not declare dividends on outstanding shares of the Series K Preferred Stock or pay or set apart for payment dividends on the Series K Preferred Stock at any time if the terms and provisions of any agreement of our company, including any agreement relating to our indebtedness, prohibits the declaration, payment or setting apart for payment or provides that the declaration, payment or setting apart for payment would constitute a breach or a default under the agreement, or if the declaration, payment or setting apart is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series K Preferred Stock accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are authorized or declared. Accrued but unpaid dividends on the Series K Preferred Stock do not bear interest and holders of the Series K Preferred Stock are not entitled to any distributions in excess of full cumulative distributions described above.

Except as described in the next sentence, no dividends will be authorized, declared and paid or authorized, declared and set apart for payment on any of our capital stock ranking, as to dividends, on a parity with the Series K Preferred Stock (other than a dividend in shares of common stock or Class A common stock or in shares of any other class of stock ranking junior to the Series K Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof is set apart for such payment on outstanding shares of the Series K Preferred Stock for all past dividend periods. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series K Preferred Stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series K Preferred Stock, all dividends authorized and declared upon the Series K Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series K Preferred Stock will be authorized and declared ratably so that the amount of dividends authorized and declared per share of Series K Preferred Stock and such other series of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series K Preferred Stock and such other series of preferred stock (which will not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other.

Except as described in the immediately preceding paragraph, unless full cumulative dividends on outstanding shares of the Series K Preferred Stock have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, we will not declare or pay or set aside for payment dividends (other than in shares of our common stock or

Class A common stock or other shares of capital stock ranking junior to the Series K Preferred Stock as to dividends and upon liquidation), declare or make any other distribution on our common stock or Class A common stock, or any other capital stock ranking junior to or on a parity with the Series K Preferred Stock as to dividends or upon liquidation, or redeem, purchase or otherwise acquire for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any of our shares of common stock or Class A common stock or any other shares of our capital stock ranking junior to or on a parity with the Series K Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for our other capital stock ranking junior to the Series K Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving our qualification as a REIT).

Holders of shares of the Series K Preferred Stock are not entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series K Preferred Stock as described above. Any dividend payment made on shares of the Series K Preferred Stock is first credited against the earliest accrued but unpaid dividend due with respect to those shares which remains payable. So long as no dividends are in arrears, we are entitled at any time and from time to time to repurchase shares of Series K Preferred Stock in open-market transactions duly authorized by our board of directors and effected in compliance with applicable laws.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series K Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders a $25.00 per share liquidation preference, plus an amount equal to any accrued and unpaid dividends to, but excluding, the date of payment (whether or not declared), but without interest, before any distribution of assets may be made to holders of our common stock or Class A common stock or any other class or series of our capital stock ranking junior to the Series K Preferred Stock as to liquidation rights. However, the holders of the shares of Series K Preferred Stock are not entitled to receive the liquidating distribution described above until the liquidation preference of any other series or class of our capital stock hereafter issued ranking senior as to liquidation rights to the Series K Preferred Stock has been paid in full. The holders of Series K Preferred Stock and all series or classes of our capital stock ranking on a parity as to liquidation rights with the Series K Preferred Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such capital stock, in any distribution (after payment of the liquidation preference of any of our capital stock ranking senior to the Series K Preferred Stock as to liquidation rights) which is not sufficient to pay in full the aggregate of the amounts of the liquidating distributions to which they would otherwise be respectively entitled. Holders of Series K Preferred Stock are entitled to written notice of any liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series K Preferred Stock have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or entity or of any other corporation with or into our company, or the sale, lease or conveyance of all or substantially all of our property or business, is not deemed to constitute our liquidation, dissolution or winding up.

The Articles Supplementary provide that, in determining whether a distribution to holders of Series K Preferred Stock (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of our stock or otherwise is permitted under the MGCL, no effect will be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of our stock whose preferential rights upon dissolution are superior to those receiving the distribution.

Optional Redemption

The Series K Preferred Stock is not redeemable by us prior to October           , 2024, except under circumstances where it is necessary to preserve our status as a REIT for U.S. federal income tax purposes and except as described below upon the occurrence of a Change of Control. On and after October           , 2024, we may, at our option, upon not less than 30 nor more than 90 days' written notice, redeem shares of the Series K Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends to, but excluding, the date fixed for redemption.

If the redemption date is after the record date set for the payment of a dividend on the Series K Preferred Stock and prior to the corresponding dividend payment date, the amount of such accrued and unpaid dividend will not be included in the redemption price. The holder of the Series K Preferred Stock at the close of business on the applicable dividend record date will be entitled to the dividend payment on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior the dividend payment date.

In order to ensure that we remain qualified as a REIT under the Code, we will have the right to purchase from a holder of shares of Series K Preferred Stock at any time any shares of Series K Preferred Stock held by such holder in excess of 7.5% of the value of our outstanding capital stock in accordance with the provisions of our charter. See "—Restrictions on Ownership and Transfer" for additional information about ownership limitations with respect to our Series K Preferred Stock.

Special Optional Redemption

Upon the occurrence of a Change of Control, regardless of whether the Change of Control occurs prior to or after October           , 2024, we will have the option to redeem the Series K Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, for a cash redemption price per share equal to $25.00 plus all accrued and unpaid dividends thereon (whether or not declared) to, but not including, the redemption date (unless the redemption date is after a record date set for the payment of a dividend on the Series K Preferred Stock and on or prior to the corresponding dividend payment date, in which case the amount of such accrued and unpaid dividend will not be included in the redemption price), upon the giving of notice, as provided below.

A "Change of Control" occurs when, after the Series K Preferred Stock issue date, the following have occurred and are continuing:

●

the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d) (3) of the Exchange Act, other than Exempted Persons (as defined below), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions, of shares of our common stock and Class A common stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our common stock and Class A common stock entitled to vote generally in the election of directors (and such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed or quoted on the NYSE, the NYSE American or the NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the NASDAQ.

If, prior to the date fixed for conversion of Series K Preferred Stock in connection with a Change of Control, as described more fully below, we provide notice of redemption of shares of Series K Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption rights), holders of such shares of Series K Preferred Stock will not be entitled to convert their shares as described below under "—Conversion Rights."

"Exempted Person" means (i) Charles J. Urstadt; (ii) Willing L. Biddle; (iii) any Urstadt Family Member or any Biddle Family Member (each, as hereinafter defined); (iv) any executor, administrator, trustee or personal representative who succeeds to the estate of Charles J. Urstadt, Willing L. Biddle, an Urstadt Family Member or a Biddle Family Member as a result of the death of such individual, acting in their capacity as an executor, administrator, trustee or personal representative with respect to any such estate; (v) a trustee, guardian or custodian holding property for the primary benefit of Charles J. Urstadt, Willing L. Biddle, any Urstadt Family Member or any Biddle Family Member; (vi) any corporation, partnership, limited liability company or other business organization that is directly or indirectly controlled by one or more persons or entities described in clauses (i) through (v) hereof and is not controlled by any other person or entity; and (vii) any charitable foundation, trust or other not-for-profit organization for which one or more persons or entities described in clauses (i) through (vi) hereof controls the investment and voting decisions in respect of any interest in our company held by such organization. For sake of clarity with respect to clause (vi) above, "control" includes the power to control the investment and voting decisions of any such corporation, partnership, limited liability company or other business organization.

The term "Urstadt Family Member" means and includes the spouse of Charles J. Urstadt, the descendants of the parents of Charles J. Urstadt, the descendants of the parents of the spouse of Charles J. Urstadt, the spouses of any such descendant and the descendants of the parents of any spouse of a child of Charles J. Urstadt. For this purpose, an individual's "spouse" includes the widow or widower of such individual, and an individual's "descendants" includes biological descendants and persons deriving their status as descendants by adoption.

The term "Biddle Family Member" means and includes the spouse of Willing L. Biddle, the descendants of the parents of Willing L. Biddle, the descendants of the parents of the spouse of Willing L. Biddle, the spouses of any such descendant and the descendants of the parents of any spouse of a child of Willing L. Biddle. For this purpose, an individual's "spouse" includes the widow or widower of such individual, and an individual's "descendants" includes biological descendants and persons deriving their status as descendants by adoption.

Redemption Procedures

We will give notice of redemption by mail, postage prepaid, not less than 30 nor more than 90 days prior to the redemption date, addressed to the respective holders of record of the Series K Preferred Stock to be redeemed at their respective addresses as they appear on our stock transfer records. No failure to give such notice or any defect in the notice or in the mailing of the notice will affect the validity of the proceedings for the redemption of any shares of Series K Preferred Stock except as to a holder to whom notice was defective or not given. Each notice will state:

●	the redemption date;
●	the redemption price;
●	the number of shares of Series K Preferred Stock to be redeemed;
●	the place or places where the Series K Preferred Stock is to be surrendered for payment of the redemption price;
●	that dividends on the shares to be redeemed will cease to accrue on such redemption date; and
●

if such redemption is being made in connection with a Change of Control, holders of Series K Preferred Stock being so called for redemption will not be able to tender such shares of Series K Preferred Stock for conversion in connection with the Change of Control and that each share of Series K Preferred Stock tendered for conversion that is called, prior to the Change of Control conversion date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control conversion date.

Notwithstanding the foregoing, no notice of redemption will be required where we elect to redeem Series K Preferred Stock to preserve our REIT qualification.

If we redeem less than all of the Series K Preferred Stock held by any holder, the notice mailed to such holder will also specify the number of shares of Series K Preferred Stock held by such holder to be redeemed. If fewer than all of the outstanding shares of Series K Preferred Stock are to be redeemed, the shares to be redeemed will be selected by lot or pro rata.

In any redemption of Series K Preferred Stock, the redemption price will include any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date with respect to the Series K Preferred Stock and prior to the corresponding dividend payment date, in which case each holder of Series K Preferred Stock at the close of business on the applicable dividend record date is entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date.

If we have given notice of redemption of any shares of Series K Preferred Stock and have set apart for payment the funds necessary for the redemption for the benefit of the holders of any shares of Series K Preferred Stock called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Series K Preferred Stock, the shares of Series K Preferred Stock will no longer be deemed outstanding and all rights of the holders of the shares will terminate, except the right to receive the redemption price.

If full cumulative dividends on the Series K Preferred Stock have not been paid or declared and set apart for payment for all prior dividend periods, we may not redeem any Series K Preferred Stock unless we simultaneously redeem all outstanding shares of Series K Preferred Stock, and we will not purchase or otherwise acquire directly or indirectly any shares of Series K Preferred Stock (except by exchange for shares of our capital stock ranking junior to the Series K Preferred Stock as to dividends and upon liquidation). Notwithstanding the foregoing, we may purchase excess stock in order to ensure that we continue to meet the requirements for qualification as a REIT or any purchase or exchange offer made on the same terms to holders of all outstanding shares of Series K Preferred Stock. So long as no dividends are in arrears, we are entitled at any time and from time to time to repurchase shares of Series K Preferred Stock in open-market transactions duly authorized by our board of directors and effected in compliance with applicable law.

Voting Rights

Holders of the Series K Preferred Stock do not have any voting rights, except as described below.

Whenever dividends on any shares of Series K Preferred Stock are in arrears for six or more consecutive or nonconsecutive quarterly periods, the number of directors then constituting our board of directors will be increased by two (if not already increased by reason of a similar arrearage with respect to any parity preferred (as defined below)), and the holders of the shares of Series K Preferred Stock will be entitled to vote separately as a class with all other series of preferred stock ranking on a parity with the Series K Preferred Stock as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable, including, in that instance, the Series G Preferred Stock and the Series H Preferred Stock ("parity preferred"), in order to fill the newly created vacancies, for the election of a total of two additional directors of our company (the "preferred stock directors") at an annual meeting of stockholders or a special meeting of the Series K Preferred Stock and called by us at the request of holders of record of at least 10% of the Series K Preferred Stock or the holders of record of at least 10% of any series of parity preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual meeting of stockholders), and at each subsequent annual meeting until (or, if the directors are divided into classes, at the conclusion of the terms of each preferred stock director) all dividends accrued on the shares of Series K Preferred Stock and parity preferred for the past dividend periods and the dividend for the then current dividend period are fully paid. In the event our directors are divided into classes, each vacancy will be apportioned among the classes of directors to prevent stacking in any one class and to ensure that the number of directors in each of the classes of directors are as nearly equal as possible.

Each preferred stock director, as a qualification for election (and regardless of how elected), will submit to our board of directors a duly executed, valid, binding and enforceable letter of resignation from the board of directors, to be effective upon the date upon which all dividends accrued on the shares of Series K Preferred Stock and parity preferred for the past dividend periods and the dividend for the then current dividend period are fully paid, at which time the terms of office of all persons elected as preferred stock directors by the holders of the Series K Preferred Stock and any parity preferred will, upon the effectiveness of their respective letters of resignation, terminate, and the number of directors then constituting the board of directors will be reduced accordingly. A quorum for any meeting will exist if at least a majority of the outstanding shares of Series K Preferred Stock and shares of parity preferred upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at the meeting.

The preferred stock directors will be elected upon the affirmative vote of a plurality of the shares of Series K Preferred Stock and parity preferred (regardless of liquidation preference) present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accrued dividends and the dividends for the then current dividend period on the Series K Preferred Stock are paid in full, the holders of Series K Preferred Stock will be divested of the foregoing voting rights (subject to revesting each and every time dividends on the Series K Preferred Stock are in arrears for six or more consecutive or non-consecutive quarterly periods).

Any preferred stock director may be removed at any time with or without cause by, and will not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series K Preferred Stock when they have the voting rights described above (voting separately as a class with all series of parity preferred upon which like voting rights have been conferred and are exercisable). So long as dividends on the Series K Preferred Stock continue to be in arrears, any vacancy in the office of a preferred stock director may be filled by written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series K Preferred Stock when they have the voting rights described above (voting separately as a class with all series of parity preferred upon which like voting rights have been conferred and are exercisable). The preferred stock directors will each be entitled to one vote per director on any matter properly coming before our board of directors.

Notwithstanding the foregoing, in no event will the holders of Series K Preferred Stock be entitled to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any securities exchange on which any class or series of our stock is listed.

So long as any shares of Series K Preferred Stock are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of Series K Preferred Stock outstanding at the time, voting separately as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting:

●	voluntarily terminate or revoke our status as a REIT;
●

amend, alter or repeal any of the provisions of our charter or the Articles Supplementary (whether by merger, consolidation or otherwise (an "Event")) so as to materially and adversely affect any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Series K Preferred Stock or the holders thereof; or

●

authorize, create or increase the authorized number of shares of any class or series or any security convertible into shares of any class or series of our stock ranking senior to the Series K Preferred Stock as to distribution on any liquidation, dissolution or winding up or as to the payment of dividends;

provided, however, that, in the case of each of the subparagraphs above, no such vote of the holders of Series K Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, all outstanding shares of Series K Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption or, in the case of an Event, regardless of the date of the transaction, the holders of the Series K Preferred Stock receive in the transaction their liquidation preference plus accrued and unpaid dividends.

With respect to the occurrence of any Event described above, so long as the Series K Preferred Stock (or any equivalent class or series of stock issued by the surviving corporation in any merger or consolidation to which we became a party) remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event will not be deemed to materially and adversely affect any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of holders of the Series K Preferred Stock. Any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or any increase in the amount of the authorized shares of such series, in each case ranking on a parity with or junior to the Series K Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or the issuance of additional shares of Series K Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, will not be deemed to materially and adversely affect any preferences, conversion and other rights, voting power, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of holders of the Series K Preferred Stock.

Conversion Rights

Upon the occurrence of a Change of Control, unless, prior to the date fixed for such conversion, we provide notice of redemption of such shares of Series K Preferred Stock as described above under "—Optional Redemption" or "—Special Optional Redemption," then, unless holders of the Series K Preferred Stock will receive the Alternative Form Consideration as described below, each holder of Series K Preferred Stock will have the right to convert all or part of the Series K Preferred Stock held by such holder into a number of shares of Class A common stock per share of Series K Preferred Stock to be so converted, or the Class A Common Share Conversion Consideration, equal to the lesser of:

●

the quotient obtained, which we refer to as the Conversion Rate, by dividing (i) the sum of $25.00 plus the amount of any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the applicable date fixed for conversion (unless the applicable conversion date is after a record date set for the payment of a dividend on the Series K Preferred Stock and on or prior to the corresponding dividend payment date, in which case the amount of such accrued and unpaid dividend will not be included in this sum), by (ii) the Class A Common Share Price (as defined below); and

●	, or the Share Cap, subject to certain adjustments described below.

The "Class A Common Share Price" for any Change of Control will be (i) the amount of cash consideration per share of Class A common stock, if the consideration to be received in the Change of Control by holders of shares of Class A common stock is solely cash, and (ii) the average of the closing price per share of Class A common stock on the NYSE, the NYSE American or the NASDAQ for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of shares of Class A common stock is other than solely cash (including if such holders do not receive consideration).

The Share Cap will be subject to pro rata adjustments for any stock splits (including those effected pursuant to a Class A common stock dividend), subdivisions or combinations (in each case, a "Share Split") with respect to our Class A common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of Class A common stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of Class A common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Class A common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Class A common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of conversion rights in connection with a Change of Control and in respect of the Series K Preferred Stock initially offered hereby (assuming exercise in full of the underwriters' over-allotment option) will not exceed           shares of Class A common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase on a pro rata basis if the number of authorized shares of Series K Preferred Stock increases after the first date on which any shares of the Series K Preferred Stock are issued, or the Exchange Cap. The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which, or in connection with which, shares of Class A common stock will be converted into cash, securities or other property or assets, including any combination thereof, or the Alternative Form Consideration, a holder of shares of Series K Preferred Stock will receive upon conversion of a share of Series K Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive had such holder held a number of shares of Class A common stock equal to the Class A Common Share Conversion Consideration immediately prior to the effective time of the Change of Control, or the Alternative Conversion Consideration.

If the holders of shares of Class A common stock have the opportunity to elect the form of consideration to be received in connection with the Change of Control, the form of consideration that holders of the Series K Preferred Stock will receive will be in the form of consideration elected by the holders of a plurality of the shares of Class A common stock held by stockholders who participate in the election and will be subject to any limitations to which all holders of shares of Class A common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in connection with the Change of Control.

We will not issue fractional Class A common shares upon the conversion of the Series K Preferred Stock. Instead, we will pay the cash value of any such fractional shares based on the Class A Common Share Price.

If a conversion date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of shares of Series K Preferred Stock at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding payment date, notwithstanding the conversion of such shares on or prior to such payment date, but the Conversion Rate shall not be calculated to include such accrued and unpaid dividends.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of record of outstanding shares of Series K Preferred Stock, at the addresses for such holders shown on our stock transfer records, a notice of the occurrence of the Change of Control. This notice will state the following:

●	the events constituting the Change of Control;
●	the date of the Change of Control;
●	the last date on which the holders of shares of Series K Preferred Stock may exercise their conversion rights in connection with the Change of Control;

●	the method and period for calculating the Class A Common Share Price;
●

the date fixed for conversion in connection with the Change of Control, or the conversion date, which will be a business day fixed by our board of directors that is not fewer than 20 and not more than 35 days following the date of the notice;

●

that if, prior to the applicable conversion date, we provide notice of our election to redeem all or any portion of the shares of Series K Preferred Stock, holders of the Series K Preferred Stock will not be able to convert the shares of Series K Preferred Stock so called for redemption, and such shares of Series K Preferred Stock will be redeemed on the related redemption date, even if they have already been tendered for conversion in connection with the Change of Control;

●	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series K Preferred Stock converted;
●	the name and address of the paying agent and the conversion agent; and
●	the procedures that the holders of shares of Series K Preferred Stock must follow to exercise their conversion rights in connection with the Change of Control.

A failure to give such notice or any defect in the notice or in its mailing will not affect the sufficiency of the notice or validity of the proceedings for conversion of shares of Series K Preferred Stock in connection with a Change of Control, except as to the holder to whom notice was defective or not given. A notice that has been mailed in the manner provided herein will be presumed to be given on the date it is mailed whether or not the stockholder receives such notice.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the information stated in such a notice, and post such a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of record of Series K Preferred Stock.

To exercise conversion rights in connection with a Change of Control, a holder of record of Series K Preferred Stock will be required to deliver, on or before the close of business on the applicable conversion date, the certificates, if any, representing any certificated shares of Series K Preferred Stock to be converted, duly endorsed for transfer, together with a completed written conversion notice and any other documents we reasonably require in connection with such conversion, to our conversion agent. The conversion notice must state the number of shares of Series K Preferred Stock to be converted.

A holder of Series K Preferred Stock may withdraw any notice of exercise of such holder's conversion rights in connection with a Change of Control (in whole or in part) by a written notice of withdrawal delivered to our conversion agent prior to the close of business on the business day prior to the applicable conversion date. The notice of withdrawal must state:

●	the number of withdrawn shares of Series K Preferred Stock;
●	if certificated shares of Series K Preferred Stock have been tendered for conversion and withdrawn, the certificate numbers of the withdrawn certificated shares of Series K Preferred Stock; and
●	the number of shares of Series K Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series K Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

Shares of Series K Preferred Stock as to which the holder's conversion right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable form of consideration on the applicable conversion date unless, prior to the applicable conversion date, we provide notice of our election to redeem such shares of Series K Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series K Preferred Stock that would otherwise be converted into the applicable form of consideration on a conversion date, such shares of Series K Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price for such shares.

We will deliver amounts owing upon conversion no later than the third business day following the applicable conversion date.

In connection with the exercise of conversion rights in connection with any Change of Control, we will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series K Preferred Stock into shares of Class A common stock. Notwithstanding any other provision of the terms of the Series K Preferred Stock, no holder of the Series K Preferred Stock will be entitled to convert such Series K Preferred Stock into shares of Class A common stock to the extent that receipt of such shares of Class A common stock would cause such holder (or any other person) to violate the restrictions on ownership and transfer of our stock contained in our charter. See "—Restrictions on Ownership and Transfer."

The conversion and redemption features of the Series K Preferred Stock may make it more difficult for or discourage a party from taking over our company.

Except as provided above in connection with a Change of Control, the Series K Preferred Stock is not convertible into or exchangeable for any other property or securities, except that the Series K Preferred Stock may be exchanged for shares of our excess stock pursuant to the provisions of our charter relating to restrictions on ownership and transfer of our stock. For further information regarding the restrictions on ownership and transfer of our stock and excess stock, see "—Restrictions on Ownership and Transfer."

Restrictions on Ownership and Transfer

To maintain our qualification as a REIT under the Code, we must meet several requirements regarding the number of our stockholders and concentration of ownership of our shares. Our charter contains provisions that restrict the ownership and transfer of our shares to assist us in complying with these Code requirements. We refer to these restrictions as the "ownership limit."

The ownership limit provides that, in general, no person may own more than 7.5% of the aggregate value of all outstanding stock of our company. It also provides that:

●	a transfer that violates the limitation is void;
●	a transferee gets no rights to the shares that violate the limitation;
●	shares transferred to a stockholder in excess of the ownership limit are automatically converted, by operation of law, into shares of "excess stock"; and
●

the excess stock will be held by us as trustee of a trust for the exclusive benefit of future transferees to whom the shares of capital stock will ultimately be transferred without violating the ownership limit.

Pursuant to authority under our charter, our board of directors has determined that the ownership limit does not apply to any shares of our stock beneficially owned by Mr. Charles J. Urstadt, our Chairman Emeritus and Director, or Mr. Willing L. Biddle, our President, Chief Executive Officer and Director, for holdings which, in aggregate value, are not in excess of 27% of the aggregate value of all of our outstanding securities. As of July 31, 2019, Mr. Urstadt and Mr. Biddle beneficially owned in the aggregate approximately 13.1% of the aggregate value of all of our outstanding securities.

Ownership of our stock is subject to attribution rules under the Code, which may result in a person being deemed to own stock held by other persons. Our board of directors may waive the ownership limit if it determines that the waiver will not jeopardize our status as a REIT. As a condition of such a waiver, our board of directors may require an opinion of counsel satisfactory to it or undertakings or representations from the applicant with respect to preserving our REIT status. We required no such waiver with respect to Mr. Urstadt's ownership rights, which are established as part of our charter.

Any person who acquires our stock must, on our demand, immediately provide us with any information we may request in order to determine the effect of the acquisition on our status as a REIT. If our board of directors determines that it is no longer in our best interests to qualify as a REIT, the ownership limitation will not be relevant. Otherwise, the ownership limit may be changed only by an amendment to our charter by a vote of a majority of the voting power of our common equity securities.

Our charter provides that any purported transfer which results in a direct or indirect ownership of shares of capital stock in excess of the ownership limit or that would result in the disqualification of our company as a REIT will be null and void, and the intended transferee will acquire no rights to the shares of capital stock. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. Our board of directors may, in its sole discretion, waive the ownership limit if evidence satisfactory to our board of directors and our tax counsel is presented that the changes in ownership will not then or in the future jeopardize our REIT status and our board of directors otherwise decides that such action is in our best interests.

Shares of Series K Preferred Stock owned, or deemed to be owned, or transferred to a stockholder in excess of the ownership limit will automatically be converted into shares of "excess stock" that will be transferred, by operation of law, to us as trustee of a trust for the exclusive benefit of the transferees to whom such shares of capital stock may be ultimately transferred without violating the ownership limit. While the excess stock is held in trust, it will not be entitled to vote, it will not be considered for purposes of any stockholder vote or the determination of a quorum for such vote, and except upon liquidation it will not be entitled to participate in dividends or other distributions. Any distribution paid to a proposed transferee of excess stock prior to the discovery by us that Series K Preferred Stock has been transferred in violation of the provision of our charter is required to be repaid to us upon demand. The excess stock is not treasury stock, but rather constitutes a separate class of our issued and outstanding stock. The original transferee-stockholder may, at any time the excess stock is held by us in trust, transfer the interest in the trust representing the excess stock to any person whose ownership of shares of capital stock exchanged for such excess stock would be permitted under the ownership limit, at a price not in excess of (a) the price paid by the original transferee-stockholder for shares of Series K Preferred Stock that were exchanged into excess stock, or (b) if the original transferee-stockholder did not give value for such shares (e.g., the shares were received through a gift, devise or other transaction), the average closing price for the Series K Preferred Stock for the ten days immediately preceding such sale, gift or other transaction if such Series K Preferred Stock is then listed on a national securities exchange, and if such Series K Preferred Stock is not then listed on a national securities exchange, its redemption price, as applicable. Immediately upon the transfer to the permitted transferee, the excess stock will automatically be converted back into shares of Series K Preferred Stock. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any shares of excess stock may be deemed, at our option, to have acted as an agent on behalf of us in acquiring the excess stock and to hold the excess stock on behalf of us.

In addition, we will have the right, for a period of 90 days during the time any shares of excess stock are held by us in trust, to purchase all or any portion of the excess stock from the original transferee-stockholder at the lesser of (a) the price initially paid for such shares by the original transferee-stockholder, or if the original transferee-stockholder did not give value for such shares (e.g., the shares were received through a gift, devise or other transaction), the average closing price for the Series K Preferred Stock for the ten days immediately preceding such sale, gift or other transaction, and (b) the average closing price for the Series K Preferred Stock for the ten trading days immediately preceding the date we elect to purchase such shares, or in each case if the Series K Preferred Stock is not then listed on a national securities exchange, its redemption price, as applicable. The 90-day period begins on the date notice is received of the violative transfer if the original transferee-stockholder gives notice to us of the transfer, or, if no such notice is given, the date our board of directors determines that a violative transfer has been made.

Information Right

During any period during which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series K Preferred Stock are outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series K Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act (in each case, based on the dates on which we would be required to file such periodic reports if we were an "accelerated filer" within the meaning of the Exchange Act), and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series K Preferred Stock.

Listing

No current market exists for the Series K Preferred Stock. We intend to apply to list the Series K Preferred Stock on the NYSE under the symbol "UBPPRK." If this application is approved, trading of the Series K Preferred Stock on the NYSE is expected to begin within 30 days following initial delivery.

Transfer Agent and Registrar

The transfer agent and registrar for the Series K Preferred Stock will be Computershare.

Book-Entry; Delivery and Form

DTC will act as securities depository for the Series K Preferred Stock. We may issue one or more fully registered global securities certificates in the name of DTC's nominee, Cede & Co. These certificates will represent the total aggregate number of Series K Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the Series K Preferred Stock that you purchase, unless DTC's services are discontinued as described below.

Title to book-entry interests in the Series K Preferred Stock will pass by book-entry registration of the transfer within the records of DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC.

Each person owning a beneficial interest in the Series K Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series K Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, referred to as Direct Participants, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, referred to as Indirect Participants. The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase the Series K Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series K Preferred Stock on DTC's records. You, as the actual owner of the Series K Preferred Stock, are the "beneficial owner." Your beneficial ownership interest will be recorded on the Direct and Indirect Participants' records, but DTC will have no knowledge of your individual ownership. DTC's records reflect only the identity of the Direct Participants to whose accounts Series K Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series K Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of the Series K Preferred Stock in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the Series K Preferred Stock.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC's existing practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our charter, DTC would authorize the Direct Participants holding the relevant shares to take such action and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Redemption notices will be sent to Cede & Co. If less than all of the Series K Preferred Stock are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Series K Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants whose accounts the Series K Preferred Stock are credited on the record date, which are identified in a listing attached to the omnibus proxy.

Dividend payments on the Series K Preferred Stock will be made directly to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depository with respect to the Series K Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series K Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series K Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depository or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series K Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Initial settlement for the Series K Preferred Stock will be made in immediately available funds. Secondary market trading between DTC's participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

DESCRIPTION OF CAPITAL STOCK

The following discussion modifies and supplements the disclosure in the accompanying prospectus with respect to our preferred stock. The following description of any series of preferred stock is qualified in its entirety by reference to the full text of the relevant articles supplementary. Please see the sections titled "Where You Can Find More Information" and "Documents Incorporated by Reference."

General

We currently have 3,000,000 shares of Series G Preferred Stock outstanding and 4,600,000 shares of Series H Preferred Stock outstanding. We also have reserved 150,000 shares of Series I Preferred Stock and 450,000 shares of Series J Preferred Stock for issuance pursuant to a stockholder rights plan between us and Computershare Inc., as rights agent. In the event that the rights become exercisable, the shares of Series I Preferred Stock and the Series J Preferred Stock that are issuable upon the exercise of such rights will rank junior to the Series K Preferred Stock as to dividends and amounts distributed upon liquidation.

Description of Series H Preferred Stock

In fiscal year 2017, we issued and sold 4,600,000 shares of Series H Preferred Stock in a registered public offering. As of the date of this prospectus supplement, all 4,600,000 shares of Series H Preferred Stock remain outstanding. The terms of the Series H Preferred Stock are substantially similar to the terms of the Series K Preferred Stock we are offering pursuant to this prospectus supplement. The Series K Preferred Stock we are offering pursuant to this prospectus supplement will rank on a parity with the Series H Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up. For additional information regarding the Series H Preferred Stock, see our Registration Statement on Form 8-A filed with the SEC on September 15, 2017. See “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Maturity

The Series H Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption.

Ranking

The Series H Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:

●	senior to our common stock and Class A common stock and to all other equity securities we issue ranking junior to the Series H Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up, including the Series I Preferred Stock, if and when issued, and Series J Preferred Stock, if and when issued;

●	on a parity with the Series G Preferred Stock, the Series K Preferred Stock we are offering pursuant to this prospectus supplement and with all other equity securities we issue the terms of which specifically provide that such equity securities rank on a parity with the Series H Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; and

●	junior to all of our existing and future indebtedness and to any equity securities that we may issue in the future the terms of which specifically provide that such equity securities rank senior to the Series H Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up.

Dividends

Holders of shares of Series H Preferred Stock are entitled to receive, when and as declared by our board of directors, out of our funds legally available for the payment of dividends, preferential cumulative dividends payable in cash at the rate per annum of $1.5625 per share, which is equivalent to a rate of 6.25% per annum of the $25.00 per share liquidation preference. Dividends on shares of Series H Preferred Stock are payable quarterly in arrears.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series H Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders a $25.00 per share liquidation preference, plus an amount equal to any accrued and unpaid dividends to, but excluding, the date of payment (whether or not declared), but without interest, before any distribution of assets may be made to holders of our common stock or Class A common stock or any other class or series of our capital stock ranking junior to the Series H Preferred Stock as to liquidation rights.

Optional Redemption

The Series H Preferred Stock is not redeemable by us prior to September 18, 2022, except under circumstances where it is necessary to preserve our status as a REIT for U.S. federal income tax purposes and except as described below upon the occurrence of certain changes of control of our company. On and after September 18, 2022, we may, at our option, upon not less than 30 nor more than 90 days’ written notice, redeem shares of the Series H Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends to, but excluding, the redemption date (unless the redemption date is after a record date set for the payment of a dividend on the Series H Preferred Stock and on or prior to the corresponding dividend payment date, in which case the amount of such accrued and unpaid dividend will not be included in the redemption price).

Special Optional Redemption

Upon the occurrence of certain changes of control of our company, regardless of whether such change of control occurs prior to or after September 18, 2022, we will have the option to redeem the Series H Preferred Stock, in whole or in part and within 120 days after the first date on which such change of control occurred, for a cash redemption price per share equal to $25.00 plus all accrued and unpaid dividends thereon (whether or not declared) to, but not including, the redemption date (unless the redemption date is after a record date set for the payment of a dividend on the Series H Preferred Stock and on or prior to the corresponding dividend payment date, in which case the amount of such accrued and unpaid dividend will not be included in the redemption price), upon the giving of notice.

Voting Rights

Holders of Series H Preferred Stock do not have any voting rights, except as described below.

Whenever dividends on the Series H Preferred Stock are in arrears for six or more consecutive or non-consecutive quarterly periods, the number of directors then constituting our board of directors will be increased by two (if not already increased by reason of a similar arrearage with respect to any series of preferred stock ranking on a parity with the Series H Preferred Stock as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable), and the holders of the Series H Preferred Stock will be entitled to vote separately as a class with all other series of preferred stock ranking on a parity with the Series H Preferred Stock as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable, in order to fill the newly created vacancies, for the election of a total of two additional directors of the Company until all dividends accrued on the shares of the Series H Preferred Stock and the shares of any other series of parity preferred stock upon which like voting rights have been conferred and are exercisable, for the past dividend periods and the dividend for the then current dividend period are fully paid.

In addition, so long as any shares of Series H Preferred Stock are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of Series H Preferred Stock outstanding at the time, voting separately as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting:

●	voluntarily terminate or revoke our status as a REIT;

●	amend, alter or repeal any of the provisions of our charter or the articles supplementary establishing the terms of the Series H Preferred Stock (whether by merger, consolidation or otherwise (an "Event")) so as to materially and adversely affect any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Series H Preferred Stock or the holders thereof; or

●	authorize, create or increase the authorized number of shares of any class or series or any security convertible into shares of any class or series of our stock ranking senior to the Series H Preferred Stock as to distribution on any liquidation, dissolution or winding up or as to the payment of dividends;

provided, however, that, in the case of each of the subparagraphs above, no such vote of the holders of Series H Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, all outstanding shares of Series H Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption or, in the case of an Event, regardless of the date of the transaction, the holders of the Series H Preferred Stock receive in the transaction their liquidation preference plus accrued and unpaid dividends.

Conversion Rights

Except in connection with certain changes in control of our company, shares of Series H Preferred Stock are not convertible into or exchangeable for any other property or securities, except that the Series H Preferred Stock may be exchanged for shares of our excess stock pursuant to the provisions of our charter relating to restrictions on ownership and transfer of our stock.

Listing

The Series H Preferred Stock is listed on the NYSE under the symbol "UBPPRH".

Description of the Stockholder Rights Plan and Related Series of Preferred Stock

In connection with the expiration of the Rights Agreement dated as of July 18, 2008 between us and The Bank of New York, as rights agent, we entered into a new Rights Agreement with Computershare Inc., as rights agent, on August 13, 2018 (the “stockholder rights plan”). The stockholder rights plan became effective on November 12, 2018. Pursuant to the stockholder rights plan, each holder of common stock received a common stock right and each holder of Class A common stock received a Class A common stock right. The rights are not exercisable until the distribution date (as described below) and will expire on November 11, 2028, unless earlier redeemed by us. If the rights become exercisable, generally, each holder of a common stock right will be entitled to purchase from our company one one-hundredth of a share of Series I Preferred Stock, and each holder of a Class A common stock right will be entitled to purchase from our company one one-hundredth of a share of Series J Preferred Stock, in each case, at a price of $85, subject to adjustment.

The distribution date will be the earlier to occur of the close of business on the tenth business day following: (a) a public announcement that an acquiring person has acquired beneficial ownership of 10% or more of the total combined voting power of the outstanding common stock and Class A common stock, or (b) the commencement of a tender offer or exchange offer that would result in the beneficial ownership by any person of 30% or more of the combined voting power of the outstanding common stock and Class A common stock or the number of outstanding common stock, or the number of outstanding Class A common stock. The stockholder rights plan exempts acquisitions of common stock and Class A common stock by Charles J. Urstadt, Willing L. Biddle, members of their families and certain of their affiliates.

Until a right is exercised, the holder thereof, will have no rights as a shareholder of the company. In the event that the rights become exercisable, the Series I Preferred Stock and the Series J Preferred Stock will rank junior to our Series G Preferred Stock, Series H Preferred Stock and Series K Preferred Stock as to dividends and amounts distributed upon liquidation.

Subject to the rights of the holders of any series of preferred stock ranking senior to the Series I Preferred Stock with respect to dividends, including the Series G and H Preferred Stock and the Series K Preferred Stock we are offering pursuant to this prospectus supplement, the holders of Series I Preferred Stock, if issued, will be entitled to receive, when, as and if declared by the board of directors quarterly dividends payable in cash in an amount per share equal to the greater of (a) $0.25 or (b) subject to adjustment, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions declared on the common stock, other than a dividend payable in shares of common stock. Each share of Series I Preferred Stock is entitled to 100 votes on all matters submitted to a vote of our company's stockholders, voting together with the common stock as a single class.

Subject to the rights of the holders of any series of preferred stock ranking senior to the Series J Preferred Stock with respect to dividends, including the Series G and H Preferred Stock and the Series K Preferred Stock we are offering pursuant to this prospectus supplement, the holders of Series J Preferred stock, if issued, will be entitled to receive, when, as and if declared by the board of directors quarterly dividends payable in cash in an amount per share equal to the greater of (a) $0.25 or (b) subject to adjustment, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions declared on the Class A common stock, other than a dividend payable in Class A common stock. Each share of Series J Preferred Stock is entitled to five votes on all matters submitted to a vote of our stockholders, voting together with the Class A common stock as a single class.

For additional information on the stockholder rights plan, please see our Registration Statement on Form 8-A filed with the SEC on October 25, 2018. Please see the sections titled "Where You Can Find More Information" and "Documents Incorporated by Reference.”

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion supersedes and replaces in its entirety the discussion set forth in the accompanying prospectus on pages 26 through 49 under the heading "United States Federal Income Tax Considerations."

This section summarizes certain material federal income tax consequences to us and to holders of our shares, including shares of our Series K Preferred Stock, generally relating to our treatment as a REIT.

The laws governing the federal income tax treatment of a REIT and its shareholders are highly technical and complex. This summary is for general information only, and does not purport to address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to certain types of shareholders that are subject to special treatment under the federal income tax laws, such as:

●	insurance companies;
●	tax-exempt organizations (except to the limited extent discussed in "— Taxation of Tax-Exempt Shareholders," below);
●	financial institutions or broker-dealers;
●	non-U.S. individuals and foreign corporations (except to the limited extent discussed in "—Taxation of Non-U.S. Shareholders," below);
●	U.S. expatriates;
●	persons who mark-to-market our shares;
●	subchapter S corporations;
●	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;
●	regulated investment companies and REITs;
●	trusts and estates;
●	persons who receive our shares through the exercise of employee options or otherwise as compensation;
●	persons holding our shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;
●	persons subject to the alternative minimum tax provisions of the Code; and
●	persons holding our shares through a partnership or similar pass-through entity.

This summary assumes that shareholders hold our shares as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be, construed as tax advice. This summary is based upon the Code, the final, temporary and proposed regulations promulgated by the U.S. Treasury Department, the legislative history of the Code, rulings and other administrative pronouncements issued by the Internal Revenue Service (the "IRS"), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. The reference to administrative pronouncements issued by the IRS includes pronouncements issued in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this prospectus. Future legislation, regulations, administrative pronouncements and judicial decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based and any such change could apply retroactively. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed herein.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF INVESTING IN OUR SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH INVESTMENT AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

We elected to be taxed as a REIT under the federal income tax laws beginning with our taxable year ended October 31, 1970. We believe that we have operated in a manner qualifying us as a REIT since our election and intend to continue to so operate.

In connection with the filing of this prospectus supplement, Baker & McKenzie LLP has rendered an opinion that we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended October 31, 2016 through October 31, 2018, and our organization and current method of operation will enable us to continue to qualify as a REIT for our taxable year ending October 31, 2019 and in the future. You should be aware that the opinion is based on current law and is not binding on the IRS or any court. In addition, the opinion is based on customary assumptions and on our representations as to factual matters.

It must be emphasized that the opinion of tax counsel is based on various customary assumptions relating to our organization and operation, and is conditioned upon certain representations and covenants made by our management as to factual matters, including representations regarding our organization, the nature of our assets and income, and the past, present and future conduct of our business operations. Baker & McKenzie LLP's opinion is not binding upon the IRS, or any court and only speaks as of the date issued. In addition, Baker & McKenzie LLP's opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify as a REIT for any particular year.

Moreover, our qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. Baker & McKenzie LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy these requirements. Baker & McKenzie LLP's opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our qualification as a REIT. We describe the REIT qualification tests in more detail below. For a discussion of the tax consequences of our failure to qualify as a REIT, see "—Failure to Qualify," below.

As a REIT, we generally are not subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and shareholder levels, that generally results from owning stock in a non-REIT corporation. However, we generally will be subject to federal tax in the following circumstances:

●	We will pay federal income tax on taxable income, including undistributed net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

●	For taxable years beginning before January 1, 2018, we may be subject to the "alternative minimum tax" on any items of tax preference that we do not distribute or allocate to shareholders.
●	We will pay income tax at the highest corporate rate on:
●	net income from the sale or other disposition of certain property acquired at or in lieu of foreclosure on a lease of, or indebtedness secured by, such property ("Foreclosure Property") that we hold primarily for sale to customers in the ordinary course of business, and

●	other non-qualifying income from Foreclosure Property.

●	We will pay a 100% tax on net income from sales or other dispositions of property, other than Foreclosure Property, that we hold primarily for sale to customers in the ordinary course of business.
●	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under "—Income Tests," but nonetheless continue to qualify as a REIT because we meet other requirements, we generally will pay a 100% tax on:

●	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by
●	a fraction intended to reflect our profitability.
●	If during a calendar year we fail to distribute at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

●	In the event of a failure to satisfy any of the asset tests (other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test as described below under "—Asset Tests"), as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets causing such failure, we will pay a tax equal to the greater of $50,000 or the amount determined by multiplying the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests by the corporate tax rate (currently 21%).

●	In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

●	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid.

●	We will be subject to a 100% excise tax on income attributable to transactions with a taxable REIT subsidiary (a "TRS") that are not conducted on an arm's-length basis.
●	If we acquire any asset from an entity treated as a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to such entity's basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

●	the amount of gain that we recognize at the time of the sale or disposition, and
●	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.
●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's shareholders, as described below in "—Recordkeeping Requirements".

●	The earnings of any lower-tier entities that are treated as C corporations, including any TRS, will be subject to federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any TRS will be subject to federal, state and local corporate income tax on its taxable income.

Requirements for Qualification

A REIT is an entity formed as a corporation, trust or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.

Not more than 50% of the value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year (the "closely held test").

7.

It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to shareholders.

9.

It uses a calendar year for federal income tax purposes (unless it first qualified for REIT status before October 5, 1976) and complies with the recordkeeping requirements of the federal income tax laws.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Because we elected to be taxed as a REIT beginning with our taxable year ended October 31, 1970, the use of the calendar year for federal income tax purposes in requirement 9 does not apply to us. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and we do not know, or would not have reason to know after exercising reasonable diligence that we violated the closely held test, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under the closely held test, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the closely held test.

We believe that we have issued sufficient shares with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6. In addition, our Charter restricts the ownership and transfer of our shares so that we should continue to satisfy these requirements. The provisions of our Charter restricting the ownership and transfer of our shares are described in the accompanying prospectus under "Description of Capital Stock — Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements. If we fail to satisfy these requirements, our qualification as a REIT may terminate.

Qualified REIT Subsidiaries

We have several corporate subsidiaries, including "qualified REIT subsidiaries," and interests in unincorporated domestic entities. For federal income tax purposes, a corporation that is a qualified REIT subsidiary (a "QRS") is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a QRS are treated as assets, liabilities and items of income, deduction and credit of the parent REIT. A QRS is a corporation all of the capital stock of which is owned by a REIT and for which no election has been made to treat such corporation as a TRS. Thus, in applying the requirements described herein, any QRS that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see "—Asset Tests") is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership, and, for purposes of the gross income tests (see "—Income Tests"), we will be deemed to be entitled to the income of the partnership attributable to such share. For all of the other asset tests, our proportionate shares are based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Taxable REIT Subsidiaries

A REIT may own up to 100% of the stock of a TRS. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation, of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities, will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake activities indirectly, such as earning fee income, that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For taxable years of a REIT beginning on or before December 31, 2017, no more than 25% of the value of a REIT's assets may consist of stock or securities of one or more TRSs, and for taxable years of a REIT beginning after December 31, 2017, no more than 20% of the value of a REIT's assets may consist of stock or securities of one or more TRSs.

A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on income of a parent REIT attributable to transactions between a TRS and such parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. Further, a 100% excise tax is imposed on the gross income of a TRS attributable to services provided to, or on behalf of, its parent REIT that are not conducted on an arm's-length basis.

A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS is not considered to operate or manage a "qualified health care property" or "qualified lodging facility" solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

We currently own stock of six TRSs, and may form one or more TRSs in the future.

Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

●	rents from real property;

●	interest on obligations secured by mortgages on real property, or on interests in real property, including (for taxable years beginning after December 31, 2015) obligations secured by both real and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value of all the property securing the obligation;

●	dividends or other distributions on, and gain from the sale of, shares in other REITs;

●	gain from the sale of real estate assets (effective for taxable years beginning after December 31, 2015, excluding gain from the sale of a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) to the extent not secured by real property or an interest in real property), other than property held primarily for sale to customers in the ordinary course of business;

●	income derived from the operation, and gain from the sale of, Foreclosure Property; and

●	income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we receive such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, or gain from the sale or disposition of stock or securities. Certain types of gross income, including cancellation of indebtedness income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business, is excluded from both the numerator and the denominator for purposes of the income tests. In addition, income and gain from "hedging transactions" that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. Certain foreign currency gains will also be excluded from gross income for purposes of one or both of the gross income tests.

Prohibited Transactions

A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than Foreclosure Property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets would not be in the ordinary course of our business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

●	the REIT has held the property for not less than two years;

●	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includible in the basis of the property do not exceed 30% of the selling price of the property;

●	either (i) during the year in question, the REIT did not make more than seven sales of property other than Foreclosure Property or sales to which Section 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (iv) for taxable years beginning after December 18, 2015, the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate bases of all of the assets of the REIT at the beginning of the year, and the aggregate adjusted bases of all such properties sold by the REIT during the three-year period ending with such year did not exceed 10% of the sum of the aggregate bases of all the assets of the REIT at the beginning of each year in such three-year period, or (v) for taxable years beginning after December 18, 2015, the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, and the aggregate fair market value of all such properties sold by the REIT during the three-year period ending with such year did not exceed 10% of the sum of the aggregate fair market values of all the assets of the REIT at the beginning of each year in such three-year period;

●	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

●	if the REIT has made more than seven sales of non-Foreclosure Property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

We will attempt to comply with the terms of these safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business." The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Fee Income

Fee income generally will not be qualifying income for purposes of either the 75% or 95% gross income tests. Any fees earned by any TRS, such as fees for providing asset management and construction management services to third parties, will not be included for purposes of the gross income tests.

Foreclosure Property

We will generally be subject to tax at the maximum corporate rate on any net income from Foreclosure Property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income and gains from Foreclosure Property will qualify under the 75% and 95% gross income tests. Foreclosure Property is any real property, including interests in real property, and any personal property incident to such real property:

●	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default, or when default was imminent on a lease of such property or on indebtedness that such property secured;

●	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

●	for which the REIT makes a proper election to treat the property as Foreclosure Property.

Foreclosure Property also includes certain "qualified healthcare properties" acquired by a REIT as a result of the termination or expiration of a lease of such property (other than by reason of a default, or the imminence of a default, on the lease).

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be Foreclosure Property at the end of the third taxable year (or, with respect to qualified healthcare property, the second taxable year) following the taxable year in which the REIT acquired the property, although Foreclosure Property status may be terminated earlier upon the occurrence of certain events or may be extended if an extension is granted by the IRS. However, this grace period terminates and Foreclosure Property ceases to be Foreclosure Property on the first day:

●	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

●	on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent; or

●	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Any gain from the sale of property with respect to which a Foreclosure Property election is made will not be subject to the 100% tax described above, even if the property would otherwise constitute inventory or property that is held for sale to customer in the ordinary course of business. We have no Foreclosure Property as of the date of this prospectus supplement.

Rents from Real Property

Rent that we receive from real property that we own and lease to tenants will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if each of the following conditions is met:

●	The rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

●	Neither we nor a direct or indirect owner of 10% or more of our shares may own, actually or constructively, 10% or more of a tenant from whom we receive rent (other than a TRS). Rent we receive from a TRS will qualify as "rents from real property" if at least 90% of the leased space of the property is rented to persons other than TRSs and 10%-owned tenants, and the amount of rent paid by the TRS is substantially comparable to the rent paid by the other tenants of the property for comparable space. The "substantially comparable" requirement is treated as satisfied if such requirement is satisfied under the terms of a lease when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent that is attributable to a modification of a lease with a "controlled TRS" (i.e., a TRS in which we own, directly or indirectly, more than 50% of the voting power or value of the stock) will not be treated as "rents from real property."

●	We generally must not operate or manage our real property or furnish or render services to our tenants, other than through an independent contractor who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "noncustomary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Such income will not disqualify all rents from tenants of the property as rents from real property, but income from such services will not qualify as rents from real property. Further, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties.

In addition, the amount of rent that is attributable to personal property leased in connection with a lease of real property will qualify as "rents from real property" but only if such amount is no more than 15% of the total rent received under the lease. The allocation of rent between real and personal property is based on the relative fair market values of the real and personal property.

If a portion of the rent that we receive from a property does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as "rents from real property" because either (i) the rent is considered based on the income or profits of the tenant, (ii) the tenant either is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying TRSs, or (iii) we furnish noncustomary services to the tenants of the property in excess of the 1% threshold, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as "rents from real property."

We do not currently lease and do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we have not performed and do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors from whom we do not receive or derive income or through a TRS. Accordingly, we believe that our leases have produced and will generally produce rent that qualifies as "rents from real property" for purposes of the 75% and 95% gross income tests.

In addition to rent, tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such charges will generally qualify as "rents from real property." Additionally, to the extent that such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should also qualify as "rents from real property." However, to the extent that late charges do not qualify as "rents from real property," they may instead be treated as interest that qualifies for the 95% gross income test.

Hedging Transactions

Income and gain from certain hedging transactions that we may enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such are excluded from gross income for purposes of both the 75% and the 95% gross income tests. A "hedging transaction" means either (i) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred to acquire or carry real estate assets (a "Debt Financing Hedge"), or (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests (or any property which generates such income or gain) (a "Currency Hedge"). A "hedging transaction" also includes a transaction entered into to manage the risk of a Debt Financing Hedge, when any portion of the hedged indebtedness is extinguished, or a Currency Hedge, when there is a disposition of any portion of the property producing the REIT qualifying income that is hedged by the Currency Hedge. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated or entered into and to satisfy other identification requirements. We have structured, and intend to continue to structure, our hedging transactions in a manner that does not jeopardize our status as a REIT.

Foreign Currency Gain

Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property, and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any foreign currency gain derived from dealing, or engaging in substantial or regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Income Tests

If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

●	our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

●	following such failure for any taxable year, a schedule of the sources of our income is filed in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "—Taxation of the Company," even if the relief provisions apply, we generally would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Interest

For purposes of the 75% and 95% gross income tests, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

●	an amount that is based on a fixed percentage or percentages of receipts or sales; and

●	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from leasing substantially all of its interest in the real property securing the debt, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. For this purpose, and for taxable years beginning after December 31, 2015, where a debt obligation is secured by a mortgage on both real property and personal property and the fair market value of the personal property does not exceed 15% of the total fair market value of all such property, the entire obligation is treated as debt that is secured by a mortgage on real property. If a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan (or, if the loan has experienced a "significant modification" that was not related to default or anticipated default since its origination or acquisition by the REIT, then as of the date of that "significant modification"), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

Dividends

Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of (the "75% asset test"):

●	cash or cash items, including certain receivables, money market funds, and, in certain circumstances, foreign currencies;

●	government securities;

●	interests in real property, including leaseholds and options to acquire real property and leaseholds;

●	interests in mortgage loans secured by real property;

●	stock in other REITs;

●	for taxable years beginning after December 31, 2015, debt instruments issued by publicly offered REITs; and

●	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

For purposes of the 75% asset test, and for taxable years beginning after December 31, 2015, (1) if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, such that the entire rent received with respect to such real property and the personal property leased in connection therewith qualifies as rents from real property for purposes of the 75% gross income test, the value of such personal property, as well as the value of the real property, will be treated as an interest in real property and (2) where a debt obligation is secured by a mortgage on both real property and personal property and the fair market value of the personal property does not exceed 15% of the aggregate fair market values of the personal property and real property, the entire obligation will treated as a mortgage loan secured by real property.

Under a second set of asset tests, except for securities in the 75% asset class, securities in a TRS or QRS, and equity interests in partnerships:

●	not more than 5% of the value of our total assets may be represented by securities of any one issuer (the "5% value test");

●	we may not own securities that possess more than 10% of the total voting power of the outstanding securities of any one issuer (the "10% vote test");

●	subject to certain exceptions, we may not own securities that have a value of more than 10% of the total value of the outstanding securities of any one issuer (the "10% value test");

●	for taxable years beginning on or prior to December 31, 2017, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs, and for taxable years beginning after December 31, 2017, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs;

●	for taxable years beginning after December 31, 2015, no more than 25% of the value of our total assets may consist of debt instruments that are issued by publicly offered REITs; and

●	no more than 25% of the value of our total assets may consist of the securities of TRSs, other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

For purposes of the 5% value test, the 10% vote test and the 10% value test, the term "securities" does not include shares in another REIT, debt of a publicly offered REIT, equity or debt securities of a QRS or a TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term "securities," however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term "securities" does not include:

●	"straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors (except that "straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the shares) hold non-"straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities) but "straight debt" securities include debt subject to the following contingencies:

●	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1 million and no more than twelve months of unaccrued interest on the debt obligations can be required to be prepaid; or

●	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

●	any loan to an individual or estate;

●	any "section 467 rental agreement," other than an agreement with a related party tenant;

●	any accrued obligation to pay "rents from real property";

●	certain securities issued by government entities;

●	any security issued by a REIT;

●	any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

●	any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "—Income Tests."

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We believe that our existing assets are qualifying assets for purposes of the 75% asset test. We also believe that any additional real property that we acquire, loans that we extend and temporary investments that we make generally will be qualifying assets for purposes of the 75% asset test, except to the extent that the value of the loan exceeds the value of the associated real property securing the loan (determined as of the date we agreed to originate or acquire the loan) or to the extent the asset is a loan that is not deemed to be an interest in real property. We intend to monitor the status of our acquired assets for purposes of the various asset tests and manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests.

We will also not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITS. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

●	we satisfied the asset tests at the end of the preceding calendar quarter; and

●	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the 5% value test, 10% vote test, or 10% value test described above at the end of any quarter of each taxable year, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of the value of our assets or $10 million) and (ii) we dispose of the assets that caused the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of the assets that caused the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure and (iii) pay a tax equal to the greater of $50,000 or 21% of the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

We believe that the assets that we hold and that we will hold in the future will satisfy the foregoing asset test requirements. However, we have not obtained and will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurances that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

●	the sum of

●	90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss, and

●	90% of our after-tax income, if any, from Foreclosure Property, minus

●

the sum of certain items of non-cash income (to the extent such items of income exceed 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain or loss).

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three-months of the calendar year, at least the sum of:

●	85% of our REIT ordinary income for such year,
●	95% of our REIT capital gain income for such year, and
●	any undistributed taxable income from prior periods,

We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See "—Taxation of Taxable U.S. Shareholders" below. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

It is possible that, from time to time, we may experience timing differences between:

●	the actual receipt of income and actual payment of deductible expenses, and
●	the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income.

For example, we may not deduct recognized capital losses from our "REIT taxable income." It is also possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. Further, as discussed below in "—Limits on the Deductibility of Business Interest," we may not be able to claim a deduction for a portion of the business interest expense paid by us even if we pay such interest expense in cash.

As a result of the foregoing, unless, for example, we raise funds by a borrowing or pay taxable dividends of our shares or debt securities, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the 4% excise tax described above or even to meet the 90% distribution requirement.

We may satisfy the 90% distribution requirement with taxable distributions of our equity or debt securities. Pursuant to guidance issued by the IRS, elective stock dividends can be made by publicly offered REITs. The IRS will treat the distribution of stock pursuant to an elective stock dividend as a distribution of property under Section 301 of the Code (e.g., a dividend), as long as at least 20% of the total dividend is available in cash. We have not made and have no current intention to make a taxable dividend payable in cash and our shares.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Limits on the Deductibility of Business Interest

Pursuant to recently-enacted legislation, the deductibility of net interest expense paid or accrued by a taxpayer on debt properly allocable to a trade or business in any taxable year beginning on or after January 1, 2018 is limited to 30% of "adjusted taxable income" in such taxable year, subject to certain exceptions. Any business interest expense in excess of the limitation is not currently deductible, but is carried forward and may be deducted in a subsequent year, subject to the 30% limitation in such future years. "Adjusted taxable income" is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation and amortization. For taxable years beginning on or after January 1, 2022, "adjusted taxable income" takes into account depreciation and amortization deductions, thereby further reducing the 30% limitation amount and, as a result, further restricting the deductibility of business interest expense.

Certain exceptions to this limitation on the deductibility of interest expense are available to taxpayers that timely make an irrevocable election to be exempt from the business interest expense limitation. The 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage if the taxpayer makes such an election. If the taxpayer makes this election, it must depreciate real property (including certain improvements) under the alternative depreciation system set forth in the Code, which is generally less favorable than the otherwise generally applicable system of depreciation. We are likely eligible to make the election to exempt our real estate activities from the limitations on the deductibility of business interest expense. However, there can be no assurance that the IRS will agree or that it will respect the validity of this election if we choose to make it.

If the amount of tax deductions we are eligible to claim with respect to interest expense paid or accrued by us is limited, our taxable income, before taking the dividends paid deduction into account, will be higher. Our taxable income, before taking the dividends paid deduction into account, will also be higher than it otherwise would have been absent these new rules even if we are able to make the election to be exempted from the limitation on the deductibility of interest expense, because we would have to depreciate our real property interests using the less favorable alternative depreciation system, which would result in us claiming a lower amount of depreciation deductions in each taxable year. Any such increase in our taxable income, before taking the dividends paid deduction into account, may result in a greater portion of our distributions being taxed as dividends as described in "—Taxation of U.S. Shareholders" and "— Taxation of Non-U.S. Shareholders."

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares. We have complied, and we intend to continue to comply, with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "—Income Tests" and "— Asset Tests."

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In addition, we may be required to pay penalties and/or interest in respect of such tax. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. To the extent of our current and accumulated earnings and profits, any distributions to shareholders in any such year generally would be taxed as ordinary dividend income. Distributions to individual, trust and estate shareholders may be eligible to be treated as qualified dividend income, which currently is taxed at capital gains rates. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether we would qualify for such statutory relief in all circumstances.

Taxation of Taxable U.S. Shareholders

This section is a summary of rules governing the federal income taxation of U.S. shareholders (defined below) for general information only. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON OWNERSHIP OF OUR SHARES. For purposes of this summary, the term "U.S. shareholder" means a holder of our shares that, for federal income tax purposes, is:

●	a citizen or resident of the United States,
●

a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, or of any state thereof, or the District of Columbia,

●	an estate whose income is includible in gross income for federal income tax purposes regardless of its source, or
●

any trust (i) with respect to which a United States court is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions or (ii) that has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any entity that is treated as a partnership for federal income tax purposes, holds our shares, the federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A shareholder that is a partnership and the partners in such partnership should consult their tax advisors about the federal income tax consequences of the acquisition, ownership and disposition of our shares.

As long as we qualify as a REIT, a taxable U.S. shareholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. shareholder will generally recognize distributions that we properly designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. shareholder has held its shares.

A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income. Moreover, a corporate U.S. shareholder will not qualify for the dividends received deduction generally available to corporations with respect to distributions made by us that are treated as dividends.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we timely designate the amount, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in our shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid. If we make such an election, we may, if supported by reasonable authority that it will not jeopardize our status as a REIT, make such an election only with respect to capital gains allocable to our shares.

A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder in our shares. Instead, the distribution will reduce the U.S. shareholder's adjusted basis in our shares. A U.S. shareholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder's adjusted basis in our shares as long-term capital gain, or short-term capital gain if the shares have been held for one year or less, assuming the shares are a capital asset in the hands of the U.S. shareholder. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to dividends on our preferred shares, including shares of Series K Preferred Stock, and then to dividends on our common stock. If, for any taxable year, we elect to designate as capital gain dividends any portion of the distributions paid for the year to our shareholders, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to the holders of our preferred shares, including shares of Series K Preferred Stock, will be the amount so designated, multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid to the holders of our preferred shares for the year and the denominator of which will be the total dividends paid to the holders of all classes of our shares for the year.

Dividends paid to a U.S. shareholder generally will not qualify for the favorable tax rate for "qualified dividend income." Currently the maximum federal income tax rate for qualified dividend income received by U.S. shareholders taxed at individual rates is 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is currently 37% for taxable years beginning before January 1, 2026. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. shareholders that are taxed at individual rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our shareholders (see "—Taxation of the Company" above), our dividends generally will not be eligible for the 20% rate applicable to qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as a TRS, and (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. shareholder must hold our shares for more than 45 days during the 91-day period beginning on the date that is 45 days before the date on which our shares become ex-dividend. Moreover, a U.S. shareholder taxed at individual rates is eligible to claim a tax deduction equal to 20% of the amount of dividends received by such shareholder from us in any taxable year beginning before January 1, 2026, which are not subject to the rate for "qualified dividend income" and which are not designated as capital gain dividends.

Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on dividends received from us. U.S. shareholders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our shares.

Distributions made by us and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income, and as a result, U.S. shareholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the U.S. shareholder is a limited partner, against this income or gain. In addition, distributions from us and gain from the disposition of our shares will generally be treated as investment income for purposes of the investment interest limitations.

U.S. shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income.

We will notify U.S. shareholders after the close of our taxable year as to the portions of our distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Shareholders on the Disposition of Shares

In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our shares as long-term capital gain or loss if the U.S. shareholder has held the shares for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder's adjusted tax basis. A shareholder's adjusted tax basis generally will equal the U.S. shareholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (as described above) less tax deemed paid on such gains and reduced by any return of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of the shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of our shares may be disallowed if the U.S. shareholder purchases other shares of substantially identical stock within 30 days before or after the disposition.

Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on gain from the sale of our shares. U.S. shareholders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our shares.

Dividend Reinvestment Program

Shareholders in our dividend reinvestment program are treated as having received the gross amount of any cash distributions which would have been paid by us to such shareholders had they not elected to participate in the program. These distributions will retain the character and tax effect applicable to distributions from us generally. Participants in the dividend reinvestment program are subject to federal income and withholding tax on the amount of the deemed distributions to the extent that such distributions represent dividends or gains, even though they receive no cash. Shares of our stock received under the program will have a holding period beginning with the day after purchase, and a tax basis equal to their cost.

Capital Gains and Losses

The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 37% for taxable years beginning before January 1, 2026. The current maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property," or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the section 1250 property. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders at a 20% or 25% rate.

The characterization of income as capital gain or ordinary income may also affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax Exempt Shareholders

This section is a summary of rules governing the federal income taxation of U.S. shareholders that are tax-exempt entities for general information only. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON OWNERSHIP OF OUR SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are generally exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance (or be deemed to finance) its acquisition of our shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, certain types of tax-exempt entities are subject to UBTI under rules that are different from the general rules discussed above, which may require them to characterize distributions that they receive from us as UBTI.

In certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares of beneficial interest must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. This rule applies to a pension trust holding more than 10% of our shares of beneficial interest, and only if:

●	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;
●

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares of beneficial interest be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares of beneficial interest in proportion to their actuarial interest in the pension trust, and

●	either:
●	one pension trust owns more than 25% of the value of our shares of beneficial interest; or
●	a group of pension trusts individually holding more than 10% of the value of our shares of beneficial interest collectively own more than 50% of the value of our shares of beneficial interest.

Certain restrictions on ownership and transfer of our shares should generally prevent the above rules from applying to dividends paid by us.

Taxation of Non-U.S. Shareholders

This section is a summary of the rules governing the federal income taxation of non-U.S. shareholders. For purposes of this discussion, the term "non-U.S. shareholder" means a holder of our shares that is not a U.S. shareholder or an entity treated as a partnership for federal income tax purposes. The rules governing the federal income taxation of non-U.S. shareholders are complex and this summary is for general information only. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON OWNERSHIP OF OUR SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

Distributions

A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a United States real property interest ("USRPI"), as defined below, and that we do not designate as a capital gain dividend or retained capital gain, will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution in the same manner as U.S. shareholders are taxed thereon, and also may be subject to a 30% "branch profits tax" if the non-U.S. shareholder is a corporation. The branch profits tax may be reduced by an applicable income tax treaty. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. shareholder unless either:

●

a lower treaty rate applies and the non-U.S. shareholder files an applicable IRS Form W-8 (i.e., IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or IRS Form W-8EXP) evidencing eligibility for that reduced rate with us,

●	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected with the conduct of a U.S. trade or business; or
●	the distribution is treated as attributable to a sale of a USRPI under the "FIRPTA" rules discussed below.

A non-U.S. shareholder will not incur tax on a distribution on our shares in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the non-U.S. shareholder in those shares. Instead, the distribution will reduce the adjusted basis of the non-U.S. shareholder in those shares. A non-U.S. shareholder will be subject to tax on a distribution on our shares that exceeds both our current and accumulated earnings and profits and the adjusted basis of the non-U.S. shareholder in those shares if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of those shares as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Under the "FIRPTA" rules discussed below, we are generally required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we generally will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.

For any year in which we qualify as a REIT, a non-U.S. shareholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 ("FIRPTA"). A USRPI includes certain interests in U.S. real property and shares in "United States real property holding corporations" ("USRPHCs"), which are corporations at least 50% of the value of whose assets consist of interests in USRPIs. Under FIRPTA, subject to the exception discussed below for distributions on shares of a class of stock that is regularly traded on an established securities market to a less-than-10% holder of such class, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if the gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on this distribution at the normal capital gain rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Certain "qualified foreign pension funds" and certain publicly traded non-U.S. "qualified collective investment vehicles" are not subject to tax under FIRPTA on distributions that are attributable to gain from our sale or exchange of a USRPI (the "FIRPTA Exemption"). Non-U.S. shareholders are urged to consult their own tax advisors to determine the application to them of this potential relief from FIRPTA taxation in light of their particular circumstances. Notwithstanding the foregoing, unless the exception described in the next paragraph applies, we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

Capital gain distributions to the holders of shares of a class of our shares that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (1) that class of shares is regularly traded on an established securities market and (2) the non-U.S. shareholder did not own more than 10% of that class of shares during the one-year period ending on the date of distribution. As a result, non-U.S. shareholders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.

If a class of our shares is not regularly traded on an established securities market, capital gain distributions with respect to that class that are attributable to our sale of USRPIs will be subject to tax under FIRPTA (unless a non-U.S. shareholder qualifies for the FIRPTA Exemption), as described above, and we will have to withhold 21% of any distribution with respect to that class that we designate as a capital gain dividend. A non-U.S. shareholder could receive a credit against its tax liability for the amount we withhold.

Moreover, if a non-U.S. shareholder disposes of our shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our shares within 61 days of the 1st day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Pursuant to the Foreign Account Tax Compliance Act ("FATCA"), a 30% U.S. withholding tax will be imposed on ordinary dividends paid to certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. Ordinary dividends paid by us will not be subject to "double" withholding under FATCA and the "regular" withholding rules described above, as the FATCA rules contain coordination provisions to prevent such double withholding. If withholding taxes are imposed under FATCA, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld. All shareholders are strongly urged to consult with their tax advisor as to the impact of FATCA on their investment in our shares.

Dispositions

Non-U.S. shareholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our stock if we are a USRPHC during a specified testing period. We believe that we are a USRPHC based on our investments and assets. However, even if we are a USRPHC, a non-U.S. shareholder generally would not incur tax under FIRPTA on gain from the sale of our stock if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. shareholders. We cannot assure you that we will meet this test.

In addition, a non-U.S. shareholder that owns, actually or constructively, 10% or less of the shares of a class of stock at all times during a specified testing period will not incur tax on such gain under FIRPTA if the shares of that class of stock are regularly traded on an established securities market. In addition, pursuant to the FIRPTA Exemption, certain "qualified foreign pension funds" and certain publicly traded non-U.S. "qualified collective investment vehicles" are not subject to tax under FIRPTA on a disposition of our stock, even if we do not qualify as a domestically controlled qualified investment entity at the time of the disposition. Non-U.S. shareholders are urged to consult their own tax advisors to determine the application to them of this potential relief from FIRPTA taxation in light of their particular circumstances.

If the gain on the sale of shares is taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Finally, if we are not a domestically controlled qualified investment entity at the time our shares are sold and a non-U.S. shareholder does not qualify for the exemptions described above, under FIRPTA the purchaser of our shares may also be required to withhold 15% of the purchase price and remit this amount to the IRS. This 15% withholding tax may be credited against the income tax liability of the selling non-U.S. shareholder on the sale.

A non-U.S. shareholder generally will incur tax on gain not subject to FIRPTA if:

●

the gain is effectively connected with the non-U.S. shareholder's U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or

●

the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his or her capital gains.

Redemptions of our Shares

A redemption of shares by us, including a redemption of shares of our Series K Preferred Stock, will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of shares (in which case the redemption will be treated in the same manner as a sale described above, in the case of a U.S. shareholder, in "—Taxation of Taxable U.S. Shareholders — Taxation of U.S. Shareholders on the Disposition of Shares" or, in the case of a non-U.S. shareholder, in "—Taxation of Non-U.S. Shareholders — Dispositions").

The redemption will satisfy such tests if (i) it is "substantially disproportionate" with respect to the shareholder's interest in our shares, (ii) it results in a "complete termination" of the shareholder's interest in all of our shares or (iii) it is "not essentially equivalent to a dividend" with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. Because the determination as to whether any of the foregoing tests will be satisfied with respect to any particular shareholder depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment.

If a redemption of shares does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution made by us to the applicable shareholder, which will be taxable as dividend income to such holder to the extent of our current or accumulated earnings and profits, as described above, in the case of a U.S. shareholder, in "—Taxation of Taxable U.S. Shareholders" or, in the case of a non-U.S. shareholder, in "—Taxation of Non-U.S. Shareholders." In that case, a shareholder's adjusted tax basis in the redeemed shares will be transferred to such shareholder's remaining holdings in our shares. If the shareholder does not retain any of our shares, such basis could be transferred to a related person that holds our shares, or it may be lost.

Conversion of the Series K Preferred Stock

Upon the occurrence of a Change of Control, each holder of Series H Preferred Stock will have the right (subject to our election to redeem the Series K Preferred Stock in whole or in part, prior to the applicable conversion date) to convert all or part of the shares of Series K Preferred Stock held by such shareholder on the applicable conversion date into a number of shares of our Class A common stock per share of Series K Preferred Stock to be converted, equal to the lesser of:

●

the quotient obtained by dividing (i) the sum of $25.00 plus the amount of any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the applicable conversion date (unless the applicable conversion date is after a record date set for payment of a dividend on the Series K Preferred Stock and prior to the corresponding payment date for such dividend, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Class A Common Share Price (as defined in this prospectus supplement); or

●	the Share Cap, subject to certain adjustments;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement. See "Description of the Series H Preferred Stock — Conversion Rights" in this prospectus supplement.

Except as provided below, (i) a U.S. shareholder generally will not recognize gain or loss upon the conversion of Series K Preferred Stock into our Class A common stock, and (ii) a shareholder's basis and holding period in our Class A common stock received upon conversion generally will be the same as those of the converted Series H Preferred Stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any Class A common stock received in a conversion that is attributable to accrued and unpaid dividends on the converted Series K Preferred Stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the Series K Preferred Stock for more than one year at the time of conversion. Shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of Series K Preferred Stock for cash or other property.

In addition, if a shareholder receives the Alternative Form Consideration (in lieu of shares of our Class A common stock) in connection with the conversion of the shareholder's shares of Series K Preferred Stock, the tax treatment of the receipt of any such other consideration will depend on a number of factors, including the nature of the consideration and the structure of the transaction that gives rise to the Change of Control, and it may be a taxable exchange. Shareholders converting their shares of Series K Preferred Stock should consult their tax advisors regarding the federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon such conversion.

The conversion of the Series K Preferred Stock into Class A common stock may be a taxable exchange for a non-U.S. shareholder if the Series K Preferred Stock constitutes a United States real property interest under FIRPTA. Even if our Series K Preferred Stock does constitute a United States real property interest, provided our Class A common stock also constitutes a United States real property interest, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of the Series K Preferred Stock into our Class A common stock so long as certain FIRPTA-related reporting requirements are satisfied. If the Series K Preferred Stock does constitute a United States real property interest and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of Series K Preferred Stock for Class A common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such non-U.S. shareholder's Class A common stock received over such non-U.S. shareholder's adjusted basis in its Series K Preferred Stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the Class A common stock. Non-U.S. shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which any such holder exchanges shares received on a conversion of Series K Preferred Stock for cash or other property.

Information Reporting Requirements and Withholding

We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the holder:

●	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or
●	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN-E, W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. shareholder of our shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder's federal income tax liability if certain required information is furnished to the IRS. Shareholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining, an exemption from backup withholding.

U.S. shareholders who own our shares of beneficial interest through foreign entities will be impacted by FATCA with respect to ordinary dividends paid by us to such foreign entities, because such entities will be subject to the 30% FATCA withholding tax on such dividends unless they comply with certain disclosure requirements. We will not pay any additional amounts in respect of amounts withheld. All shareholders are strongly urged to consult with their tax advisors as to the impact of FATCA on their investment in our shares.

Tax Aspects of Our Investments in Subsidiary Partnerships

The following discussion briefly summarizes certain federal income tax considerations applicable to our direct or indirect investments in any subsidiary partnerships or limited liability companies that we form or acquire (each individually, a "Partnership" and, collectively, the "Partnerships"). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships

We will include in our income our distributive share of each Partnership's income and deduct our distributive share of each Partnership's losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity is treated as having only one owner for federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

●	is treated as a partnership under the regulations relating to entity classification (the "check-the-box regulations"); and
●	is not a "publicly traded partnership."

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may generally elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it will generally be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity is treated as having only one owner or member for federal income tax purposes) for federal income tax purposes.

We believe each of our Partnerships will be treated for federal income tax purposes as a partnership (or a disregarded entity). Pursuant to regulations under Section 7701 of the Code, a partnership will be treated as a partnership for federal income tax purposes unless it elects to be treated as an association taxable as a corporation or would be treated as an association taxable as a corporation because it is a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Although we intend to operate our Partnerships in a manner that will cause them not to be treated as a publicly traded partnerships, we cannot provide any assurance that they will not be so treated.

If a Partnership is a publicly traded partnership, it will be taxed as a corporation unless 90% or more of its operating gross income consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the "90% passive income exception"). We believe that our Partnerships will have sufficient qualifying income so that they will qualify for the 90% passive income exception and will be taxed as partnerships, even if they were publicly traded partnerships. The applicable income requirements in order for us to qualify as a REIT under the Code and the definition of qualifying income for purposes of the 90% passive income exception under the publicly traded partnership rules are very similar. Although differences exist under these two income tests, we do not believe that these differences would cause any of our Partnerships to fail to satisfy the 90% passive income exception.

We have not requested, and do not intend to request, a ruling from the IRS that any of our Partnerships will be classified as a partnership for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, it would be required to pay an entity-level tax on its income at corporate rates, distributions to its partners, including us, would constitute dividends that would not be deductible in computing the Partnership's taxable income, and its partners, including us, would be treated as shareholders for tax purposes. In this situation, the character of our assets and items of gross income could change and could preclude us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Income Tests" and "—Asset Tests." In particular, if a Partnership were taxable as a corporation, we may not qualify as a REIT because the value of our ownership interest in such Partnership could exceed 5% of our assets and we could be considered to hold more than 10% of the voting securities (and more than 10% of the value of the outstanding securities) of such corporation. In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution.

Partners Subject to Tax

We are required to take into account our allocable share of each Partnership's income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. A Partnership generally is not subject to tax at the entity-level. Please note, however, that recently-enacted legislation repealed the previous partnership tax audit rules for taxable years beginning on or after January 1, 2018, such that audit assessments may now be imposed on, and attendant taxes collected from, a partnership, unless the partnership opts out of the new rules or makes certain elections to avoid entity-level taxes arising from partnership tax audits. To the extent that a Partnership becomes subject to an entity-level tax from audit assessments as a result of this new legislation, this will likely reduce the amount of distributions from such Partnership to us.

Partnership Allocations

Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations may be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Partnership Properties

Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. Such allocations are made under Section 704(c) of the Code. The amount of the unrealized gain or unrealized loss ("built-in gain" or "built-in loss") is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The allocations under Section 704(c) of the Code are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

The U.S. tax laws require partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference, and provide several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of a Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. Our Partnerships may use any allowable method to account for book-tax differences in a manner that allows us to minimize any potential adverse consequences described above.

Sale of a Partnership's Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or built-in loss on those properties for federal income tax purposes at the time of the contribution.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may have an adverse effect upon our ability to satisfy the income tests for REIT status. See "—Income Tests." We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership's trade or business.

State and Local Taxes

We and/or our shareholders may be subject to taxation by various states and localities, including those in which we or a shareholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

Possible Legislative or Other Actions Affecting Tax Considerations

Prospective investors should recognize that the present federal income tax treatment of an investment in our shares may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of the U.S. Treasury regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal income tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our shares.

UNDERWRITING

Wells Fargo Securities, LLC and BMO Capital Markets Corp. are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of the Series K Preferred Stock set forth opposite the underwriter's name.

Underwriter	Number of Shares
Wells Fargo Securities, LLC
BMO Capital Markets Corp.

Total

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover page of this prospectus supplement. If all the shares are not sold at the public offering price set forth on the cover of this prospectus supplement, the underwriters may change the offering price and the other selling terms.

If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to          additional shares at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering.

We have agreed that, for a period of 60 days from the date of this prospectus supplement, we will not make any offering, sale, short sale or other disposition of any shares of the Series K Preferred Stock or any securities convertible into or exchangeable for shares of the Series K Preferred Stock or a derivative of the Series K Preferred Stock without the prior written consent of Wells Fargo Securities, LLC and BMO Capital Markets Corp. Wells Fargo Securities, LLC and BMO Capital Markets Corp., at their discretion, may release any of the securities subject to this lock-up agreement at any time without notice.

The Series K Preferred Stock has not been rated. No current market exists for the Series K Preferred Stock. We intend to apply to list the Series K Preferred Stock on the NYSE under the symbol "UBPPRK." If the application is approved, trading of the Series K Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series K Preferred Stock. Certain of the underwriters have advised us that they intend to make a market in the Series K Preferred Stock prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a market for the Series K Preferred Stock will develop prior to the commencement of trading on the NYSE or, if developed, will be maintained or will provide you with liquidity.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

Paid by Us
	No Exercise	Full Exercise
Per share	$	$
Total	$	$

We estimate that our portion of the total expenses of this offering, not including underwriting discounts and commissions, will be $          .

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

●	"Covered" short sales are sales of shares in an amount up to the number of shares represented by the underwriters' over-allotment option.
●	"Naked" short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters' over-allotment option.
●	Covering transactions involve purchases of shares either pursuant to the underwriters' over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

●	To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

●	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, to contribute to payments the underwriters may be required to make because of any of those liabilities and to reimburse the underwriters for certain expenses.

Some or all of the underwriters and their affiliates have either provided investment banking, commercial banking and/or other financial services to us and our affiliates in the past or may do so in the future for which they receive and expect to receive customary fees and commissions. Affiliates of BMO Capital Markets Corp. and Wells Fargo Securities, LLC are lenders under our $100 million unsecured credit facility.

In the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, our securities and/or instruments. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the shares where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriters may arrange to sell the shares offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Notice to Prospective Investors in Canada

The shares of Series K Preferred Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Series K Preferred Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Settlement

We expect that delivery of the shares of Series K Preferred Stock will be made to investors on October           , 2019, which will be the          business day following the date of this prospectus supplement (such settlement being referred to as "T+           "). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of Series K Preferred Stock prior to October          , 2019 will be required, by virtue of the fact that the shares of Series K Preferred Stock initially settle in T+          , to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the shares of Series K Preferred Stock who wish to trade shares of Series K Preferred Stock prior to their date of delivery hereunder should consult their advisors.

LEGAL MATTERS

The validity of the shares of Series K Preferred Stock offered in this offering will be passed upon for us by Miles & Stockbridge P.C., Baltimore, Maryland. Also, certain federal income tax matters will be passed upon by Baker & McKenzie LLP, Chicago, Illinois. Certain legal matters related to this offering will be passed upon for the underwriters by Vinson & Elkins L.L.P. Vinson & Elkins L.L.P. will rely as to matters of Maryland law on the opinion of Miles & Stockbridge P.C.

EXPERTS

The consolidated financial statements, schedules and effectiveness of internal control over financial reporting of Urstadt Biddle Properties Inc. incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the fiscal year ended October 31, 2018 have been audited by PKF O'Connor Davies, LLP, an independent registered public accounting firm, as set forth in their reports thereon, and have been incorporated herein in reliance on said reports of such firm given on its authority as experts in auditing and accounting in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants like us that file electronically with the SEC. You can inspect the reports, proxy statements and other information filed by us without charge on this website.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference certain information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus supplement, and any information filed with the SEC subsequent to this prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which have been filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended October 31, 2018;
●	Our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2019, April 30, 2019 and July 31, 2019;
●	Our Current Reports on Form 8-K filed on December 17, 2018 (with respect solely to information reported under Item 5.02), March 25, 2019, June 24, 2019 and September 4, 2019;
●	Our Definitive Proxy Statement filed on February 8, 2019, solely as to information contained therein that is specifically incorporated by reference into our Annual Report on Form 10-K for the year ended October 31, 2018;

●	The description of our Series H Preferred Stock in our Registration Statement on Form 8-A filed on September 15, 2017; and
●	Our Registration Statement on Form 8-A filed on October 25, 2018.

We also incorporate by reference into this prospectus supplement all documents that we may subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering, provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless, and to the extent, specified in any such Current Report on Form 8-K. Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the documents which are incorporated by reference in this prospectus supplement (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Investor Relations, Urstadt Biddle Properties Inc., 321 Railroad Avenue, Greenwich, CT 06830 or by calling Investor Relations directly at (203) 863-8225.

PROSPECTUS

$400,000,000
Common Stock
Class A Common Stock
Preferred Stock
Depositary Shares

We intend to issue from time to time common stock, Class A common stock, preferred stock and shares representing entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series and represented by depositary receipts, having an aggregate public offering price of up to $400,000,000.

We may offer our common stock, Class A common stock, preferred stock and depositary shares (collectively referred to as our securities) in separate series, in amounts, at prices and on terms that will be determined at the time of sale and set forth in one or more supplements to this prospectus.

Our common stock entitles the holder to one vote per share and our Class A common stock entitles the holder to 1/20th of one vote per share on all matters submitted to a vote of stockholders. Each share of our Class A common stock is also entitled to dividends in an amount equal to not less than 110% of the regular quarterly dividends paid on each share of our common stock.

When we sell a particular series of securities, we will prepare a prospectus supplement describing the offering and the terms of that series of securities. Those terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities, in each case as may be set forth in our charter and as appropriate to preserve our status as a real estate investment trust, or REIT, for federal income tax purposes, among other reasons.

The applicable prospectus supplement will also contain information, where applicable, about United States federal income tax considerations, and any exchange listing of the securities covered by the prospectus supplement.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities, their names, and any applicable purchase price, fee commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Our common stock, our Class A common stock, our 7.125% Series F Cumulative Redeemable Preferred Stock (“Series F preferred stock”) and our 6.75% Series G Cumulative Redeemable Preferred Stock (“Series G preferred stock”) are listed on the New York Stock Exchange (the “NYSE”) under the symbols “UBP,” “UBA,” “UBP.PRF”, and “UBP.PRG,” respectively.

Investing in our securities involves risks. Before buying any securities, you should carefully read the discussion of risks beginning on page 5 of our Annual Report on Form 10-K for the fiscal year ended October 31, 2016 and any risk factors set forth in our other filings with the Securities and Exchange Commission (“SEC”) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any risk factors set forth in the prospectus supplement for a specific offering of securities.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 26, 2017.

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
ABOUT THIS PROSPECTUS	1
OUR COMPANY	2
RISK FACTORS	2
CERTAIN RATIOS	2
USE OF PROCEEDS	2
DESCRIPTION OF CAPITAL STOCK	3
CERTAIN PROVISIONS OF OUR CHARTER AND BYLAWS, MARYLAND LAW, OUR
STOCKHOLDER RIGHTS PLAN AND CHANGE OF CONTROL AGREEMENTS	21
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	26
PLAN OF DISTRIBUTION	49
INCORPORATION BY REFERENCE	50
LEGAL MATTERS	51
EXPERTS	51
WHERE YOU CAN FIND MORE INFORMATION	51

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements can generally be identified by using such words as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “seek,” “should,” “will,” or variations of such words or other similar expressions and the negatives of such words.

All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), business strategies, expansion and growth of our operations and other such matters, are forward-looking statements. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance or achievements, financial and otherwise, may differ materially from the results, performance or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

●	economic and other market conditions that could impact us, our properties or the financial stability of our tenants;
●	financing risks, such as the inability to obtain debt or equity financing on favorable terms, as well as the level and volatility of interest rates;
●	any difficulties in renewing leases, filling vacancies or negotiating improved lease terms;
●	the inability of the Company’s properties to generate revenue increases to offset expense increases;
●	environmental risk and regulatory requirements;
●	risks of real estate acquisitions and dispositions (including the failure of transactions to close); and
●	risks of operating properties through partnerships that we do not fully control.

Forward-looking statements contained in this prospectus speak only as of the date of the prospectus. Unless required by law, we undertake no obligation to update publicly or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks described in our Annual Report on Form 10-K for the fiscal year ended October 31, 2016 and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should both read this prospectus and any prospectus supplement together with additional information described in “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

The total dollar amount of the securities sold under this prospectus will not exceed $400,000,000.

You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information in this prospectus is accurate after the date of this prospectus. Our business, financial condition and results of operations and prospects may have changed since that date.

OUR COMPANY

Our sole business is the ownership of real estate investments, which consist principally of investments in income-producing properties, with primary emphasis on properties in the metropolitan New York tri-state area outside of the City of New York. Our properties consist primarily of neighborhood and community shopping centers and seven small office buildings near our headquarters. We seek to identify desirable properties for acquisition, which we acquire in the normal course of business. In addition, we regularly review our portfolio and, from time to time, may sell certain of our properties.

At April 30, 2017, we owned or had equity interests in eighty properties comprised of neighborhood and community shopping centers, office buildings, single tenant retail or restaurant properties and office/retail mixed use properties located in four states throughout the United States, containing a total of 5.0 million square feet of gross leasable area ("GLA").

Our principal executive office is located at 321 Railroad Avenue, Greenwich, Connecticut 06830. Our telephone number is (203) 863-8200. Our website is located at www.ubproperties.com. Information contained on our website is not part of, and is not incorporated into, this prospectus.

RISK FACTORS

You should carefully consider the specific risks described in our Annual Report on Form 10-K for the fiscal year ended October 31, 2016 and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

CERTAIN RATIOS

The following table sets forth our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods shown.

						Six months
	Year ended October 31,					ended April 30,
	2016	2015	2014	2013	2012	2017	2016
Ratio of earnings to fixed charges	3.67	3.21	3.81	4.14	4.00	3.40	3.34
Ratio of earnings to combined fixed charges and
preferred stock dividends	1.75	1.54	1.50	1.33	1.50	1.62	1.59

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by the total of fixed charges and preferred stock dividends. For purposes of computing these ratios, earnings consist of net income from continuing operations reduced by the equity in earnings of unconsolidated joint ventures, plus fixed charges. Fixed charges consists of interest expense.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of properties in our portfolio, working capital and other general purposes.

DESCRIPTION OF CAPITAL STOCK

General

Under our charter, as amended and supplemented (“our Charter”), we may issue up to 30,000,000 shares of common stock, 100,000,000 shares of Class A common stock, 50,000,000 shares of preferred stock and 20,000,000 shares of excess stock. At June 5, 2017, we had outstanding 9,662,496 shares of common stock, 29,730,172 shares of Class A common stock, 5,175,000 shares of Series F preferred stock, 3,000,000 shares of Series G preferred stock, and no shares of excess stock.

We previously issued and designated 350,000 shares of 8.99% Series B Senior Cumulative Preferred Stock, 400,000 shares of 8.5% Series C Senior Cumulative Preferred Stock, 2,450,000 shares of 7.5% Series D Senior Cumulative Preferred Stock, and 2,400,000 shares of 8.50% Series E Senior Cumulative Preferred Stock, all of which have been repurchased and redeemed and are authorized but unissued shares of preferred stock.

We have a Dividend Reinvestment and Share Purchase Plan, as amended (the “DRIP”), that permits stockholders to acquire additional shares of common stock and Class A common stock by automatically reinvesting dividends. As of April 30, 2017, there remained 345,216 shares of common stock and 401,588 shares of Class A common stock available for issuance under the DRIP. Under our share repurchase program approved by the Board of Directors on June 5, 2017, we may repurchase up to 2,000,000 shares, in the aggregate, of our common stock, Class A common stock, and Series F preferred stock. Currently, there remain 2,000,000 shares available for repurchase. Our board has authorized 350,000 shares of common stock and 350,000 shares of Class A common stock for issuance under our restricted stock plan, and 3,800,000 shares which, at our compensation committee’s discretion, may be awarded in any combination of shares of common stock or Class A common stock for issuance under our restricted stock plan. As of April 30, 2017, 587,475 shares of stock remained available for issuance under the restricted stock plan, which, at the discretion of the compensation committee administering the plan, can be awarded in any combination of common stock or Class A common stock. We have reserved an aggregate number of 20,361,300 shares of Class A common stock issuable in connection with the exercise of conversion rights of the holders of Series F and G preferred stock in connection with a Change of Control (as defined below under “—Certain Definitions”).

The Company has an investment in four joint ventures, UB Ironbound, LP ("Ironbound"), UB Orangeburg, LLC ("Orangeburg"), McLean Plaza Associates, LLC ("McLean") and UB High Ridge, LLC (“UB High Ridge”), each of which owns one or more commercial retail properties. The limited partners or non-controlling members in Ironbound, Orangeburg, McLean and UB High Ridge have the right to require the Company to redeem all or a part of their limited partnership or limited liability company units for cash, or at the option of the Company shares of its Class A Common stock, at prices as defined in the governing agreements.

Description of Common Stock and Class A Common Stock

Voting

Under our Charter, holders of our common stock are entitled to one vote per share on all matters submitted to the common stockholders for vote at all meetings of stockholders. Holders of our Class A common stock are entitled to 1/20th of one vote per share on all matters submitted to the common stockholders for vote at all meetings of stockholders. Except as otherwise required by law or as to certain matters as to which separate class voting rights may be granted in the future to holders of one or more other classes or series of our capital stock, holders of common stock and Class A common stock vote together as a single class, and not as separate classes, on all matters voted upon by our stockholders. The holders of our outstanding Class A common stock, as a group, control approximately 13.3% of the voting power of our outstanding common equity securities and the holders of our outstanding common stock, as a group, control approximately 86.7% of the voting power of our outstanding common equity securities. Therefore, holders of our common stock have sufficient voting power to approve or disapprove all matters voted upon by our common stockholders, including any proposal that could affect the relative dividend or other rights of our common stock and Class A common stock.

As of June 5, 2017, Mr. Urstadt and Mr. Biddle currently own beneficially in the aggregate approximately 46.2% and 23.9% of the outstanding shares of our common stock, respectively, and approximately 0.5% and 0.1% of the outstanding shares of our Class A common stock, respectively. Such holdings represent approximately 66.3% of our outstanding voting interests. Their beneficial ownership may discourage a takeover or other transaction that some of our stockholders may otherwise believe to be desirable.

Dividends and Distributions

Subject to the requirements with respect to preferential dividends on any of our preferred stock, dividends and distributions are declared and paid to the holders of common stock and Class A common stock in cash, property or our other securities (including shares of any class or series whether or not shares of such class or series are already outstanding) out of funds legally available therefor. Each share of common stock and each share of Class A common stock has identical rights with respect to dividends and distributions, subject to the following:

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with respect to regular quarterly dividends, each share of Class A common stock entitles the holder thereof to receive not less than 110% of amounts paid on each share of common stock, the precise amount of such dividends on the Class A common stock being subject to the discretion of our Board of Directors;

●	a stock dividend on the common stock may be paid in shares of common stock or shares of Class A common stock; and
●	a stock dividend on shares of Class A common stock may be paid only in shares of Class A common stock.

If we pay a stock dividend on the common stock in shares of common stock, we are required to pay a stock dividend on the Class A common stock in a proportionate number of shares of Class A common stock. The dividend provisions of the common stock and Class A common stock provide our Board of Directors with the flexibility to determine appropriate dividend levels, if any, under the circumstances from time to time.

Mergers and Consolidations

In the event we merge, consolidate or combine with another entity (whether or not we are the surviving entity), holders of shares of Class A common stock will be entitled to receive the same per share consideration as the per share consideration, if any, received by holders of common stock in that transaction.

Liquidation Rights

Holders of common stock and Class A common stock have the same rights with respect to distributions in connection with a partial or complete liquidation of our Company.

Restrictions on Ownership and Transfer

We have the right to refuse transfers of stock that could jeopardize our status as a REIT and to redeem any shares of stock in excess of 7.5% of the value of our outstanding stock beneficially owned by any person (other than an exempted person). See “Restrictions on Ownership and Transfer.”

Transferability

The common stock and Class A common stock are freely transferable, and except for the ownership limit and federal and state securities laws restrictions on our directors, officers and other affiliates and on persons holding “restricted” stock, our stockholders are not restricted in their ability to sell or transfer shares of the common stock or Class A common stock.

Sinking Fund, Preemptive, Subscription and Redemption Rights

Neither the common stock nor the Class A common stock carries any sinking fund, preemptive, subscription or redemption rights enabling a holder to subscribe for or receive shares of any class of our stock or any other securities convertible into shares of any class of our stock.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock and Class A common stock is Computershare Inc.

Description of Preferred Stock

The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock to which a prospectus supplement may relate. Specific terms of any series of preferred stock offered by a prospectus supplement will be described in that prospectus supplement. The description set forth below is subject to and qualified in its entirety by reference to our Charter fixing the preferences, limitations and relative rights of a particular series of preferred stock.

General

Under our Charter, our Board of Directors is authorized, without further stockholder action, to provide for the issuance of up to 50,000,000 shares of preferred stock, in such class or series, with such preferences, conversion or other rights, voting powers, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption, as may be fixed by our Board of Directors. As a result, our Board of Directors may afford the holders of any series or class of preferred stock preferences, powers, and rights, voting or otherwise, senior to the rights of holders of our common stock and our Class A common stock.

The preferred stock will have the dividend, liquidation, redemption, conversion and voting rights set forth below unless otherwise provided in the applicable prospectus supplement. You should refer to the prospectus supplement relating to the particular class or series of preferred stock offered thereby for specific terms, including:

●	the title and liquidation preference per share of the preferred stock and the number of shares offered;
●	the price at which the class or series will be issued;
●	the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to accumulate;
●	any redemption or sinking fund provisions of the class or series;
●	any conversion provisions of the class or series; and
●	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the class or series.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement and subject to the rights of the holders of our existing preferred stock, each class or series will rank on a parity as to dividends and distributions in the event of a liquidation with each other class or series of preferred stock and, in all cases, will be senior to our common stock and our Class A common stock.

We have a stockholder rights agreement that expires on November 11, 2018. The rights are not currently exercisable. When they are exercisable, the holder will be entitled to purchase from us 1/100th of a share of Series A Participating Preferred Shares at a price of $65 per 1/100th of a preferred share, subject to certain adjustments. The distribution date for the rights will occur 10 days after a person or group (“Acquiring Person”) either acquires or obtains the right to acquire 10% or more of the combined voting power of our common stock, or announces an offer, the consummation of which would result in such person or group owning 30% or more of our then outstanding common stock. Thereafter, stockholders other than the Acquiring Person will be entitled to purchase shares of our common stock having a value equal to two times the exercise price of the right. In the event that the rights become exercisable, the Series A Participating Preferred Shares will rank junior to our Series F and G preferred stock as to dividends and amounts distributed upon liquidation. See “Rank” and “Certain Provisions of Our Charter and Bylaws, Maryland Law, Our Stockholder Rights Plan and Change of Control Agreements” below.

Dividend Rights

Holders of preferred stock of each class or series offered and sold under this registration statement will be entitled to receive, when, as and if declared by our Board of Directors, out of our assets legally available therefor, cash dividends at such rates and on such dates as are set forth in the applicable prospectus supplement. The rate may be fixed or variable or both and may be cumulative, noncumulative or partially cumulative.

The applicable prospectus supplement may provide that, as long as any shares of preferred stock are outstanding, no dividends will be declared or paid or any distributions be made on our common stock or our Class A common stock, other than a dividend payable in common stock or Class A common stock, unless the accrued dividends on each class or series of preferred stock have been fully paid or declared and set apart for payment and we shall have set apart all amounts, if any, required to be set apart for all sinking funds, if any, for each class or series of preferred stock.

The applicable prospectus supplement may provide that, when dividends are not paid in full upon a class or series of preferred stock and any other class or series of preferred stock ranking on a parity as to dividends with that class or series of preferred stock, all dividends declared upon the class or series of preferred stock and any other series of preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on the class or series of preferred stock and the other class or series will in all cases bear to each other the same ratio that accrued dividends per share on the class or series of preferred stock and the other class or series bear to each other.

Each class or series of preferred stock will be entitled to dividends as described in the applicable prospectus supplement, which may be based upon one or more methods of determination. Different classes or series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable prospectus supplement, no class or series of preferred stock will be entitled to participate in our earnings or assets in excess of the specified dividend and liquidation rights.

Rights Upon Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to stockholders the amount stated or determined on the basis set forth in the applicable prospectus supplement. These amounts may include accrued dividends or may equal the current redemption price per share for the series (otherwise than for the sinking fund, if any, provided for such series). These amounts will be paid to the holders of preferred stock on the preferential basis set forth in the applicable prospectus supplement. If, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the amounts payable with respect to preferred stock of any series and any other shares of our stock ranking as to any such distribution on a parity with the series of preferred stock are not paid in full, the holders of preferred stock of the series and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled or on such other basis as is set forth in the applicable prospectus supplement. The rights, if any, of the holders of any series of preferred stock to participate in our assets remaining after the holders of other series of preferred stock have been paid their respective specified liquidation preferences upon any liquidation, dissolution or winding up of our affairs will be described in the applicable prospectus supplement.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times, at the redemption prices and for the types of consideration set forth in the applicable prospectus supplement. The prospectus supplement for a series of preferred stock which is subject to mandatory redemption will specify the number of shares of the series that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to any accrued and unpaid dividends thereon to the date of redemption.

If, after giving notice of redemption to the holders of a series of preferred stock, we deposit with a designated bank funds sufficient to redeem the preferred stock, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the rights, if any, to convert the shares into other classes of our stock. The redemption price will be stated in the applicable prospectus supplement. Except as indicated in the applicable prospectus supplement, the preferred stock will not be subject to any mandatory redemption at the option of the holder.

Sinking Fund

The prospectus supplement for any series of preferred stock will state the terms, if any, of a sinking fund for the purchase or redemption of that series.

Conversion and Preemptive Rights

The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or redeemable for shares of common stock, Class A common stock or another series of preferred stock. Except as indicated in the applicable prospectus supplement, the preferred stock will have no preemptive rights.

Voting Rights

Except as indicated in the applicable prospectus supplement relating to a particular series of preferred stock, a holder of preferred stock will not be entitled to vote. Except as indicated in the applicable prospectus supplement, in the event we issue full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of the series of preferred stock are entitled to vote.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for a series of preferred stock will be selected by us and be described in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of preferred stock have the right to vote on any matter.

Other

Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or our Class A common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock or our Class A common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock or our Class A common stock.

Description of Outstanding Series of Senior Cumulative Preferred Stock

General

In fiscal year 2012, we issued and sold 5,175,000 shares of our Series F preferred stock in registered public offerings. As of the date of this prospectus, all 5,175,000 shares of our Series F preferred stock remain outstanding.

In fiscal year 2014, we issued and sold 3,000,000 shares of our Series G preferred stock in a registered public offering. As of the date of this prospectus, all 3,000,000 shares of our Series G preferred stock remain outstanding.

Maturity

Each of the Series F and G preferred stock has no stated maturity and is not subject to any sinking fund or mandatory redemption.

Rank

Our Series F and G preferred stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:

●

senior to our common stock and Class A common stock and to all other equity securities we issue ranking junior to our Series F and G preferred stock, as applicable, with respect to dividend rights or rights upon our liquidation, dissolution or winding up;

●

on a parity with the Series F and G preferred stock, as applicable, and with all other equity securities we issue the terms of which specifically provide that such equity securities rank on a parity with that series of preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; and

●	junior to all our existing and future indebtedness.

Dividends

Holders of shares of our Series F preferred stock are entitled to receive, when and as authorized by our Board of Directors and declared by us, out of our funds legally available for the payment of dividends, preferential cumulative dividends payable in cash at the rate per annum of $1.78125 per share of the Series F preferred stock, which is equivalent to a rate of 7.125% per annum of the $25.00 per share liquidation preference. Dividends on shares of our Series F preferred stock are cumulative from, and including, the date of original issue and are payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, or, if not a business day, the next succeeding business day, for the quarterly periods ended January 31, April 30, July 31 and October 31, as applicable. A dividend payable on our Series F preferred stock for any partial dividend period is computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record as they appear in our stockholder records at the close of business on the applicable record date determined each quarter by our Board of Directors, as provided by the Maryland General Corporation Law (the “MGCL”), which may not be more than 30 days preceding the applicable dividend payment date.

Holders of shares of our Series G preferred stock are entitled to receive, when and as declared by our Board of Directors, out of our funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate per annum of $1.6875 per share, which is equivalent to a rate of 6.75% per annum of the $25 per share liquidation preference. Dividends on shares of our Series G preferred stock are cumulative from the date such shares were originally issued, and are payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, or, if not a business day, the next succeeding business day, for the quarterly periods ended January 31, April 30, July 31 and October 31, as applicable. A dividend payable on our Series G preferred stock for any partial dividend period is computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record as they appear in our stockholder records at the close of business on the applicable record date determined each quarter by our Board of Directors, as provided by the MGCL, which shall not be more than 30 days preceding the applicable dividend payment date.

Our Board of Directors will not declare dividends on outstanding shares of our Series F or G preferred stock or pay or set aside for payment dividends on our Series F or G preferred stock at such time as the terms and provisions of any agreement of our company, including any agreement relating to our indebtedness, prohibits the declaration, payment or setting aside for payment or provides that the declaration, payment or setting apart for payment would constitute a breach or a default under the agreement, or if the declaration or payment is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on our outstanding Series F or G preferred stock accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. Accrued but unpaid dividends on our Series F or G preferred stock do not bear interest and holders of our Series F or G preferred stock are not entitled to any distributions in excess of full cumulative distributions described above.

Except as described in the next sentence, we will not declare or pay or set apart for payment dividends on any of our stock ranking, as to dividends, on a parity with or junior to our Series F or G preferred stock, as applicable (other than a dividend in shares of our common stock or Class A common stock or in shares of any other class of stock ranking junior to our Series F or G preferred stock, as applicable, as to dividends and upon liquidation) for any period unless full cumulative dividends on our Series F or G preferred stock, as applicable, for all past dividend periods and the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. When we do not pay dividends in full (or we do not set apart a sum sufficient to pay them in full) upon our Series F or G preferred stock and the shares of any other series of preferred stock ranking on a parity as to dividends with our Series F or G preferred stock, we will declare all dividends upon our Series F or G preferred stock and any other series of preferred stock ranking on a parity as to dividends with our Series F or G preferred stock proportionately so that the amount of dividends declared per share of Series F or G preferred stock and such other series of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on our Series F or G preferred stock and such other series of preferred stock (which will not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other.

Except as described in the immediately preceding paragraph, unless full cumulative dividends on our Series F or G preferred stock, as applicable, have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, we will not declare or pay or set aside for payment dividends (other than in shares of our common stock or Class A common stock or other shares of capital stock ranking junior to our Series F or G preferred stock as to dividends and upon liquidation) or declare or make any other distribution on our common stock or Class A common stock, or any other stock ranking junior to or on a parity with our Series F or G preferred stock as to dividends or upon liquidation, nor will we redeem, purchase or otherwise acquire for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any of our shares of common stock or Class A common stock or any other shares of our stock ranking junior to or on a parity with our Series F or G preferred stock as to dividends or upon liquidation (except (i) by conversion into or exchange for our other capital stock ranking junior to our Series F or G preferred stock, as applicable, as to dividends and upon liquidation or (ii) redemption for the purpose of preserving our status as a REIT).

Holders of shares of our Series F or G preferred stock are not entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on our Series F or G preferred stock as described above. Any dividend payment made on shares of our Series F or G preferred stock is first credited against the earliest accrued but unpaid dividend due with respect to those shares which remains payable. In the case of our Series F or G preferred stock, so long as no dividends are in arrears, we are entitled at any time and from time to time to repurchase shares of our Series F or G preferred stock, as applicable, in open-market transactions duly authorized by our Board of Directors and effected in compliance with applicable laws.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series F or G preferred stock are entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference of $25 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment (whether or not declared), but without interest, before any distribution of assets may be made to holders of our common stock or Class A common stock or any other class or series of our stock ranking junior to our Series F or G preferred stock as to liquidation rights.

However, the holders of the shares of Series F or G preferred stock are not entitled to receive the liquidating distribution described above until the liquidation preference of any other series or class of our capital stock hereafter issued ranking senior as to liquidation rights to our Series F or G preferred stock, as applicable, has been paid in full. The holders of Series F or G preferred stock and all series or classes of our stock ranking on a parity as to liquidation rights with our Series F or G preferred stock are entitled to share proportionately, in accordance with the respective preferential amounts payable on such capital stock, in any distribution (after payment of the liquidation preference of any of our stock ranking senior to our Series F or G preferred stock as to liquidation rights) which is not sufficient to pay in full the aggregate of the amounts of the liquidating distributions to which they would otherwise be respectively entitled. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F or G preferred stock have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or entity or of any other corporation with or into our company, or the sale, lease or conveyance of all or substantially all of our property or business, is not deemed to constitute our liquidation, dissolution or winding up.

Our Charter provides that, in determining whether a distribution to holders of Series F or G preferred stock (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of our stock or otherwise is permitted under the MGCL, no effect will be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of our stock whose preferential rights upon dissolution are superior to those receiving the distribution.

Redemption

On and after October 24, 2017, we may, at our option, upon not less than 30 nor more than 90 days’ written notice, redeem shares of the Series F preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends to, but excluding, the date fixed for redemption. Prior to that date, we may, at our option, upon not less than 30 nor more than 90 days’ written notice, redeem shares of the Series F preferred stock in whole, or in part, at any time or from time to time, for cash at the Make-Whole Redemption Price (as defined below). If the redemption date is after the record date set for the payment of a dividend on the Series F preferred stock and on or prior to the corresponding dividend payment date, the amount of such accrued and unpaid dividend will not be included in the redemption price or the Make-Whole Redemption Price. The holder of the Series F preferred stock at the close of business on the applicable dividend record date will be entitled to the dividend payment on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior the dividend payment date. If such redemption is being made in connection with a Change of Control, as described below under “—Special Optional Redemption,” holders of Series F preferred stock being so called for redemption will not be able to tender such shares of Series F preferred stock for conversion in connection with the Change of Control and each share of Series F preferred stock tendered for conversion that is called, prior to the conversion date, for redemption will be redeemed on the related redemption date instead of converted on the conversion date.

On and after October 28, 2019, we may, at our option, upon not less than 30 nor more than 90 days’ written notice, redeem shares of the Series G preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends to, but excluding, the date fixed for redemption. Prior to that date, we may, at our option, upon not less than 30 nor more than 90 days’ written notice, redeem shares of the Series G preferred stock in whole, or in part, at any time or from time to time, for cash at the Make-Whole Redemption Price (as defined below). If the redemption date is after the record date set for the payment of a dividend on the Series G preferred stock and on or prior to the corresponding dividend payment date, the amount of such accrued and unpaid dividend will not be included in the redemption price or the Make-Whole Redemption Price. The holder of the Series G preferred stock at the close of business on the applicable dividend record date will be entitled to the dividend payment on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior the dividend payment date. If such redemption is being made in connection with a Change of Control, as described below under “—Special Optional Redemption,” holders of Series G preferred stock being so called for redemption will not be able to tender such shares of Series G preferred stock for conversion in connection with the Change of Control and each share of Series G preferred stock tendered for conversion that is called, prior to the conversion date, for redemption will be redeemed on the related redemption date instead of converted on the conversion date.

Holders of Series F or G preferred stock to be redeemed will be required to surrender our preferred stock at the place designated in such notice and will be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption or the Make-Whole Redemption Price, as applicable, following surrender of the preferred stock. If we have given notice of redemption of any shares of Series F or G preferred stock and if we have set aside the funds necessary for the redemption in trust for the benefit of the holders of any shares of the series so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of the series, the shares will no longer be deemed outstanding and all rights of the holders of the shares will terminate, except the right to receive the redemption price or the Make-Whole Redemption Price, as applicable. If less than all of the outstanding shares of Series F or G preferred stock is to be redeemed, the stock to be redeemed will be selected proportionately (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

Unless we have declared and paid, we are contemporaneously declaring and paying, or we have declared and set aside a sum sufficient for the payment of the full cumulative dividends on all shares of Series F or G preferred stock, as applicable, for all past dividend periods and the then current dividend period, we may not redeem any shares of that series unless we simultaneously redeem all outstanding shares of that series and we will not purchase or otherwise acquire directly or indirectly any shares of that series (except by exchange for shares of our stock ranking junior to that series of preferred stock as to dividends and upon liquidation). Notwithstanding the foregoing, we may make any purchase or exchange offer made on the same terms to holders of all outstanding shares of our Series F or G preferred stock, as applicable, and we may in the case of our Series F or G preferred stock, redeem stock in order to ensure that we continue to meet the requirements for status as a REIT. So long as no dividends on the series are in arrears, we are entitled at any time and from time to time to repurchase shares of Series F or G preferred stock in open-market transactions duly authorized by our Board of Directors and effected in compliance with applicable laws.

Immediately prior to any redemption of Series F or G preferred stock, we will pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after the applicable dividend record date and prior to the corresponding dividend payment date, in which case each holder of shares of the series to be redeemed, at the close of business on the applicable dividend record date, is entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date.

Special Optional Redemption

In the event we experience a Change of Control, we will have the option to redeem the Series F or G preferred stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, for a cash redemption price per share equal to $25.00 plus any accumulated and unpaid dividends thereon (whether or not declared) to, but not including, the redemption date (unless the redemption date is after a record date set for the payment of a dividend on the Series F or G preferred stock and on or prior to the corresponding dividend payment date, in which case the amount of such accrued and unpaid dividend will not be included in the redemption price). If, prior to the date fixed for conversion of Series F or G preferred stock in connection with a Change of Control, as described more fully below, we provide notice of redemption of shares of Series F or G preferred stock as described above under “—Redemption,” holders of such shares of Series F or G preferred stock will not be entitled to convert their shares as described below under “—Conversion.”

Voting Rights

Holders of Series F and G preferred stock will not have any voting rights, except as described below.

Whenever dividends on any shares of the Series F or G preferred stock are in arrears for six or more consecutive or non-consecutive quarterly periods, a preferred dividend default will exist, the number of directors then constituting our Board of Directors will be increased by two (if not already increased by reason of a similar arrearage with respect to any parity preferred as defined below), and the holders of the shares of the series for which there is a preferred dividend default (subject to certain restrictions in the case of any regulated person in Series F or G preferred stock (as defined below)) will be entitled to vote separately as a class with all other series of preferred stock ranking on a parity with such series as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable (“parity preferred”), in order to fill the newly created vacancies, for the election of a total of two additional directors of our Company (the “preferred stock directors”) at a special meeting called by us at the request of holders of record of at least 10% of the series for which the preferred dividend default has occurred of any series of parity preferred so in arrears (unless the request is received less than 90 days before the date fixed for the next annual meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on the shares of the series for which the preferred dividend default occurred and parity preferred for the past dividend periods and the dividend for the then current dividend period are fully paid or declared and a sum sufficient for payment has been set aside to pay them. In the event our directors are divided into classes, each vacancy will be apportioned among the classes of directors to prevent stacking in any one class and to insure that the number of directors in each of the classes of directors are as nearly equal as possible.

Each preferred stock director, as a qualification for election (and regardless of how elected), will submit to our Board of Directors a duly executed, valid, binding and enforceable letter of resignation from the Board of Directors, to be effective upon the date upon which all dividends accumulated on the shares of the series for which the preferred dividend default occurred and parity preferred for the past dividend periods and the dividend for the then current dividend period are fully paid or declared and a sum sufficient for payment has been set aside to pay them at which time the terms of office of all persons elected as preferred stock directors by the holders of that series and any parity preferred will, upon the effectiveness of their respective letters of resignation, terminate, and the number of directors then constituting the Board of Directors will be reduced accordingly. A quorum for any meeting will exist if at least a majority of the outstanding shares of the series for which the preferred dividend default occurred and shares of parity preferred are represented in person or by proxy at the meetings.

The preferred stock directors will be elected upon the affirmative vote of a plurality of the shares of the series for which the preferred dividend default occurred and the parity preferred present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on the series for which the preferred dividend default occurred are paid in full or declared and set aside for payment in full, the holders of that series will be divested of the foregoing voting rights (subject to revesting in the event of each and every preferred dividend default).

Any preferred stock director may be removed at any time with or without cause by, and will not be removed otherwise than by the vote of, a majority of the votes entitled to be cast by holders of the outstanding shares of a series for which there is a preferred dividend default when they have the voting rights described above (voting separately as a class with all series of parity preferred). So long as a preferred dividend default continues, any vacancy in the office of a preferred stock director may be filled by written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of a majority of the votes entitled to be cast by holders of the outstanding shares of the series for which the dividend default exists when they have the voting rights described above (voting separately as a class with all series of parity preferred). The preferred stock directors will each be entitled to one vote per director on any matter properly coming before our Board of Directors.

In addition, each of the Series F and G preferred stock have limited rights to approve certain actions.

So long as any shares of Series F of G preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of our Series F and G preferred stock (voting separately as a class), at the time, given in person or by proxy, either in writing or at a meeting:

●	voluntarily terminate our status as a REIT;
●

amend, alter or repeal the provisions of our Charter or the articles supplementary, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of our Series F or G preferred stock or the holders of our Series F or G preferred stock; or

●

authorize, create or increase the authorized amount of any shares of any class or series of any security convertible into shares of any class or series ranking prior to the Series F or G preferred stock in the distribution on any liquidation, dissolution or winding up in the payment of dividends.

With respect to the occurrence of any Event described above in respect of the Series F or G preferred stock, so long as that series (or any equivalent class or series of stock issued by the surviving corporation in any merger or consolidation to which we became a party) remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event will not be deemed to materially and adversely affect any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of holders of that series. Any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or any increase in the amount of the authorized shares of such series, in each case ranking on a parity with or junior to that series with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or the issuance of additional shares of Series F or G preferred stock will not be deemed to materially and adversely affect any preferences, conversion and other rights, voting power, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption.

The foregoing voting provisions in respect of Series F or G preferred stock will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required is effected, all outstanding shares of that series are redeemed in accordance with their terms or called for redemption upon proper notice and we deposit sufficient funds in trust to effect the redemption.

Except as expressly stated in the applicable articles supplementary, holders of our Series F or G preferred stock will not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders of our Series F or G preferred stock, as applicable, will not be required for the taking of any corporate action, including any merger or consolidation involving us, our liquidation or dissolution or a sale of all or substantially all of our assets, irrespective of the effect that the merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of that series of preferred stock.

Conversion

Except as provided below in connection with a Change of Control, the Series F or G preferred stock is not convertible into or exchangeable for any other property or securities, except that the Series F or G preferred stock may be exchanged for shares of our excess stock pursuant to the provisions of our Charter relating to restrictions on ownership and transfer of our stock. For further information regarding the restrictions on ownership and transfer of our stock and excess stock, see “—Restrictions on Ownership and Transfer.”

Upon the occurrence of a Change of Control, with respect to Series F and G preferred stock, unless, prior to the date fixed for such conversion, we provide notice of redemption of such shares of Series F or G preferred stock as described above under “—Redemption” or “— Special Optional Redemption,” then, unless holders of the Series F or G preferred stock will receive the Alternative Form Consideration as described below, each holder of Series F or G preferred stock will have the right to convert all or part of the Series F or G preferred stock held by such holder into a number of shares of Class A common stock per share of Series F or G preferred stock to be so converted, or the Class A Common Share Conversion Consideration, equal to the lesser of:

●

the quotient obtained, which we refer to as the Conversion Rate, by dividing (i) the sum of $25.00 plus the amount of any accumulated and unpaid dividends thereon (whether or not declared) to, but not including, the applicable date fixed for conversion (unless the applicable conversion date is after a record date set for the payment of a dividend on the Series F or G preferred stock and on or prior to the corresponding dividend payment date, in which case the amount of such accrued and unpaid dividend will not be included in this sum), by (ii) the Class A Common Share Price (as defined below); and

●

with respect to Series F preferred stock, 2.5920 (the “Series F Share Cap”), and with respect to Series G preferred stock, 2.3159 (the “Series G Share Cap”), subject to certain adjustments described below.

With respect to Series F preferred stock, the Series F Share Cap will be subject to pro rata adjustments for any stock splits (including those effected pursuant to a common stock dividend), subdivisions or combinations with respect to our Class A common stock as follows: the adjusted Series F Share Cap as the result of such an event will be the number of shares of Class A common stock that is equivalent to the product of (i) the Series F Share Cap in effect immediately prior to such event multiplied by (ii) a fraction, the numerator of which is the number of shares of Class A common stock outstanding after giving effect to such event and the denominator of which is the number of shares of Class A common stock outstanding immediately prior to such event.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Class A common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable in connection with the exercise of conversion rights in connection with a Change of Control by holders of Series F preferred stock will not exceed 13,413,600 shares of Class A common stock (or equivalent Alternative Conversion Consideration, as applicable) (the “Series F Exchange Cap”). The Series F Exchange Cap is subject to pro rata adjustments for any share splits on the same basis as the corresponding adjustment to the Series F Share Cap and is subject to increase in the event that additional shares of Series F preferred stock are issued in the future.

With respect to Series G preferred stock, the Series G Share Cap will be subject to pro rata adjustments for any stock splits (including those effected pursuant to a common stock dividend), subdivisions or combinations with respect to our Class A common stock as follows: the adjusted Series G Share Cap as the result of such an event will be the number of shares of Class A common stock that is equivalent to the product of (i) the Series G Share Cap in effect immediately prior to such event multiplied by (ii) a fraction, the numerator of which is the number of shares of Class A common stock outstanding after giving effect to such event and the denominator of which is the number of shares of Class A common stock outstanding immediately prior to such event.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Class A common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable in connection with the exercise of conversion rights in connection with a Change of Control by holders of Series G preferred stock will not exceed 6,947,700 shares of Class A common stock (or equivalent Alternative Conversion Consideration, as applicable) (the “Series G Exchange Cap”). The Series G Exchange Cap is subject to pro rata adjustments for any share splits on the same basis as the corresponding adjustment to the Series G Share Cap and is subject to increase in the event that additional shares of Series G preferred stock are issued in the future.

In the case of a Change of Control pursuant to which, or in connection with which, shares of Class A common stock will be converted into cash, securities or other property or assets (including any combination thereof), or the Alternative Form Consideration, a holder of shares of Series F or G preferred stock will receive upon conversion of a share of Series F or G preferred stock, as applicable, the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive had such holder held a number of shares of Class A common stock equal to the Class A Common Share Conversion Consideration immediately prior to the effective time of the Change of Control.

If the holders of shares of Class A common stock have the opportunity to elect the form of consideration to be received in connection with the Change of Control, the form of consideration that holders of the Series F or G preferred stock will receive will be in the form of consideration elected by the holders of a plurality of the shares of Class A common stock held by stockholders who participate in the election and will be subject to any limitations to which all holders of shares of Class A common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in connection with the Change of Control.

We will not issue fractional common shares upon the conversion of the Series F or G preferred stock. Instead, we will pay the cash value of any such fractional shares based on the Class A Common Share Price.

If a conversion date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of shares of Series F or G preferred stock at the close of business on such record date shall be entitled to receive the dividend payable on such shares on the corresponding payment date, notwithstanding the conversion of such shares on or prior to such payment date, but the Conversion Rate shall not be calculated to include such accrued and unpaid dividends.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of record of outstanding shares of Series F or G preferred stock, at the addresses for such holders shown on our share transfer books, a notice of the occurrence of the Change of Control. This notice will state the following:

●	the events constituting the Change of Control;
●	the date of the Change of Control;
●	the last date on which the holders of shares of Series F or Series G preferred stock may exercise their conversion rights in connection with Change of Control;
●	the method and period for calculating the Class A Common Share Price;
●

the date fixed for conversion in connection with the Change of Control, or the conversion date, which will be a business day fixed by our Board of Directors that is not fewer than 20 and not more than 35 days following the date of the notice;

●

that if, prior to the applicable conversion date, we provide notice of our election to redeem all or any portion of the shares of Series F or G preferred stock, holders of the Series F and G preferred stock will not be able to convert the shares of Series F or G preferred stock so called for redemption, and such shares of Series F or G preferred stock will be redeemed on the related redemption date, even if they have already been tendered for conversion in connection with the Change of Control;

●	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series F or G preferred stock converted;
●	the name and address of the paying agent and the conversion agent; and
●	the procedures that the holders of shares of Series F and G preferred stock must follow to exercise their conversion rights in connection with the Change of Control.

A failure to give such notice or any defect in the notice or in its mailing will not affect the sufficiency of the notice or validity of the proceedings for conversion of shares of Series F or G preferred stock in connection with a Change of Control, except as to the holder to whom notice was defective or not given. A notice that has been mailed in the manner provided herein will be presumed to be given on the date it is mailed whether or not the stockholder receives such notice.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the information stated in such a notice, and post such a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of record of Series F or G preferred stock.

To exercise conversion rights in connection with a Change of Control, a holder of record of Series F or G preferred stock will be required to deliver, on or before the close of business on the applicable conversion date, the certificates, if any, representing any certificated shares of Series F or G preferred stock to be converted, duly endorsed for transfer, together with a completed written conversion notice and any other documents we reasonably require in connection with such conversion, to our conversion agent. The conversion notice must state:

●	the relevant conversion date; and
●	the number of shares of Series F or G preferred stock to be converted.

A holder of Series F or G preferred stock may withdraw any notice of exercise of such holder’s conversion rights in connection with a Change of Control, in whole or in part, by a written notice of withdrawal delivered to our conversion agent prior to the close of business on the business day prior to the applicable conversion date. The notice of withdrawal must state:

●	the number of withdrawn shares of Series F or G preferred stock;
●

if certificated shares of Series F or G preferred stock have been tendered for conversion and withdrawn, the certificate numbers of the withdrawn certificated shares of Series F or G preferred stock; and

●	the number of shares of Series F or G preferred stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series F or G preferred stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

Shares of Series F or G preferred stock as to which the holder’s conversion right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable form of consideration on the applicable conversion date unless, prior to the applicable conversion date, we provide notice of our election to redeem such shares of Series F or G preferred stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series F or G preferred stock that would otherwise be converted into the applicable form of consideration on a conversion date, such shares of Series F or G preferred stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price for such shares. We will deliver amounts owing upon conversion no later than the third business day following the applicable conversion date.

In connection with the exercise of conversion rights in connection with any Change of Control, we will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series F or G preferred stock into shares of Class A common stock. Notwithstanding any other provision of the terms of the Series F or G preferred stock, no holder of the Series F or G preferred stock will be entitled to convert such Series F or G preferred stock into shares of Class A common stock to the extent that receipt of such shares of Class A common stock would cause such holder (or any other person) to violate the restrictions on ownership and transfer of our stock contained in our Charter. See “—Restrictions on Ownership and Transfer.”

The conversion and redemption features of the Series F and G preferred stock may make it more difficult for or discourage a party from taking over our company.

Information Right

During any period during which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series F or G preferred stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series F or G preferred stock as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were an “accelerated filer” within the meaning of the Exchange Act, and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series F or G preferred stock.

Listing

Our Series F and Series G preferred stock are listed on the NYSE under the symbols, “UBP-F” and “UBP-G,” respectively.

Certain Definitions

Below is a summary of certain of the defined terms used in the various articles supplementary for the Series F or G preferred stock, as applicable. You should refer to the articles supplementary for the full definition of all these terms, as well as any other terms used but not defined in this prospectus.

“Calculation period” means, as of any date of determination, the period comprised of our two most recently completed fiscal quarters immediately preceding our fiscal quarter in which that date of determination occurs.

“Change of Control,” means the following have occurred and are continuing: (a) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, other than Exempted Persons (as defined hereinafter), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions, of shares of our common stock and Class A common stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our common stock and Class A common stock entitled to vote generally in the election of directors (and such a person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (b) following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or the NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or the NASDAQ.

“Class A Common Share Price,” for any Change of Control will be (i) if the consideration to be received in the Change of Control by holders of shares of Class A common stock is solely cash, the amount of cash consideration per share of Class A common stock, and (ii) if the consideration to be received in the Change of Control by holders of shares of Class A common stock is other than solely cash (including if such holders do not receive consideration), the average of the closing price per share of Class A common stock on the NYSE, NYSE MKT and NASDAQ for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.

“Exempted Person” means, (i) Charles J. Urstadt; (ii) any Urstadt Family Member (as hereinafter defined); (iii) any executor, administrator, trustee or personal representative who succeeds to the estate of Charles J. Urstadt or an Urstadt Family Member as a result of the death of such individual, acting in their capacity as an executor, administrator, trustee or personal representative with respect to any such estate; (iv) a trustee, guardian or custodian holding property for the primary benefit of Charles J. Urstadt or any Urstadt Family Member, (v) any corporation, partnership, limited liability company or other business organization that is directly or indirectly controlled by one or more persons or entities described in clauses (i) through (iv) hereof and is not controlled by any other person or entity; and (vi) any charitable foundation, trust or other not-for-profit organization for which one or more persons or entities described in clauses (i) through (v) hereof controls the investment and voting decisions in respect of any interest in the company held by such organization. For the sake of clarity with respect to clause (v) above, “control” includes the power to control the investment and voting decisions of any such corporation, partnership, limited liability company or other business organization. For purposes of this definition, the term “Urstadt Family Member” shall mean and include the spouse of Charles J. Urstadt, the descendants of the parents of Charles J. Urstadt, the descendants of the parents of the spouse of Charles J. Urstadt, the spouses of any such descendant and the descendants of the parents of any spouse of a child of Charles J. Urstadt. For this purpose, an individual’s “spouse” includes the widow or widower of such individual, and an individual’s “descendants” includes biological descendants and persons deriving their status as descendants by adoption.

“Make-Whole Redemption Price” means, for any shares of Series F or G preferred stock at any date of redemption, the sum of (i) $25.00 per share, (ii) all accrued and unpaid dividends thereon to, but excluding, such date of redemption, and (iii) the present value as of the date of redemption of all remaining scheduled dividend payments for such shares of Series F or G preferred stock until the fifth anniversary date, calculated using a discount rate equal to the Treasury Rate (determined on the date of the notice of redemption) plus 50 basis points.

“Parity preferred” means all other series of preferred stock ranking on a parity with the Series F or G preferred stock, as applicable, as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable.

“Treasury Rate” means, with respect to any date of determination, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such date of determination (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date of redemption to the fifth anniversary date; provided, however, that if the period from such date of redemption to the fifth anniversary date is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the date of redemption to the fifth anniversary date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Transfer Agent and Registrar

The transfer agent and registrar for each of our Series F preferred stock and Series G preferred stock is Computershare Inc.

Description of Depositary Shares

General

We may, at our option, elect to offer fractional shares of our preferred stock, rather than full shares of preferred stock. In such event, we will issue to the public receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of our preferred stock as described below.

The shares of any series of our preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of our preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering. If depositary shares are issued, copies of the forms of deposit agreement and depositary receipt will be incorporated by reference in the registration statement of which this prospectus is a part, and the following summary is qualified in its entirety by reference to those documents.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of our preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the holders. The depositary will distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and the balance that is not distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the depositary shares held by each of them, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred stock shall be made available to the holders of depositary shares.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

If a series of our preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock that have been redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

After the date fixed for redemption, the depositary shares that are called for redemption will no longer be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities, or other property payable upon the redemption and any money, securities, or other property to which the holders of the depositary shares were entitled upon the redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of our preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary may abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

●	All outstanding depositary shares to which it relates have been redeemed or converted; and/or
●	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided to be for their accounts in the deposit agreement.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to holders of our preferred stock. The deposit agreement will include provisions limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct) and indemnifying the depositary against certain possible liabilities.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary in which event we will appoint a successor depositary after delivery of the notice of resignation or removal.

Restrictions on Ownership

In order to safeguard us against an inadvertent loss of our REIT status, the deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement and will be referenced on the applicable depositary receipts.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Internal Revenue Code, we must meet several requirements regarding the number of our stockholders and concentration of ownership of our shares. Our Charter contains provisions that restrict the ownership and transfer of our equity securities to assist us in complying with these Internal Revenue Code requirements. We refer to these restrictions as the “ownership limit.”

The ownership limit provides that, in general, no person may own more than 7.5% of the aggregate value of all outstanding stock of our Company. It also provides that:

●	a transfer that violates the limitation is void;
●	a transferee gets no rights to the shares that violate the limitation;

●	shares transferred to a stockholder in excess of the ownership limit are automatically exchanged, by operation of law, for shares of “excess stock”; and
●

the excess stock will be held by us as trustee of a trust for the exclusive benefit of future transferees to whom the shares of stock will ultimately be transferred without violating the ownership limit.

Pursuant to authority under our Charter, our Board of Directors has determined that the ownership limit does not apply to any stock of the company beneficially owned by Mr. Charles J. Urstadt, our Chairman and Director, or Mr. Willing L. Biddle, our President, Chief Executive Officer and Director, for holdings which, in aggregate value, are not in excess of 27% of the aggregate value of all of our outstanding securities. As of June 5, 2017, Mr. Urstadt and Mr. Biddle owned in the aggregate approximately 13.9% of the aggregate value of all of our outstanding securities.

Ownership of our stock is subject to attribution rules under the Internal Revenue Code, which may result in a person being deemed to own stock held by other persons. Our Board of Directors may waive the ownership limit if it determines that the waiver will not jeopardize our status as a REIT. As a condition of such a waiver, the Board of Directors may require an opinion of counsel satisfactory to it or undertakings or representations from the applicant with respect to preserving our REIT status. We required no such opinion or undertakings with respect to Mr. Urstadt’s or Mr. Biddle’s ownership rights.

Any person who acquires our stock must, on our demand, immediately provide us with any information we may request in order to determine the effect of the acquisition on our status as a REIT. If our Board of Directors determines that it is no longer in our best interests to qualify as a REIT the ownership limitation will not be relevant. Otherwise, the ownership limit may be changed only by an amendment to our Charter by a vote of a majority of the voting power of our common equity securities.

Our Charter provides that any purported transfer that results in a direct or indirect ownership of shares of stock in excess of the ownership limit or that would result in the loss of our Company’s status as a REIT will be null and void, and the intended transferee will acquire no rights to the shares of stock. The foregoing restrictions on transferability and ownership will not be relevant if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. Our Board of Directors may, in its sole discretion, waive the ownership limit if evidence satisfactory to our Board of Directors and our tax counsel is presented that the changes in ownership will not then or in the future jeopardize our REIT status and our Board of Directors otherwise decides that such action is in our best interests.

Shares of stock owned, or deemed to be owned, or transferred to a stockholder in excess of the ownership limit will automatically be exchanged for shares of “excess stock” that will be transferred, by operation of law, to us as trustee of a trust for the exclusive benefit of the transferees to whom such shares of stock may be ultimately transferred without violating the ownership limit. While the excess stock is held in trust, it will not be entitled to vote, it will not be considered for purposes of any stockholder vote or the determination of a quorum for such vote, and except upon liquidation it will not be entitled to participate in dividends or other distributions. Any distribution paid to a proposed transferee of excess stock prior to the discovery by us that stock has been transferred in violation of the provision of our Charter is required to be repaid to us upon demand.

The excess stock is not treasury stock, but rather constitutes a separate class of our issued and outstanding stock. The original transferee-stockholder may, at any time the excess stock is held by us in trust, transfer the interest in the trust representing the excess stock to any person whose ownership of shares of capital stock exchanged for such excess stock would be permitted under the ownership limit, at a price not in excess of:

●	the price paid by the original transferee-stockholders for shares of stock that were exchanged into excess stock, or

●

if the original transferee-stockholder did not give value for such shares (e.g., the shares were received through a gift, devise or other transaction), the average closing price for the class of stock from which such shares of excess stock were exchanged for the ten days immediately preceding such sale, gift or other transaction.

Immediately upon the transfer to the permitted transferee, the excess stock will automatically be exchanged back into shares of stock from which it was converted. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any shares of excess stock may be deemed, at our option, to have acted as an agent on behalf of us in acquiring the excess stock and to hold the excess stock on behalf of us.

In addition, we will have the right, for a period of 90 days during the time any shares of excess stock are held by us in trust, to purchase the excess stock from the purported transferee-stockholder at the lesser of:

●

the price initially paid for such shares by the purported transferee-stockholder, or if the purported transferee-stockholder did not give value for such shares (e.g., the shares were received through a gift, devise or other transaction), the average closing price for the class of stock from which such shares of excess stock were converted for the 30 days immediately preceding the date we elect to purchase the shares, and

●	the average closing price for the class of stock from which such shares of excess stock were converted for the ten trading days immediately preceding the date we elect to purchase such shares.

The 90-day period begins on the date notice is received of the violative transfer if the purported transferee-stockholder gives notice to us of the transfer, or, if no such notice is given, the date our Board of Directors determines that a violative transfer has been made.

All stock certificates bear a legend referring to the restrictions described above.

Every owner of more than 5%, or any lower percentage set by federal income tax laws, of outstanding stock generally must file a completed questionnaire with us containing information regarding his or her ownership. In addition, each stockholder must, upon demand, disclose in writing any information we may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of stock on our status as a REIT and to ensure compliance with the ownership limitation.

CERTAIN PROVISIONS OF OUR CHARTER AND BYLAWS, MARYLAND LAW, OUR
STOCKHOLDER RIGHTS PLAN AND CHANGE OF CONTROL AGREEMENTS

Provisions of Our Charter and Bylaws

Classification of Board, Vacancies and Removal of Directors

Our Charter provides that our Board of Directors is divided into three classes. Directors of each class serve for staggered terms of three years each, with the terms of each class beginning in different years. We currently have ten directors. The number of directors in each class and the expiration of the current term of each class is as follows:

Class I	3 directors	Expires 2019
Class II	3 directors	Expires 2020
Class III	4 directors	Expires 2018

At each annual meeting of our stockholders, successors of the directors whose terms expire at that meeting will be elected for a three-year term and the directors in the other two classes will continue in office. A classified board may delay, defer or prevent a change in control or other transaction that might involve a premium over the then-prevailing market price for our common stock and Class A common stock or other attributes that our stockholders may consider desirable. In addition, a classified board could prevent stockholders who do not agree with the policies of our Board of Directors from replacing a majority of the Board of Directors for two years, except in the event of removal for cause.

Our Charter provides that, subject to the rights of holders of our preferred stock, any director may be removed (a) only for cause and (b) only by the affirmative vote of holders of not less than two-thirds of the common equities then outstanding and entitled to vote for the election of directors. Our Charter additionally provides that any vacancy occurring on our Board of Directors (other than as a result of the removal of a director) will be filled only by a majority of the remaining directors except that a vacancy resulting from an increase in the number of directors will be filled by a majority of the entire Board of Directors. A vacancy resulting from the removal of a director may be filled by the affirmative vote of a majority of all the votes cast at a meeting of the stockholders called for that purpose.

The provisions of our Charter relating to the removal of directors and the filling of vacancies on our Board of Directors could preclude a third party from removing incumbent directors without cause and simultaneously gaining control of our Board of Directors by filling, with its own nominees, the vacancies created by such removal. The provisions also limit the power of stockholders generally, and those with a majority interest, to remove incumbent directors and to fill vacancies on our Board of Directors without the support of incumbent directors.

Stockholder Action by Written Consent

Our Charter provides that any action required or permitted to be taken by our stockholders may be effected by a consent in writing signed by the holders of all of our outstanding shares of common equity securities entitled to vote on the matter. This requirement could deter a change of control because it could delay or deter the stockholders’ ability to take action with respect to us without convening a meeting.

Meetings of Stockholders

Our Bylaws provide for annual stockholder meetings to elect directors. Special stockholder meetings may be called by our Chairman, President or a majority of the Board of Directors and shall be called by our Secretary at the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting. This requirement could deter a change of control because it could delay or deter the stockholders’ ability to take action with respect to us.

Stockholder Proposals and Director Nominations

Under our Bylaws, in order to have a stockholder proposal or director nomination considered at an annual meeting of stockholders, stockholders are generally required to deliver to us certain information concerning themselves and their stockholder proposal or director nomination not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the “annual meeting anniversary date”); provided, however, that, if the annual meeting is scheduled to be held on a date more than 30 days before or more than 60 days after the annual meeting anniversary date, notice must be delivered to us not later than the close of business on the later of:

●	the 75th day prior to the scheduled date of such annual meeting or
●	the 15th day after public disclosure of the date of such meeting.

Failure to comply with such timing and informational requirements will result in such proposal or director nomination not being considered at the annual meeting. The purpose of requiring stockholders to give us advance notice of nominations and other business, and certain related information is to ensure that we and our stockholders have sufficient time and information to consider any matters that are proposed to be voted on at an annual meeting, thus promoting orderly and informed stockholder voting. Such Bylaw provisions could have the effect of precluding a contest for the election of our directors or the making of stockholder proposals if the proper procedures are not followed, and of delaying or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to have its own proposals approved.

Authorization of Consolidations, Mergers and Sales of Assets

Our Charter provides that any consolidation, merger, share exchange or transfer of all or substantially all of our assets must first be approved by the affirmative vote of a majority of our Board of Directors (including a majority of the Continuing Directors, as defined in our Charter) and thereafter must be approved by a vote of at least a majority of all the votes entitled to be cast on such matter.

Amendment of our Charter and Bylaws

Our Charter may be amended with the approval of a majority of the Board of Directors (including a majority of the Continuing Directors) and the affirmative vote of a majority of the votes entitled to be cast by our stockholders on the matter. Our Bylaws may be amended only by the Board of Directors. In addition, our Board of Directors may amend our Charter without action by our stockholders to increase or decrease the number of shares of stock of any class that we are authorized to issue.

Indemnification; Limitation of Directors’ and Officers’ Liability

Our Charter provides that we have the power, by our Bylaws or by resolution of the Board of Directors, to indemnify directors, officers, employees and agents, provided that indemnification is consistent with applicable law. Our Bylaws provide that we will indemnify, to the fullest extent permitted from time to time by applicable law, our directors, officers, employees and agents and any person serving at our request as a director, officer or employee of another corporation or entity, who by reason of that status or service is or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding. According to our Bylaws, indemnification will be against all liability and loss suffered and expenses, including attorneys’ fees, judgments, fines, penalties and amounts paid in settlement, reasonably incurred by the indemnified person in connection with the proceeding. Our Bylaws provide, however, that we will not be required to indemnify a person in connection with an action, suit or proceeding initiated by that person unless it was authorized by the Board of Directors. Our Bylaws provide that we will pay or reimburse reasonable expenses in advance of final disposition of a proceeding and without requiring a preliminary determination of the ultimate entitlement to indemnification, provided that the individual seeking payment provides (a) a written affirmation of the individual’s good faith belief that the individual meets the standard of conduct necessary for indemnification under the laws of the State of Maryland, and (b) a written undertaking to repay the amount advanced if it is ultimately determined that the applicable standard of conduct has not been met. Our Charter limits the liability of our officers and directors to us and our stockholders for money damages to the maximum extent permitted by Maryland law.

The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to the corporation or at the corporation’s request, unless it is established that (i) the act or omission of the person was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (ii) the person actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful. The MGCL does not permit indemnification in respect of any proceeding in which the person seeking indemnification is adjudged to be liable to the corporation. Further, a person may not be indemnified for a proceeding brought by that person against the corporation, except (i) for a proceeding brought to enforce indemnification or (ii) if the corporation’s charter or bylaws, a resolution of the board of directors or an agreement approved by the board of directors to which the corporation is a party expressly provides otherwise. Under the MGCL, reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by the corporation in advance of final disposition of the proceeding upon receipt by the corporation of (i) a written affirmation by the person of his or her good faith belief that the standard of conduct necessary for indemnification has been met and (ii) a written undertaking by or on behalf of the person to repay the amount if it shall ultimately be determined that the standard of conduct has not been met. The MGCL also requires a corporation (unless limited by the corporation’s charter) to indemnify a director or officer who is successful, on the merits or otherwise, in the defense of any proceeding against reasonable expenses incurred by the director in connection with the proceeding in which the director or officer has been successful. Our Charter contains no such limitation. The MGCL permits a corporation to limit the liability of its officers and directors to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of directors or officers to the corporation and it stockholders to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services; or (ii) a final judgment adverse to the person is entered based on a finding that the person’s act or omission was the result of active or deliberate dishonesty and was material to the cause of action adjudicated.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Provisions of Maryland Law

Business Combinations

Under Maryland law, certain “business combinations” between us and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our stock, an affiliate of ours who, at any time within the previous two years was the beneficial owner of 10% or more of the voting power of our stock (who the statute terms an “interested stockholder”), or an affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the person became an interested stockholder. The business combinations that are subject to this law include mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities. After the five-year period has elapsed, a proposed business combination with any such party must be recommended by the Board of Directors and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of our outstanding voting stock; and
●	two-thirds of the votes entitled to be cast by holders of the outstanding voting stock, excluding shares held by the interested stockholder,

unless, among other conditions, the stockholders receive a fair price, as defined by Maryland law, for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions do not apply, however, to business combinations that the Board of Directors approves or exempts before the time that the interested stockholder becomes an interested stockholder. Our Charter provides that these provisions do not apply to transactions between us and any person who owned 20% of the common stock of a predecessor to the Company as of December 31, 1996, or such person’s affiliates. As of that date, only Mr. Charles J. Urstadt, Chairman and Chief Executive Office of the Company, owned that percentage of our common stock.

Our Board of Directors has from time to time authorized issuances of our stock to Mr. Willing L. Biddle, with the effect that he is not an interested stockholder and these provisions do not apply to transactions between us and Mr. Biddle or his affiliates. In addition, our Board of Directors has, by resolution, determined that the Maryland law provisions restricting business combinations will not be applicable to spouses, children and other descendants of Mr. Urstadt or Mr. Biddle and certain trusts created for their benefit, and any of their affiliates.

Control Share Acquisitions

Maryland law provides that “control shares” acquired in a “control share acquisition” have no voting rights unless approved by the affirmative vote of two-thirds of all votes entitled to be cast on the matter, excluding shares owned by the acquiror or by officers of ours or employees of ours who are also directors. “Control shares” are voting shares which, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power, other than by revocable proxy, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;
●	one-third or more but less than a majority; or
●	a majority of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of ownership of, or the power to direct the voting power of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our Board of Directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror is then entitled to direct the exercise of a majority of all voting power, then all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions of our stock approved or exempted by our Charter or Bylaws.

Our Bylaws exempt from the Maryland control share statute any and all acquisitions of our common stock or preferred stock by any person. The Board of Directors has the right, however to withdraw this exemption at any time in the future.

Dissolution Requirements

Maryland law generally permits the dissolution of a corporation if approved (a) first by the affirmative vote of a majority of the entire Board of Directors declaring such dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at an annual or special meeting of stockholders, and (b) upon proper notice being given as to the purpose of the meeting, then by the stockholders of the corporation by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. Our Charter reduces the required vote (as permitted by Maryland law) to a majority of the votes entitled to be cast on the matter.

Additional Provisions of Maryland Law

Maryland law also provides that Maryland corporations that are subject to the Exchange Act and have at least three outside directors can elect by resolution of the board of directors to be subject to some corporate governance provisions that may be inconsistent with the corporation’s charter and bylaws. Under the applicable statute, a board of directors may classify itself without the vote of stockholders. A board of directors classified in that manner cannot be altered by amendment to the charter of the corporation. Further, the board of directors may, by electing into applicable statutory provisions and notwithstanding the charter or bylaws:

●	provide that a special meeting of stockholders will be called only at the request of stockholders, entitled to cast at least a majority of the votes entitled to be cast at the meeting;
●	reserve for itself the right to fix the number of directors;
●	provide that a director may be removed only by the vote of the holders of two-thirds of the stock entitled to vote;
●	retain for itself sole authority to fill vacancies created by the death, removal or resignation of a director; and
●

provide that all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors, in office, even if the remaining directors do not constitute a quorum.

In addition, a director elected to fill a vacancy under this provision will serve for the balance of the unexpired term and until a successor is elected and qualifies instead of until the next annual meeting of stockholders. A board of directors may implement all or any of these provisions without amending the charter or bylaws and without stockholder approval. A corporation may be prohibited by its charter or by resolution of its board of directors from electing any of the provisions of the statute. We are not prohibited from implementing any or all of the statute.

While certain of these provisions are already contemplated by our Charter and Bylaws, the law would permit our Board of Directors to override further changes to the Charter or Bylaws. If implemented, these provisions could discourage offers to acquire our common stock or Class A common stock and could increase the difficulty of completing an offer.

Under Maryland law, our Board of Directors may amend our Charter without stockholder action to effect a reverse stock split with respect to any class of shares, provided the Board does not cause a combination of more than 10 shares of stock into one share in any 12-month period. According to the terms of our Series F and G preferred stock, no such amendment may materially and adversely affect the provision of such series without the consent of the holders thereof.

Under Maryland law, dissenting stockholders may have, subject to satisfying certain procedures, the right to demand and receive payment of the fair value of their shares of stock in connection with certain transactions (often referred to as appraisal rights). Under Maryland law, however, stockholders may not demand fair value of stock if the shares are listed on a national securities exchange. Holders of shares of any class of our stock that is listed on a national securities exchange, such as our common stock, Class A common stock and our Series F and G preferred stock, would be precluded from exercising appraisal rights and dissenting from extraordinary transactions, such as the merger of our company with or into another company or the sale of all or substantially all our assets.

Stockholder Rights Plan

We have adopted a stockholder rights plan. Under the terms of this plan, we can in effect prevent a person or a group from acquiring more than 10% of the combined voting power of our outstanding shares of common stock and Class A common stock because, after (a) the person acquires more than 10% of the combined voting power of our outstanding common stock and Class A common stock, or (b) the commencement of a tender offer or exchange offer by any person (other than us, any one of our wholly owned subsidiaries or any of our employee benefit plans, or any exempted person (as defined below)), if, upon consummation of the tender offer or exchange offer, the person or group would beneficially own 30% or more of the combined voting power of our outstanding shares of common stock and Class A common stock, all other stockholders will have the right to purchase securities from us at a price that is less than their fair market value, which would substantially reduce the value and influence of the stock owned by the acquiring person. Our Board of Directors can prevent the plan from operating by approving of the transaction and redeeming the rights. This gives our Board of Directors significant power to approve or disapprove of the efforts of a person or group to acquire a large interest in our Company. The rights plan exempts acquisitions of common stock and Class A common stock by Mr. Charles J. Urstadt, members of his family and certain of his affiliates.

Change of Control Agreements

We have entered into change of control agreements with certain of our senior executives providing for the payment of money to these executives upon the termination of employment following the occurrence of a change of control of our Company as defined in these agreements. If, within 18 months following a change of control, we terminate the executive’s employment other than for cause, or if the executive elects to terminate his or her employment with us for reasons specified in the agreement, we will pay the executive an amount equal to twelve months of the executive’s base salary in effect at the date of the change of control and will: (a) continue in effect for a period of twelve months, for the benefit of the executive and his family, life and health insurance, disability, medical and other benefit programs in which the executive participates, provided that the executive’s continued participation is possible, or (b) if such continued participation is not possible, arrange to provide for the executive and his family similar benefits for the same period. In addition, our Compensation Committee has the discretion under our restricted stock plan to accelerate the vesting of outstanding restricted stock awards in the event of a change of control. These provisions may deter changes of control of our Company because of the increased cost for a third party to acquire control of our Company.

Possible Anti-Takeover Effect of Certain Provisions of Our Charter and Bylaws, Maryland Law, Stockholder Rights Plan and Change of Control Agreements

Certain provisions of our Charter and Bylaws, certain provisions of Maryland law, our stockholder rights plan and our change of control agreements with our officers could have the effect of delaying or preventing a transaction or a change in control that might involve a premium price for stockholders or that they otherwise may believe is desirable.

Interests of Mr. Charles J. Urstadt and Mr. Willing L. Biddle

Mr. Charles J. Urstadt, our Chairman and Director, and Mr. Willing L. Biddle, our President, Chief Executive Officer and Director, beneficially own 4,464,625 and 2,919,558 shares of common stock, respectively and 161,090 and 40,824 shares of Class A common stock, respectively, constituting approximately 66.3% of the voting power of our outstanding common equity securities. In view of the common equity securities beneficially owned by Mr. Urstadt and Mr. Biddle, Mr. Urstadt and Mr. Biddle may control a sufficient percentage of the voting power of our common equity securities to effectively block certain proposals which require a vote of our stockholders.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes certain material federal income tax consequences to us and to holders of our shares generally relating to our treatment as a REIT.

The laws governing the federal income tax treatment of a REIT and its shareholders are highly technical and complex. This summary is for general information only, and does not purport to address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to certain types of shareholders that are subject to special treatment under the federal income tax laws, such as:

●	insurance companies;
●	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Shareholders,” below);
●	financial institutions or broker-dealers;
●	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “—Taxation of Non-U.S. Shareholders,” below);
●	U.S. expatriates;

●	persons who mark-to-market our shares;
●	subchapter S corporations;
●	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;
●	regulated investment companies and REITs;
●	trusts and estates;
●	persons who receive our shares through the exercise of employee options or otherwise as compensation;
●	persons holding our shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
●	persons subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”); and
●	persons holding our shares through a partnership or similar pass-through entity.

This summary assumes that shareholders hold our shares as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be, construed as tax advice. This summary is based upon the Code, the final, temporary and proposed regulations promulgated by the U.S. Treasury Department, the legislative history of the Code, rulings and other administrative pronouncements issued by the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. The reference to administrative pronouncements issued by the IRS includes pronouncements issued in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this prospectus. Future legislation, regulations, administrative pronouncements and judicial decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based and any such change could apply retroactively. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed herein.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF INVESTING IN OUR SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH INVESTMENT AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

We elected to be taxed as a REIT under the federal income tax laws beginning with our taxable year ended October 31, 1970. We believe that we have operated in a manner qualifying us as a REIT since our election and intend to continue to so operate.

In connection with the filing of this prospectus, Baker & McKenzie LLP has rendered an opinion that we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended October 31, 2014 through October 31, 2016, and our organization and current method of operation will enable us to continue to qualify as a REIT for our taxable year ending October 31, 2017 and in the future. You should be aware that the opinion is based on current law and is not binding on the IRS or any court. In addition, the opinion is based on customary assumptions and on our representations as to factual matters.

It must be emphasized that the opinion of tax counsel is based on various customary assumptions relating to our organization and operation, and is conditioned upon certain representations and covenants made by our management as to factual matters, including representations regarding our organization, the nature of our assets and income, and the past, present and future conduct of our business operations. Baker & McKenzie LLP’s opinion is not binding upon the IRS, or any court and only speaks as of the date issued. In addition, Baker & McKenzie LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify as a REIT for any particular year.

Moreover, our qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. Baker & McKenzie LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy these requirements. Baker &McKenzie LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our qualification as a REIT. We describe the REIT qualification tests in more detail below. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify,” below.

As a REIT, we generally are not subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning stock in a non-REIT corporation. However, we generally will be subject to federal tax in the following circumstances:

●

We will pay federal income tax on taxable income, including undistributed net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

●	We may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to shareholders.

●	We will pay income tax at the highest corporate rate on:

●

net income from the sale or other disposition of certain property acquired at or in lieu of foreclosure on a lease of, or indebtedness secured by, such property (“Foreclosure Property”) that we hold primarily for sale to customers in the ordinary course of business, and

●	other non-qualifying income from Foreclosure Property.

●	We will pay a 100% tax on net income from sales or other dispositions of property, other than Foreclosure Property, that we hold primarily for sale to customers in the ordinary course of business.
●

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we generally will pay a 100% tax on:

●	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by
●	a fraction intended to reflect our profitability.

●

If during a calendar year we fail to distribute at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

●

In the event of a failure to satisfy any of the asset tests (other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test as described below under “—Asset Tests”), as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets causing such failure, we will pay a tax equal to the greater of $50,000 or the amount determined by multiplying the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests by the highest corporate tax rate (currently 35%).

●

In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

●

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid.

●	We will be subject to a 100% excise tax on income attributable to transactions with a taxable REIT subsidiary (a "TRS") that are not conducted on an arm’s-length basis.

●

If we acquire any asset from an entity treated as a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to such entity’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

●	the amount of gain that we recognize at the time of the sale or disposition, and
●	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

●

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Recordkeeping Requirements”.

●	The earnings of any lower-tier entities that are treated as C corporations, including any TRS, will be subject to federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any TRS will be subject to federal, state and local corporate income tax on its taxable income.

Requirements for Qualification

A REIT is an entity formed as a corporation, trust or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% of the value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year (the “closely held test”).

7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to shareholders.

9.	It uses a calendar year for federal income tax purposes (unless it first qualified for REIT status before October 5, 1976) and complies with the recordkeeping requirements of the federal income tax laws.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Because we elected to be taxed as a REIT beginning with our taxable year ended October 31, 1970, the use of the calendar year for federal income tax purposes in requirement 9 does not apply to us. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and we do not know, or would not have reason to know after exercising reasonable diligence that we violated the closely held test, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under the closely held test, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the closely held test.

We believe that we have issued sufficient shares with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6. In addition, our Charter restricts the ownership and transfer of our shares so that we should continue to satisfy these requirements. The provisions of our Charter restricting the ownership and transfer of our shares are described under “Description of Capital Stock — Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements. If we fail to satisfy these requirements, our qualification as a REIT may terminate.

Qualified REIT Subsidiaries

We have several corporate subsidiaries, including “qualified REIT subsidiaries,” and interests in unincorporated domestic entities. For federal income tax purposes, a corporation that is a qualified REIT subsidiary (a "QRS") is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a QRS are treated as assets, liabilities and items of income, deduction and credit of the REIT. A QRS is a corporation all of the capital stock of which is owned by the REIT and for which no election has been made to treat such corporation as a TRS. Thus, in applying the requirements described herein, any QRS that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “—Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership, and, for purposes of the gross income tests (see “—Income Tests”), we will be deemed to be entitled to the income of the partnership attributable to such share. For all of the other asset tests, our proportionate shares are based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Taxable REIT Subsidiaries

A REIT may own up to 100% of the stock of a TRS. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation, of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities, will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake activities indirectly, such as earning fee income, that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For taxable years of a REIT beginning on or before December 31, 2017, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs, and for taxable years of a REIT beginning after December 31, 2017, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on income of a parent REIT attributable to transactions between a TRS and such parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. Further, a 100% excise tax is imposed on the gross income of a TRS attributable to services provided to, or on behalf of, its parent REIT that are not conducted on an arm’s-length basis.

A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

We currently own stock of four TRSs, and may form one or more TRSs in the future.

Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

●	rents from real property;
●

interest on obligations secured by mortgages on real property, or on interests in real property, including (for taxable years beginning after December 31, 2015) obligations secured by both real and personal property and the fair market value of the personal property does not exceed 15% of the total fair market value of all the property;

●	dividends or other distributions on, and gain from the sale of, shares in other REITs;

●	gain from the sale of real estate assets, other than property held primarily for sale to customers in the ordinary course of business;
●	income derived from the operation, and gain from the sale of, Foreclosure Property; and
●

income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we receive such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, or gain from the sale or disposition of stock or securities. Certain types of gross income, including cancellation of indebtedness income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business, is excluded from both the numerator and the denominator for purposes of the income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. Certain foreign currency gains will also be excluded from gross income for purposes of one or both of the gross income tests.

Prohibited Transactions

A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than Foreclosure Property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

●	the REIT has held the property for not less than two years;
●

the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includible in the basis of the property do not exceed 30% of the selling price of the property;

●

either (i) during the year in question, the REIT did not make more than seven sales of property other than Foreclosure Property or sales to which Section 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (iv) for taxable years beginning after December 18, 2015, the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate bases of all of the assets of the REIT at the beginning of the year, and the aggregate adjusted bases of all such properties sold by the REIT during the three-year period ending with such year did not exceed 10% of the sum of the aggregate bases of all the assets of the REIT at the beginning of each year in such three-year period, or (v) for taxable years beginning after December 18, 2015, the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, and the aggregate fair market value of all such properties sold by the REIT during the three-year period ending with such year did not exceed 10% of the sum of the aggregate fair market values of all the assets of the REIT at the beginning of each year in such three-year period;

●	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and
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if the REIT has made more than seven sales of non-Foreclosure Property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

We will attempt to comply with the terms of these safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Fee Income

Fee income generally will not be qualifying income for purposes of either the 75% or 95% gross income tests. Any fees earned by any TRS, such as fees for providing asset management and construction management services to third parties, will not be included for purposes of the gross income tests.

Foreclosure Property

We will generally be subject to tax at the maximum corporate rate on any net income from Foreclosure Property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income and gains from Foreclosure Property will qualify under the 75% and 95% gross income tests. Foreclosure Property is any real property, including interests in real property, and any personal property incident to such real property:

●

that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default, or when default was imminent on a lease of such property or on indebtedness that such property secured;

●	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and
●	for which the REIT makes a proper election to treat the property as Foreclosure Property.

Foreclosure Property also includes certain “qualified healthcare properties” acquired by a REIT as a result of the termination or expiration of a lease of such property (other than by reason of a default, or the imminence of a default, on the lease).

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be Foreclosure Property at the end of the third taxable year (or, with respect to qualified healthcare property, the second taxable year) following the taxable year in which the REIT acquired the property, although Foreclosure Property status may be terminated earlier upon the occurrence of certain events or may be extended if an extension is granted by the IRS. However, this grace period terminates and Foreclosure Property ceases to be Foreclosure Property on the first day:

●

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

●

on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent; or

●

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Any gain from the sale of property with respect to which a Foreclosure Property election is made will not be subject to the 100% tax described above, even if the property would otherwise constitute inventory or property that is held for sale to customer in the ordinary course of business. We have no Foreclosure Property as of the date of this prospectus.

Rents from Real Property

Rent that we receive from real property that we own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if each of the following conditions is met:

●	The rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.
●

Neither we nor a direct or indirect owner of 10% or more of our shares may own, actually or constructively, 10% or more of a tenant from whom we receive rent (other than a TRS). Rent we receive from a TRS will qualify as “rents from real property” if at least 90% of the leased space of the property is rented to persons other than TRSs and 10%-owned tenants, and the amount of rent paid by the TRS is substantially comparable to the rent paid by the other tenants of the property for comparable space. The “substantially comparable” requirement is treated as satisfied if such requirement is satisfied under the terms of a lease when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent that is attributable to a modification of a lease with a “controlled TRS” (i.e., a TRS in which we own, directly or indirectly, more than 50% of the voting power or value of the stock) will not be treated as “rents from real property.”

●

We generally must not operate or manage our real property or furnish or render services to our tenants, other than through an independent contractor who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Such income will not disqualify all rents from tenants of the property as rents from real property, but income from such services will not qualify as rents from real property. Further, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties.

In addition, the amount of rent that is attributable to personal property leased in connection with a lease of real property will qualify as “rents from real property” but only if such amount is no more than 15% of the total rent received under the lease. The allocation of rent between real and personal property is based on the relative fair market values of the real and personal property.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (i) the rent is considered based on the income or profits of the tenant, (ii) the tenant either is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying TRSs, or (iii) we furnish noncustomary services to the tenants of the property in excess of the 1% threshold, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.”

We do not currently lease and do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we have not performed and do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors from whom we do not receive or derive income or through a TRS. Accordingly, we believe that our leases have produced and will generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.

In addition to rent, tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such charges will generally qualify as “rents from real property.” Additionally, to the extent that such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should also qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they may instead be treated as interest that qualifies for the 95% gross income test.

Hedging Transactions

Income and gain from certain hedging transactions that we may enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such are excluded from gross income for purposes of both the 75% and the 95% gross income tests. A “hedging transaction” means either

(i) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred to acquire or carry real estate assets (a "Debt Financing Hedge"), or (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests (or any property which generates such income or gain) (a "Currency Hedge"). A “hedging transaction” also includes a transaction entered into to manage the risk of a Debt Financing Hedge, when any portion of the hedged indebtedness is extinguished, or a Currency Hedge, when there is a disposition of any portion of the property producing the REIT qualifying income that is hedged by the Currency Hedge. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated or entered into and to satisfy other identification requirements. We intend to structure our hedging transactions in a manner that does not jeopardize our status as a REIT.

Foreign Currency Gain

Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property, and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any foreign currency gain derived from dealing, or engaging in substantial or regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Income Tests

If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

●	our failure to meet such tests is due to reasonable cause and not due to willful neglect; and
●	following such failure for any taxable year, a schedule of the sources of our income is filed in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of the Company,” even if the relief provisions apply, we generally would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Interest

For purposes of the 75% and 95% gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

●	an amount that is based on a fixed percentage or percentages of receipts or sales; and
●

an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from leasing substantially all of its interest in the real property securing the debt, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. For this purpose, and for taxable years beginning after December 31, 2015, where a debt obligation is secured by a mortgage on both real property and personal property and the fair market value of the personal property does not exceed 15% of the total fair market value of all such property, the entire obligation is treated as debt that is secured by a mortgage on real property. If a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan (or, if the loan has experienced a “significant modification” that was not related to default or anticipated default since its origination or acquisition by the REIT, then as of the date of that “significant modification”), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

Dividends

Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of (the “75% asset test”):

●	cash or cash items, including certain receivables, money market funds, and, in certain circumstances, foreign currencies;
●	government securities;
●	interests in real property, including leaseholds and options to acquire real property and leaseholds;
●	interests in mortgage loans secured by real property;
●	stock in other REITs;
●

for taxable years beginning after December 31, 2015, debt instruments issued by publicly offered REITs (i.e., REITs that are required to file annual and periodic reports with the SEC under the Exchange Act); and

●

investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

For purposes of the 75% asset test, and for taxable years beginning after December 31, 2015, (1) if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, such that the entire rent received with respect to such real property and the personal property leased in connection therewith qualifies as rents from real property for purposes of the 75% gross income test, the value of such personal property, as well as the value of the real property, will be treated as an interest in real property and (2) where a debt obligation is secured by a mortgage on both real property and personal property and the fair market value of the personal property does not exceed 15% of the aggregate fair market values of the personal property and real property, the entire obligation will treated as a mortgage loan secured by real property.

Under a second set of asset tests, except for securities in the 75% asset class, securities in a TRS or QRS, and equity interests in partnerships:

●	not more than 5% of the value of our total assets may be represented by securities of any one issuer (the “5% value test”);
●	we may not own securities that possess more than 10% of the total voting power of the outstanding securities of any one issuer (the “10% vote test”);
●	subject to certain exceptions, we may not own securities that have a value of more than 10% of the total value of the outstanding securities of any one issuer (the “10% value test”);
●

for taxable years beginning on or prior to December 31, 2017, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs, and for taxable years beginning after December 31, 2017, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs;

●	for taxable years beginning after December 31, 2015, no more than 25% of the value of our total assets may consist of debt instruments that are issued by publicly-offered REITs; and
●

no more than 25% of the value of our total assets may consist of the securities of TRSs, other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

For purposes of the 5% value test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a QRS or a TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

●

“straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors (except that “straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the shares) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities) but “straight debt” securities include debt subject to the following contingencies:

●

a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than twelve months of unaccrued interest on the debt obligations can be required to be prepaid; or

●	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;
●	any loan to an individual or estate;

●	any “section 467 rental agreement,” other than an agreement with a related party tenant;
●	any accrued obligation to pay “rents from real property”;
●	certain securities issued by government entities;
●	any security issued by a REIT;
●

any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

●

any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We believe that our existing assets are qualifying assets for purposes of the 75% asset test. We also believe that any additional real property that we acquire, loans that we extend and temporary investments that we make generally will be qualifying assets for purposes of the 75% asset test, except to the extent that the value of the loan exceeds the value of the associated real property securing the loan (determined as of the date we agreed to originate or acquire the loan) or to the extent the asset is a loan that is not deemed to be an interest in real property. We intend to monitor the status of our acquired assets for purposes of the various asset tests and manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. We will also not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITS. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

●	we satisfied the asset tests at the end of the preceding calendar quarter; and
●

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the 5% value test, 10% vote test, or 10% value test described above at the end of any quarter of each taxable year, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of the value of our assets or $10 million) and (ii) we dispose of the assets that caused the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of the assets that caused the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

We believe that the assets that we hold and that we will hold in the future will satisfy the foregoing asset test requirements. However, we have not obtained and will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurances that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

●	the sum of
●	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and
●	90% of our after-tax income, if any, from Foreclosure Property, minus
●

the sum of certain items of non-cash income (to the extent such items of income exceed 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain or loss).

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three-months of the calendar year, at least the sum of:

●	85% of our REIT ordinary income for such year,
●	95% of our REIT capital gain income for such year, and
●	any undistributed taxable income from prior periods,

We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “—Taxation of Taxable U.S. Shareholders” below. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

It is possible that, from time to time, we may experience timing differences between:

●	the actual receipt of income and actual payment of deductible expenses, and
●	the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income.

For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

As a result of the foregoing, unless, for example, we raise funds by a borrowing or pay taxable dividends of our shares or debt securities, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the 4% excise tax described above or even to meet the 90% distribution requirement.

We may satisfy the 90% distribution requirement with taxable distributions of our equity or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and shares. We have not made and have no current intention to make a taxable dividend payable in cash and our shares.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares. We have complied, and we intend to continue to comply, with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In addition, we may be required to pay penalties and/or interest in respect of such tax. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. To the extent of our current and accumulated earnings and profits, any distributions to shareholders in any such year generally would be taxed as ordinary dividend income. Distributions to individual, trust and estate shareholders may be eligible to be treated as qualified dividend income, which currently is taxed at capital gains rates. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether we would qualify for such statutory relief in all circumstances.

Taxation of Taxable U.S. Shareholders

This section is a summary of rules governing the federal income taxation of U.S. shareholders (defined below) for general information only. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON OWNERSHIP OF OUR SHARES. For purposes of this summary, the term “U.S. shareholder” means a holder of our shares that, for federal income tax purposes, is:

●	a citizen or resident of the United States,
●

a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, or of any state thereof, or the District of Columbia,

●	an estate whose income is includible in gross income for federal income tax purposes regardless of its source, or
●

any trust (i) with respect to which a United States court is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions or (ii) that has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any entity that is treated as a partnership for federal income tax purposes, holds our shares, the federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A shareholder that is a partnership and the partners in such partnership should consult their tax advisors about the federal income tax consequences of the acquisition, ownership and disposition of our shares.

As long as we qualify as a REIT, a taxable U.S. shareholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations.

A U.S. shareholder will generally recognize distributions that we properly designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. shareholder has held its shares. A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we timely designate the amount, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in our shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid. If we make such an election, we may, if supported by reasonable authority that it will not jeopardize our status as a REIT, make such an election only with respect to capital gains allocable to our shares.

A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder in our shares. Instead, the distribution will reduce the U.S. shareholder’s adjusted basis in our shares. A U.S. shareholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted basis in our shares as long-term capital gain, or short-term capital gain if the shares have been held for one year or less, assuming the shares are a capital asset in the hands of the U.S. shareholder. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to dividends on our preferred shares and then to dividends on our common stock. If, for any taxable year, we elect to designate as capital gain dividends any portion of the distributions paid for the year to our shareholders, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to the holders of our preferred shares will be the amount so designated, multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid to the holders of our preferred shares for the year and the denominator of which will be the total dividends paid to the holders of all classes of our shares for the year.

Dividends paid to a U.S. shareholder generally will not qualify for the favorable tax rate for “qualified dividend income.” Currently the maximum federal income tax rate for qualified dividend income received by U.S. shareholders taxed at individual rates is 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is currently 39.6%. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. shareholders that are taxed at individual rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our shareholders (see “—Taxation of the Company” above), our dividends generally will not be eligible for the 20% rate applicable to qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as a TRS, and (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares become ex-dividend.

Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on dividends received from us. U.S. shareholders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our shares.

Distributions made by us and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income, and as a result, U.S. shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. shareholder is a limited partner, against this income or gain. In addition, distributions from us and gain from the disposition of our shares will generally be treated as investment income for purposes of the investment interest limitations.

U.S. shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income.

We will notify U.S. shareholders after the close of our taxable year as to the portions of our distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Shareholders on the Disposition of Shares

In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our shares as long-term capital gain or loss if the U.S. shareholder has held the shares for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis. A shareholder’s adjusted tax basis generally will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (as described above) less tax deemed paid on such gains and reduced by any return of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of the shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of our shares may be disallowed if the U.S. shareholder purchases other shares of substantially identical stock within 30 days before or after the disposition.

Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on gain from the sale of our shares. U.S. shareholders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our shares.

If a U.S. shareholder has shares redeemed by us, such U.S. shareholder will be treated as having sold the redeemed shares if (1) all of the U.S. shareholder’s shares of our stock are redeemed (after taking into consideration certain ownership attribution rules set forth in the Code) or (2) such redemption is (a) not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or (b) substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a distribution made with respect to the U.S. shareholder’s shares. U.S. shareholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Dividend Reinvestment Program

Shareholders in our dividend reinvestment program are treated as having received the gross amount of any cash distributions which would have been paid by us to such shareholders had they not elected to participate in the program. These distributions will retain the character and tax effect applicable to distributions from us generally. Participants in the dividend reinvestment program are subject to federal income and withholding tax on the amount of the deemed distributions to the extent that such distributions represent dividends or gains, even though they receive no cash. Shares of our stock received under the program will have a holding period beginning with the day after purchase, and a tax basis equal to their cost.

Capital Gains and Losses

The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 39.6%. The current maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the section 1250 property. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders at a 20% or 25% rate.

The characterization of income as capital gain or ordinary income may also affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax Exempt Shareholders

This section is a summary of rules governing the federal income taxation of U.S. shareholders that are tax-exempt entities for general information only. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON OWNERSHIP OF OUR SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are generally exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance (or be deemed to finance) its acquisition of our shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Furthermore, certain types of tax-exempt entities are subject to UBTI under rules that are different from the general rules discussed above, which may require them to characterize distributions that they receive from us as UBTI.

In certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares of beneficial interest must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. This rule applies to a pension trust holding more than 10% of our shares of beneficial interest, and only if:

●	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;
●

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares of beneficial interest be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares of beneficial interest in proportion to their actuarial interest in the pension trust, and

●	either:
●	one pension trust owns more than 25% of the value of our shares of beneficial interest; or
●	a group of pension trusts individually holding more than 10% of the value of our shares of beneficial interest collectively own more than 50% of the value of our shares of beneficial interest.

Certain restrictions on ownership and transfer of our shares should generally prevent the above rules from applying to dividends paid by us.

Taxation of Non-U.S. Shareholders

This section is a summary of the rules governing the federal income taxation of non-U.S. shareholders. For purposes of this discussion, the term “non-U.S. shareholder” means a holder of our shares that is not a U.S. shareholder or an entity treated as a partnership for federal income tax purposes. The rules governing the federal income taxation of non-U.S. shareholders are complex and this summary is for general information only. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON OWNERSHIP OF OUR SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

Distributions

A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a United States real property interest (“USRPI”), as defined below, and that we do not designate as a capital gain dividend or retained capital gain, will recognize ordinary income to the extent that we pay such distribution our of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed on distributions, and also may be subject to a 30% “branch profits tax” if the non-U.S. shareholder is a corporation. The branch profits tax may be reduced by an applicable income tax treaty. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. shareholder unless either:

●

a lower treaty rate applies and the non-U.S. shareholder files an applicable IRS Form W-8 (i.e., IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or IRS Form W-8EXP) evidencing eligibility for that reduced rate with us,

●	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected with the conduct of a U.S. trade or business; or
●	the distribution is treated as attributable to a sale of a USRPI under the “FIRPTA” rules discussed below.

A non-U.S. shareholder will not incur tax on a distribution on our shares in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the non-U.S. shareholder in those shares. Instead, the distribution will reduce the adjusted basis of the non-U.S. shareholder in those shares. A non-U.S. shareholder will be subject to tax on a distribution on our shares that exceeds both our current and accumulated earnings and profits and the adjusted basis of the non-U.S. shareholder in those shares if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of those shares as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Under the “FIRPTA” rules discussed below, we are generally required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we generally will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.

For any year in which we qualify as a REIT, a non-U.S. shareholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 (“FIRPTA”). A USRPI includes certain interests in U.S. real property and shares in “United States real property holding corporations” (“USRPHCs”), which are corporations at least 50% of the value of whose assets consist of interests in USRPIs. Under FIRPTA, subject to the exception discussed below for distributions on shares of a class of stock that is regularly traded on an established securities market to a less-than-10% holder of such class, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if the gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on this distribution at the normal capital gain rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Certain “qualified foreign pension funds” and certain publicly traded non-U.S. “qualified collective investment vehicles” are not subject to tax under FIRPTA on distributions that are attributable to gain from our sale or exchange of a USRPI (the “FIRPTA Exemption”). Non-U.S. shareholders are urged to consult their own tax advisors to determine the application to them of this potential relief from FIRPTA taxation in light of their particular circumstances. Notwithstanding the foregoing, unless the exception described in the next paragraph applies, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

Capital gain distributions to the holders of shares of a class of our shares that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (1) that class of shares is regularly traded on an established securities market and (2) the non-U.S. shareholder did not own more than 10% of that class of shares during the one-year period ending on the date of distribution. As a result, non-U.S. shareholders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.

Our common stock, Class A common stock and Series F and G preferred stock are currently regularly traded on an established securities market. If a class of our shares is not regularly traded on an established securities market, capital gain distributions with respect to that class that are attributable to our sale of USRPIs will be subject to tax under FIRPTA (unless a non-U.S. shareholder qualifies for the FIRPTA Exemption), as described above, and we will have to withhold 35% of any distribution with respect to that class that we designate as a capital gain dividend. A non-U.S. shareholder could receive a credit against its tax liability for the amount we withhold.

Moreover, if a non-U.S. shareholder disposes of our shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our shares within 61 days of the 1st day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Pursuant to the Foreign Account Tax Compliance Act (“FATCA”), a 30% U.S. withholding tax will be imposed on ordinary dividends paid to certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. Ordinary dividends paid by us will not be subject to “double” withholding under FATCA and the “regular” withholding rules described above, as the FATCA rules contain coordination provisions to prevent such double withholding. If withholding taxes are imposed under FATCA, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld. All shareholders are strongly urged to consult with their independent tax advisor as to the impact of FATCA on their investment in our shares.

Dispositions

Non-U.S. shareholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our stock if we are a USRPHC during a specified testing period. We believe that we are a USRPHC based on our investments and assets. However, even if we are a USRPHC, a non-U.S. shareholder generally would not incur tax under FIRPTA on gain from the sale of our stock if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. shareholders. We cannot assure you that we will meet this test.

In addition, a non-U.S. shareholder that owns, actually or constructively, 10% or less of the shares of a class of stock at all times during a specified testing period will not incur tax on such gain under FIRPTA if the shares of that class of stock are regularly traded on an established securities market. In addition, pursuant to the FIRPTA Exemption, certain “qualified foreign pension funds” and certain publicly traded non-U.S. “qualified collective investment vehicles” are not subject to tax under FIRPTA on a disposition of our stock, even if we do not qualify as a domestically controlled qualified investment entity at the time of the disposition. Non-U.S. shareholders are urged to consult their own tax advisors to determine the application to them of this potential relief from FIRPTA taxation in light of their particular circumstances.

If the gain on the sale of shares is taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Finally, if we are not a domestically controlled qualified investment entity at the time our shares are sold and a non-U.S. shareholder does not qualify for the exemptions described above, under FIRPTA the purchaser of our shares may also be required to withhold 15% of the purchase price and remit this amount to the IRS. This 15% withholding tax may be credited against the income tax liability of the selling non-U.S. shareholder on the sale.

A non-U.S. shareholder generally will incur tax on gain not subject to FIRPTA if:

●

the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or

●

the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his or her capital gains.

For payments after December 31, 2018, under FATCA a 30% U.S. withholding tax will be imposed on gross proceeds from the sale of our shares received by certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If withholding taxes are imposed under FATCA, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld. All shareholders are strongly urged to consult with their independent tax advisors as to the impact of FATCA on their investment in our shares.

Information Reporting Requirements and Withholding

We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

●	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or
●	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN-E, W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. shareholder of our shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s federal income tax liability if certain required information is furnished to the IRS. Shareholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining, an exemption from backup withholding.

U.S. shareholders who own our shares of beneficial interest through foreign entities will be impacted by FATCA with respect to ordinary dividends paid by us to such foreign entities, because such entities will be subject to the 30% FATCA withholding tax on such dividends unless they comply with certain disclosure requirements. Moreover, if such foreign entities dispose of our shares after December 31, 2018, gross proceeds from such disposition may be subject to the 30% FATCA withholding tax unless the relevant disclosure requirements are met. We will not pay any additional amounts in respect of amounts withheld. All shareholders are strongly urged to consult with their independent tax advisors as to the impact of FATCA on their investment in our shares.

Tax Aspects of Our Investments in Subsidiary Partnerships

The following discussion briefly summarizes certain federal income tax considerations applicable to our direct or indirect investments in any subsidiary partnerships or limited liability companies that we form or acquire (each individually, a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships

We will include in our income our distributive share of each Partnership’s income and deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity is treated as having only one owner for federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

●	is treated as a partnership under the regulations relating to entity classification (the “check-the-box regulations”); and
●	is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may generally elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it will generally be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity is treated as having only one owner or member for federal income tax purposes) for federal income tax purposes.

We believe each of our Partnerships will be treated for federal income tax purposes as a partnership (or a disregarded entity). Pursuant to regulations under Section 7701 of the Code, a partnership will be treated as a partnership for federal income tax purposes unless it elects to be treated as an association taxable as a corporation or would be treated as an association taxable as a corporation because it is a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Although we intend to operate our Partnerships in a manner that will cause them not to be treated as a publicly traded partnerships, we cannot provide any assurance that they will not be so treated.

If a Partnership is a publicly traded partnership, it will be taxed as a corporation unless 90% or more of its operating gross income consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”). We believe that our Partnerships will have sufficient qualifying income so that they will qualify for the 90% passive income exception and will be taxed as partnerships, even if they were publicly traded partnerships. The applicable income requirements in order for us to qualify as a REIT under the Code and the definition of qualifying income for purposes of the 90% passive income exception under the publicly traded partnership rules are very similar. Although differences exist under these two income tests, we do not believe that these differences would cause any of our Partnerships to fail to satisfy the 90% passive income exception.

We have not requested, and do not intend to request, a ruling from the IRS that any of our Partnerships will be classified as a partnership for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, it would be required to pay an entity-level tax on its income at corporate rates, distributions to its partners, including us, would constitute dividends that would not be deductible in computing the Partnership’s taxable income, and its partners, including us, would be treated as shareholders for tax purposes. In this situation, the character of our assets and items of gross income could change and could preclude us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Income Tests” and “—Asset Tests.” In particular, if a Partnership were taxable as a corporation, we may not qualify as a REIT because the value of our ownership interest in such Partnership could exceed 5% of our assets and we could be considered to hold more than 10% of the voting securities (and more than 10% of the value of the outstanding securities) of such corporation. In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution.

Partners Subject to Tax

We are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. A Partnership generally is not subject to tax at the entity-level. Please note, however, that new legislation known as The Bipartisan Budget Act of 2015 repealed the current partnership tax audit rules, such that beginning in 2018, audit assessments may be imposed on, and attendant taxes collected from, a partnership, unless the partnership opts out of the new rules or makes certain elections to avoid entity-level taxes arising from partnership tax audits. Accordingly, beginning in 2018, the new legislation will apply to our Partnerships, and to the extent that a Partnership becomes subject to an entity-level tax from audit assessments as a result of this new legislation, this will likely reduce the amount of distributions from such Partnership to us.

Partnership Allocations

Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations may be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Partnership Properties

Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. Such allocations are made under Section 704(c) of the Code. The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The allocations under Section 704(c) of the Code are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

The U.S. tax laws require partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference, and provide several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of a Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. Our Partnerships may use any allowable method to account for book-tax differences in a manner that allows us to minimize any potential adverse consequences described above.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or built-in loss on those properties for federal income tax purposes at the time of the contribution.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “—Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

State and Local Taxes

We and/or our shareholders may be subject to taxation by various states and localities, including those in which we or a shareholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

Possible Legislative or Other Actions Affecting Tax Considerations

Prospective investors should recognize that the present federal income tax treatment of an investment in our shares may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of the U.S. Treasury regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal income tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our shares.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby from time to time through agents to the public or to investors, to or through one or more underwriters for resale to the public or to investors, in “at the market offerings” within the meaning of Rule 415 of the Securities Act, to or through a market maker or into an existing trading market on the exchange or otherwise, directly to investors in privately negotiated transactions or through a combination of any of these methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in a prospectus supplement.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, any of which may represent a discount from the prevailing market price. We also may, from time to time, authorize underwriters acting as agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of offered securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters and/or from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in a prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them from us or from purchasers of the securities and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in a prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock and Class A common stock which are both currently traded on the NYSE. We may elect to list any series of preferred stock or depositary shares on the NYSE, on the NASDAQ Stock Market or another exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

Rules of the SEC may limit the ability of any underwriter to bid for or purchase securities before the distribution of the shares of common stock is completed. However, underwriters may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

If so indicated in a prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the principal amount of the securities sold pursuant to the delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement.

Institutions with which delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) if the offered securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts. A commission indicated in the prospectus supplement will be paid to agents and underwriters soliciting purchases of the securities pursuant to delayed delivery contracts accepted by us. Agents and underwriters shall have no responsibility in respect of the delivery or performance of delayed delivery contracts.

Certain of the underwriters, agents and their affiliates may be customers of, engage in transactions with, and perform services for, us in the ordinary course of business.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference certain information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which have been filed with the SEC.

●	Our Annual Report on Form 10-K for the fiscal year ended October 31, 2016;
●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2017 and April 30, 2017;
●	Our Current Report on Form 8-K filed on March 23, 2017;
●

The description of our common stock, which is registered under Section 12 of the Exchange Act, contained in our Form 8-A, filed on March 12, 1997 with the SEC under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description;

●

The description of our Class A common stock, which is registered under Section 12 of the Exchange Act, contained in our Form 8-A, filed on June 17, 1998, as amended by our Form 8-A/A filed on August 3, 1998 with the SEC under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description;

●

The description of our Series F Cumulative Redeemable Preferred Stock, which is registered under Section 12 of the Exchange Act, contained in our Form 8-A, filed on October 22, 2012 with the SEC under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description; and

●

The description of our Series G Cumulative Redeemable Preferred Stock, which is registered under Section 12 of the Exchange Act, contained in our Form 8-A, filed on October 27, 2014 with the SEC under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents that we may subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment terminating this registration statement, including all documents that we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of first filing this registration statement and prior to the effectiveness of this registration statement, provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless, and to the extent, specified in any such Current Report on Form 8-K. Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the documents which are incorporated by reference in this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Investor Relations, Urstadt Biddle Properties Inc., 321 Railroad Avenue, Greenwich, CT 06830, or by calling Investor Relations directly at (203) 863-8200.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Miles & Stockbridge P.C., Baltimore, Maryland. Certain federal income tax matters will be passed upon by Baker & McKenzie LLP, Chicago, Illinois.

EXPERTS

Our consolidated financial statements and related financial statement schedules as of October 31, 2016 and 2015 and for each of the three fiscal years ended October 31, 2016 and the effectiveness of our internal control over financial reporting as of October 31, 2016 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended October 31, 2016 have been audited by PKF O’Connor Davies, LLP, an independent registered public accounting firm, as set forth in its report thereon, and have been incorporated herein in reliance on said report of such firm given on its authority as experts in auditing and accounting in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by us may be inspected without charge at the public reference room of the SEC, which is located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of the reports, proxy statements and other information from the public reference room, upon the payment of the prescribed fees. The SEC maintains a web site at www.sec.gov that contains reports, proxy statements and other information regarding registrants like us that file electronically with the SEC. You can inspect the reports, proxy statements and other information on this website.

This prospectus, which constitutes part of a registration statement on Form S-3 filed with the SEC, does not include all of the information, undertakings and exhibits included in such registration statement. Copies of the full registration statement can be obtained from the SEC as indicated above, or from us.

                       Shares

Urstadt Biddle Properties Inc.

                                   % Series K Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per share)

PROSPECTUS SUPPLEMENT

Wells Fargo Securities
BMO Capital Markets

Preliminary Prospectus Supplement

September          , 2019